
                                                                    EXHIBIT 10.3

                                                               EXECUTION VERSION
================================================================================

                                  $200,000,000

                     FIRST PRIORITY SECURED REVOLVING LOANS

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

                           Dated as of March 23, 2004

                                      among

                         CALPINE GENERATING COMPANY, LLC
                                  The Borrower

                  THE GUARANTORS PARTY HERETO FROM TIME TO TIME
                                 The Guarantors

                   THE LENDERS PARTY HERETO FROM TIME TO TIME
                                   The Lenders

                             THE BANK OF NOVA SCOTIA
        Administrative Agent, LC Bank, Lead Arranger and Sole Bookrunner

                   BAYERISCHE LANDESBANK CAYMAN ISLANDS BRANCH
                        Arranger and Co-Syndication Agent

                         CREDIT LYONNAIS NEW YORK BRANCH
                        Arranger and Co-Syndication Agent

                                 ING CAPITAL LLC
                        Arranger and Co-Syndication Agent

                          TORONTO DOMINION (TEXAS) INC.
                      Arranger and Co-Syndication Agent

                                      and

                         UNION BANK OF CALIFORNIA, N.A.
                        Arranger and Co-Syndication Agent

================================================================================

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                                TABLE OF CONTENTS
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                                                                                              PAGE

                                         ARTICLE I.
                           DEFINITIONS AND RULES OF CONSTRUCTION
SECTION 1.1    Definitions..................................................................   3
SECTION 1.2    Rules of Construction........................................................  49

                                        ARTICLE II.
                                   THE CREDIT FACILITIES

SECTION 2.1   Revolving Loan Facility.......................................................  50
        Section 2.1.1    Revolving Loans....................................................  50
        Section 2.1.2    Amount of Revolving Loans; Availability of Funds...................  51
        Section 2.1.3    Use of Proceeds ...................................................  51
        Section 2.1.4    Evidence of Debt; Register; Lenders' Books and Records; Notes......  52
        Section 2.1.5    Interest...........................................................  52
        Section 2.1.6    Continuation Notice................................................  53
        Section 2.1.7    Default Interest...................................................  54
        Section 2.1.8    Fees...............................................................  55
        Section 2.1.9    Payments...........................................................  55
        Section 2.1.10   Voluntary Prepayments; Voluntary Commitment Reductions.............  55
        Section 2.1.11   Mandatory Repayments and Commitment Reductions.....................  56
        Section 2.1.12   General Provisions Regarding Payments..............................  56
        Section 2.1.13   Ratable Sharing....................................................  57
        Section 2.1.14   Making or Maintaining Revolving Loans..............................  58
        Section 2.1.15   Increased Costs; Capital Adequacy..................................  60
        Section 2.1.16   Taxes; Withholding, etc............................................  61
        Section 2.1.17   Removal or Replacement of a Lender.................................  64
SECTION 2.2   Letter of Credit Facilities...................................................  64
        Section 2.2.1    Issuance of the Letters of Credit..................................  65
        Section 2.2.2    Use of  Letters of Credit..........................................  65
        Section 2.2.3    Notice of LC Activity..............................................  65
        Section 2.2.4    Reimbursement......................................................  66
        Section 2.2.5    Reimbursement Obligation Absolute..................................  66
        Section 2.2.6    Reduction and Reinstatement of Stated Amount.......................  67
        Section 2.2.7    Lender Participation...............................................  67
        Section 2.2.8    Commercial Practices...............................................  68
        Section 2.2.9    Letter of Credit Fees..............................................  69
        Section 2.2.10   Termination of Letters of Credit...................................  69

                                        ARTICLE III.
                                    CONDITIONS PRECEDENT

SECTION 3.1     Conditions Precedent  to Closing............................................  69
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        Section 3.1.1    Resolutions....................................................      69
        Section 3.1.2    Incumbency.....................................................      70
        Section 3.1.3    Formation Documents............................................      70
        Section 3.1.4    Good Standing Certificates.....................................      70
        Section 3.1.5    Financial Officer's Certificate................................      70
        Section 3.1.6    Security.......................................................      71
        Section 3.1.7    Consummation of Notes Offering, Term Loan Agreements, and
                         Revolving Loan Documents.......................................      72
        Section 3.1.8    No Material Adverse Change.....................................      73
        Section 3.1.9    Independent Engineer Report....................................      73
        Section 3.1.10   Third Party Approvals..........................................      73
        Section 3.1.11   Opinions.......................................................      74
        Section 3.1.12   Officer's Certificates.........................................      74
        Section 3.1.13   Title Policies ................................................      74
        Section 3.1.14   Evidence of Insurance..........................................      74
        Section 3.1.15   Other Financing Documents......................................      75
        Section 3.1.16   No Default.....................................................      75
        Section 3.1.17   Fees...........................................................      75
        Section 3.1.18   Delivery of Financials.........................................      75
        Section 3.1.19   Notice of Borrowing............................................      75
        Section 3.1.20   Notice of LC Activity..........................................      75
        Section 3.1.21   Site Assessment Reports........................................      75
        Section 3.1.22   Major Project Documents........................................      76
SECTION 3.2    Conditions Precedent to Each Revolving Loan After the Closing
               Date.....................................................................      76
        Section 3.2.1    Representations and Warranties.................................      76
        Section 3.2.2    No Material Adverse Effect.....................................      76
        Section 3.2.3    No Default.....................................................      76
        Section 3.2.4    Notice of Borrowing............................................      76
SECTION 3.3    Conditions Precedent to the Issuance of Letters of Credit................      76
        Section 3.3.1    Representations and Warranties.................................      76
        Section 3.3.2    No Material Adverse Effect.....................................      76
        Section 3.3.3    No Default.....................................................      77
        Section 3.3.4    Notice of LC Activity..........................................      77

                                      ARTICLE IV.
                             REPRESENTATIONS AND WARRANTIES

SECTION 4.1      Organization...........................................................      77
SECTION 4.2      Financing Documents and Major Project Documents........................      77
SECTION 4.3      Collateral.............................................................      78
SECTION 4.4      Governmental Approvals.................................................      78
SECTION 4.5      Compliance with Law....................................................      78
SECTION 4.6      Ownership of Property; Liens...........................................      79
SECTION 4.7      Governmental Authorizations; Permits...................................      79
SECTION 4.8      Labor Disputes.........................................................      79
SECTION 4.9      Intellectual Property Rights...........................................      79

                                       ii
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
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SECTION 4.10     Hazardous Substances....................................................   79
SECTION 4.11     Litigation..............................................................   80
SECTION 4.12     Financial Information...................................................   80
SECTION 4.13     Disclosure; Projections.................................................   80
SECTION 4.14     Adverse Change,.........................................................   81
SECTION 4.15     Taxes 81
SECTION 4.16     Investment Company Act..................................................   81
SECTION 4.17     ERISA...................................................................   81
SECTION 4.18     Governmental Regulation.................................................   82
SECTION 4.19     Margin Stock, Etc.......................................................   83
SECTION 4.20     No Violations or Defaults ..............................................   83
SECTION 4.21     No Material Adverse Agreements..........................................   83
SECTION 4.22     Solvency................................................................   83
SECTION 4.23     Capitalization..........................................................   84
SECTION 4.24     Other Indebtedness......................................................   84
SECTION 4.25     Patriot Act Compliance..................................................   84

                                       ARTICLE V.
                                        COVENANTS

SECTION 5.1      Reports.................................................................   85
SECTION 5.2      Compliance Certificate..................................................   86
SECTION 5.3      Stay, Extension and Usury Laws..........................................   87
SECTION 5.4      Restricted Payments.....................................................   87
SECTION 5.5      Dividend and Other Payment Restrictions Affecting Subsidiaries..........   88
SECTION 5.6      Incurrence of Indebtedness and Issuance of Preferred Equity.............   90
SECTION 5.7      Asset Sales; Application of Net Proceeds................................   93
SECTION 5.8      Transactions with Affiliates                                               96
SECTION 5.9      Liens...................................................................   98
SECTION 5.10     Business Activities.....................................................   98
SECTION 5.11     Payments for Consent....................................................   98
SECTION 5.12     Restrictions on Activities of CalGen Finance............................   99
SECTION 5.13     Additional Subsidiaries.................................................   99
SECTION 5.14     Limitation on Issuances and Sales of Equity Interests in Subsidiaries...   99
SECTION 5.15     Deposit of Revenues.....................................................   99
SECTION 5.16     Maintenance of Insurance................................................   99
SECTION 5.17     Coverage Ratio; Kilowatt Test...........................................  100
SECTION 5.18     Further Assurances......................................................  100
SECTION 5.19     Commercial Operations...................................................  100
SECTION 5.20     Compliance with Law.....................................................  100
SECTION 5.21     Inspection Rights.......................................................  100
SECTION 5.22     Suspension of Certain Covenants.........................................  101

                                       ARTICLE VI.
                                       SUCCESSORS

SECTION 6.1      Merger, Consolidation, or Sale of Assets................................  101

                                      iii
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SECTION 6.2      Successor Corporation Substituted.................................   101

                                  ARTICLE VII.
                              DEFAULTS AND REMEDIES

SECTION 7.1      Events of Default.................................................   102
SECTION 7.2      Acceleration......................................................   103
SECTION 7.3      Other Remedies....................................................   103
SECTION 7.4      Waiver of Past Defaults; Rescission...............................   104
SECTION 7.5      Control by Majority...............................................   104
SECTION 7.6      Collection Suit by Administrative Agent...........................   104
SECTION 7.7      Priorities........................................................   105

                                  ARTICLE VIII.
                                     AGENTS

SECTION 8.1      Appointment of Agents.............................................   105
SECTION 8.2      Powers and Duties.................................................   106
SECTION 8.3      General Immunity..................................................   106
SECTION 8.4      Agents Entitled to Act as Lender..................................   107
SECTION 8.5      Lenders' Representations, Warranties and Acknowledgment...........   107
SECTION 8.6      Right to Indemnity................................................   107
SECTION 8.7      Successor Administrative Agent or LC Bank.........................   108
SECTION 8.8      Withholding Tax...................................................   108

                                   ARTICLE IX.
                             COLLATERAL AND SECURITY

                                   ARTICLE X.
                     RANKING OF LIENS AND COLLATERAL SHARING

                                   ARTICLE XI.
                            REVOLVING LOAN GUARANTEE

SECTION 11.1     Guarantee.........................................................   110
SECTION 11.2     Right of Contribution.............................................   111
SECTION 11.3     Subordination.....................................................   111
SECTION 11.4     No Subrogation....................................................   112
SECTION 11.5     Amendments, etc. with respect to the Revolving Loan Obligations...   112
SECTION 11.6     Guarantee Absolute and Unconditional..............................   112
SECTION 11.7     Waiver............................................................   114
SECTION 11.8     Bankruptcy........................................................   116
SECTION 11.9     Reinstatement.....................................................   117
SECTION 11.10    Payments..........................................................   118

                                       iv
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
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                                   ARTICLE XII.
                                   MISCELLANEOUS

SECTION 12.1     Notices...........................................................      118
SECTION 12.2     Expenses..........................................................      118
SECTION 12.3     Indemnity.........................................................      119
SECTION 12.4     Set-Offl20
SECTION 12.5     Amendments and Waivers............................................      120
SECTION 12.6     Successors and Assigns; Participations............................      122
SECTION 12.7     Independence of Covenants.........................................      126
SECTION 12.8     Survival of Representations, Warranties and Agreements............      126
SECTION 12.9     No Waiver; Remedies Cumulative....................................      126
SECTION 12.10    Marshalling; Payments Set Aside...................................      127
SECTION 12.11    Severability......................................................      127
SECTION 12.12    Revolving Loan Obligations Several; Independent Nature of
                 Lenders' Rights...................................................      127
SECTION 12.13    Headings..........................................................      127
SECTION 12.14    Applicable Law....................................................      127
SECTION 12.15    Consent to Jurisdiction...........................................      128
SECTION 12.16    Waiver Of Jury Trial..............................................      128
SECTION 12.17    Confidentiality...................................................      129
SECTION 12.18    Usury Savings Clause..............................................      129
SECTION 12.19    Counterparts; Execution by Facsimile..............................      130
SECTION 12.20    Effectiveness.....................................................      130
SECTION 12.21    Statements Required in Certificate or Opinion.....................      130
SECTION 12.22    No Recourse Against the Borrower or the Guarantors................      130

APPENDICES:

Appendix A:    Revolving Loan Commitments
Appendix B:    Notice Addresses

EXHIBITS:

Exhibit A:     Subordination Terms
Exhibit B:     Assignment and Assumption Agreement
Exhibit C:     Certificate Re Non-Bank Status
Exhibit D:     Continuation Notice
Exhibit E:     Notice of Borrowing
Exhibit F:     Lender Addendum
Exhibit G:     Loan Note
Exhibit H:     Notice of LC Activity
Exhibit I:     Form of Opinions

SCHEDULES:
Schedule A:      Third Party Project Documents
Schedule 4.1:    Capital Structure
Schedule 4.11:   Litigation

                                       v
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Schedule 4.18(b):  Qualifying Facilities
Schedule 4.18(c):  Exempt Wholesale Generators

                              AMENDED AND RESTATED
                                CREDIT AGREEMENT

      This AMENDED AND RESTATED CREDIT AGREEMENT, dated as of March 23, 2004 (this "Agreement"), is entered into by and among CALPINE GENERATING COMPANY, LLC, a Delaware limited liability company (the "Borrower"), the GUARANTORS party hereto from time to time, the LENDERS party hereto from time to time, THE BANK OF NOVA SCOTIA, as administrative agent (together with its successors and permitted assignees in such capacity, the "Administrative Agent"), as issuer of the Letters of Credit hereunder (together with its successors and permitted assigns in such capacity, the "LC Bank") and as lead arranger and sole bookrunner, and BAYERISCHE LANDESBANK CAYMAN ISLANDS BRANCH, CREDIT LYONNAIS NEW YORK BRANCH, ING CAPITAL LLC, TORONTO DOMINION (TEXAS) INC. and UNION BANK OF CALIFORNIA, N.A., each as an Arranger and Co-Syndication Agent, and this Agreement amends and restates in its entirety that certain Credit Agreement, dated as of October 16, 2000 (the "Existing Senior Secured Credit Facility"), among the Borrower, Credit Suisse First Boston, as lead arranger and administrative agent (in such capacity, the "Existing Credit Administrative Agent"), and the lenders and other agents and arrangers party thereto from time to time.

                                    RECITALS

      WHEREAS, the Borrower intends to borrow, on a non-recourse basis, $600,000,000 in aggregate principal amount of first priority secured institutional term loans due 2009 (the "First Priority Term Loans") pursuant to a Credit and Guarantee Agreement, dated as of the date hereof (the "First Priority Term Loan Agreement"), among the Borrower, the Guarantors party thereto from time to time, Morgan Stanley Senior Funding, Inc., as the administrative agent (together with its successors and permitted assigns in such capacity, the "First Priority Term Loan Administrative Agent"), Morgan Stanley Senior Funding, Inc., as sole lead arranger, Morgan Stanley Senior Funding, Inc., as sole book-runner, and the lenders party thereto from time to time;

      WHEREAS, the Borrower:

            (a) intends to issue, together with CalGen Finance Corp., a Delaware corporation and a Wholly Owned Subsidiary of the Borrower ("CalGen Finance"), as co-issuer, on a non-recourse basis:

                  (i) $235,000,000 in aggregate principal amount of its First
            Priority Secured Floating Rate Notes due 2009 (the "First Priority Notes"), pursuant to the Indenture, dated as of the date hereof (the "First Priority Indenture"'), among the Borrower, CalGen Finance, the Guarantors party thereto from time to time and Wilmington Trust FSB, as trustee (together with its successors and permitted assigns in such capacity, the "First Priority Indenture Trustee");

                  (ii) $640,000,000 in aggregate principal amount of its Second
            Priority Secured Floating Rate Notes due 2010 (the "Second Priority Notes"), pursuant to the Indenture, dated as of the date hereof (the "Second Priority Indenture"), among the Borrower, CalGen Finance, the Guarantors party thereto from time to time and Wilmington Trust FSB, as trustee (together with its successors and permitted assigns in such capacity, the "Second Priority Indenture Trustee"); and

                  (iii) (A) $680,000,000 in aggregate principal amount of its
            Third Priority Secured Floating Rate Notes due 2011 (the "Third Priority Floating Rate Notes") and (B) $150,000,000 in aggregate principal amount of its 11.50% Third Priority Secured Notes due 2011 (the "Third Priority Fixed Rate Notes" and, together with the First Priority Notes, the Second Priority Notes and the Third Priority Floating Rate Notes, the "Notes"), pursuant to the Indenture, dated as of the date hereof (the "Third Priority Indenture" and, together with the First Priority Indenture and the Second Priority Indenture, the "Indentures"), among the Borrower, CalGen Finance, the Guarantors party thereto from time to time and Wilmington Trust . FSB, as trustee (together with its successors and permitted assigns in such capacity, the "Third Priority Indenture Trustee");

            (b) intends to borrow, on a non-recourse basis, $100,000,000 in aggregate principal amount of second priority secured institutional term loans due 2010 (the "Second Priority Term Loans" and, together with the First Priority Term Loans, the "Term Loans"), pursuant to a Credit and Guarantee Agreement, dated as of the date hereof (the "Second Priority Term Loan Agreement" and, together with the First Priority Term Loan Agreement, the "Term Loan Agreements"), among the Borrower, the Guarantors party thereto from time to time, Morgan Stanley Senior Funding, Inc., as the administrative agent (together with its successors and permitted assigns in such capacity, the "Second Priority Term Loan Administrative Agent"). Morgan Stanley Senior Funding, Inc., as sole lead arranger, Morgan Stanley Senior Funding, Inc., as sole book-runner, and the lenders party thereto from time to time; and

            (c) intends to borrow, on a non-recourse basis, as described in
      Section 12.22 (No Recourse), up to $200,000,000 in aggregate principal amount of first priority secured revolving loans (the "Revolving Loans") under this Agreement;

      WHEREAS, each Guarantor is a Wholly Owned Subsidiary of the Borrower and each Guarantor will receive substantial direct and indirect benefit from the making of the Revolving Loans and the use of proceeds therefrom and the issuance of Letters of Credit (as defined below) hereunder;

      WHEREAS, the Guarantors shall guarantee, on a non-recourse basis as described in Section 12.22 (No Recourse), payment of the Revolving Loans and all other Revolving Loan Obligations pursuant to the terms hereof;

      WHEREAS, the Borrower and the Guarantors intend to secure the First Priority Term Loans, the Second Priority Term Loans, all other First Priority Term Loan Obligations, all other Second Priority Term Loan Obligations, the Notes, all other Note Obligations and all other First Priority Lien Obligations (including the Revolving Loan Obligations), Second Priority Lien Obligations and Third Priority Lien Obligations with a lien on all present and future Collateral;

      WHEREAS, Calpine CalGen Holdings, Inc., a Delaware corporation ("Holdings"), CalGen Finance, the Borrower, the Guarantors, the Administrative Agent, the First Priority Term Loan Administrative Agent, Second Priority Term Loan Administrative Agent, the First Priority Indenture Trustee, the Second Priority Indenture Trustee, the Third Priority Indenture Trustee, and Wilmington Trust Company as collateral agent (together with its successors and permitted assigns, the "Collateral Agent") have entered into the Collateral Trust Agreement (as defined below), which sets forth the terms on which the Borrower and the Guarantors, among others, have appointed the Collateral Agent as trustee for the present and future holders of the Secured Obligations to (a) receive, hold, maintain, administer, and enforce (i) all Security Documents and (ii) all interests, rights, powers and remedies of the Collateral Agent thereunder, and
(b) distribute the proceeds of the Collateral in a manner consistent with the priority of liens established by the Collateral Trust Agreement.

                                    AGREEMENT

      NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that the Existing Senior Secured Credit Facility is hereby amended and restated in its entirety, upon all of the terms and conditions of this Agreement, as follows:

                                   ARTICLE I.
                      DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1      Definitions.

      Unless the context otherwise requires, the following capitalized terms, when used in this Agreement, including in its preamble and recitals, shall have the following meanings:

      "Acquired Debt" means, with respect to any specified Person:

            (a) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

            (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

      "Adjusted LIBOR Rate" means, with respect to the relevant Interest Period, the quotient of (a) the LIBOR Rate applicable to such Interest Period, divided by (b) one minus the Applicable Reserve Requirement (expressed as a decimal) applicable to such Interest Period.

      "Administrative Agent" is defined in the Preamble hereto.

      "Administrative Services Agreement" means that certain Master Administrative Services Agreement, dated as of the date hereof, among the Borrower, CalGen Finance, each of the Subsidiaries of the Borrower from time to time party thereto and Calpine Administrative Services Company, Inc.

      "Affected Lender" is defined in Section 2.1.14 (Making or Maintaining Revolving Loans).

      "Affected Loans" is defined in Section 2.1.14 (Making or Maintaining Revolving Loans).

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

      "Affiliate Subordinated Indebtedness" means Indebtedness incurred by the Borrower pursuant to any arrangement with an Affiliate of the Borrower; provided, that such Indebtedness (a) is contractually subordinated in right of payment and in all other respects to the Revolving Loan Obligations and all other Secured Obligations on the terms described in Exhibit A, including an agreement by the holders of such Indebtedness not to exercise any remedies until the Secured Obligations Termination Date and is not secured other than by unperfected security interests, (b) does not provide for mandatory redemption or other redemption thereof until at least six months after final Stated Maturity of the Revolving Loans, (c) provides for payment of interest thereon in the form of cash or additional Affiliate Subordinated Indebtedness having a principal amount equal to the amount of interest due (i.e., pay-in-kind), and (d) is otherwise in the form set forth in Exhibit A.

      "Affiliate Transaction" is defined in Section 5.8 (Transactions With Affiliates).

      "Agents" means the Administrative Agent, the Collateral Agent, the LC Bank and the Lead Arranger.

      "Aggregate Amounts Due" is defined in Section 2.1.13 (Ratable Sharing).

      "Aggregate LC Stated Amount" means, at any time, the aggregate Stated Amounts of all Letters of Credit issued and outstanding under this Agreement.

      "Agreement" is defined in the Preamble hereto.

      "Applicable Reserve Requirement" means, at any time, the maximum rate, expressed as a decimal, at which reserves (including any basic marginal, special, supplemental, emergency or other reserves) are required to be maintained with respect thereto against "Eurocurrency liabilities" (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Revolving Loan is to be determined, or (b) any category of extensions of credit or other assets which include Revolving Loans. Each Revolving

Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions or offsets that may be available from time to time to the applicable Lender. The rate of interest on Revolving Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

      "Asset Sale" means:

            (a) the sale, lease, conveyance or other disposition of any assets or rights by the Borrower or any of its Subsidiaries; provided, that the sale, conveyance or other disposition of all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole will be governed by the provisions of Section 6.1 (Merger, Consolidation or Sale of Assets) and not by the provisions of Section 5.7 (Asset Sales; Application of Net Proceeds); and

            (b) the issuance of Equity Interests in any of the Borrower's Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

            (a) any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $25,000,000 (other than any transaction which involves the sale of an undivided interest, participation or Equity Interest in any Facility or any Subsidiary of the Borrower, each of which shall constitute an Asset Sale);

            (b) a transfer of assets between or among the Borrower and the Guarantors,

            (c) an issuance of Equity Interests by a Subsidiary to the Borrower or to a Guarantor;

            (d) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

            (e)   the sale or other disposition of cash or Cash Equivalents;

            (f)   a Restricted Payment that does not violate the covenant in
      Section 5.4 (Restricted Payments) or a Permitted Investment;

            (g) an issuance of Equity Interests in the Borrower in accordance with the terms of this Agreement; and

            (h) the sale of the Columbia Facility pursuant to the Columbia FILOT Arrangement.

      "Assignment Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit B with such amendments or modifications thereto as may be approved by the Administrative Agent.

      "Available Loan Commitment" means, at any time and from time to time during the Loan Availability Period, the Total Loan Commitment at such time minus the sum of (a) the aggregate principal amount of all Revolving Loans outstanding at such tune plus (b) the Aggregate LC Stated Amount and the aggregate amount of all outstanding Reimbursement Obligations at such time.

      "Bank Book" means that certain confidential information memorandum titled "Calpine Generating Company, LLC, $600,000,000 First Priority Secured Term Loan B, $100,000,000 Second Priority Secured Term Loan B" dated March 2004.

      "Bankruptcy Case" means any case under the Bankruptcy Law commenced voluntarily or involuntarily against the Borrower or any other Obligor.

      "Bankruptcy Event" shall be deemed to occur, with respect to any Person, if that Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; or such Person shall file a petition or consent or otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; or such Person shall apply for, or consent or acquiesce to, the appointment of, a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other officer with similar powers for itself or any substantial part of its assets; or such Person shall make a general assignment for the benefit of its creditors; or such Person shall admit in writing its inability to pay its debts generally as they become due; or if an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (a) the petition commencing the involuntary case is not timely controverted, (b) the petition commencing the involuntary case is not dismissed within 90 days of its filing, (c) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any part of the business of such Person and such appointment is not vacated within 90 days, or (d) an order for relief shall have been issued or entered therein; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, administrator, administrative receiver, liquidator, sequestrator, trustee or other officer having similar powers, over such Person or all or a part of its property shall have been entered; or any other similar relief shall be granted against such Person under any applicable Bankruptcy Law.

      "Bankruptcy Law" means Title 11, United States Code, and any other state or federal insolvency, reorganization, moratorium or similar law for the relief of debtors, or any successor statute.

      "Base Rate" means, for any day, a fluctuating rate of interest per annum equal to the higher of (a) the Prime Rate for such day and (b) the sum of (i) the Federal Funds Effective Rate for such day and (ii) one half of one percent (0.50%) per annum.

      "Base Rate Loan" means a Revolving Loan bearing interest at a rate determined by reference to the Base Rate.

      "Beck Report" is defined in Section 3.1.5(d) (Financial Officer's Certificate).

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

      "Board of Directors" means:

            (a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

            (b) with respect to a partnership, the Board of Directors of the general partner of the partnership or any committee duly authorized and empowered to take action on behalf of such partnership by the partnership agreement of such partnership;

            (c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

            (d) with respect to any other Person, the board or committee of such Person serving a similar function.

      "Borrower" is defined in the Preamble hereto.

      "Business Day" shall mean any day other than a Saturday, Sunday or day on which commercial banks in New York City or any of the Lenders are authorized or required by law to close; provided, however, that when used in connection with a LIBOR Rate Loan (including with respect to all notices and determinations in connection therewith and any payments of principal, interest or other amounts thereon), the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

      "CalGen Companies" means the Borrower and the Subsidiaries of the Borrower.

      "CalGen Expansion Company" means CalGen Expansion Company, LLC, a Delaware limited liability company.

      "CalGen Finance" is defined in the Recitals hereto.

      "Calpine" means Calpine Corporation, a Delaware corporation.

      "Calpine Performance Guaranty" means that certain Affiliated Party Guaranty, dated as of the date hereof, by Calpine in favor of the Borrower and each of the Facility Owners.

      "Calpine Project Undertaking" means that certain Project Undertaking and Agreement, dated as of the date hereof, among the Borrower, each of the Facility Owners and Calpine.

      "Capital Lease Obligations" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

      "Capital Stock" means:

            (a)   in the case of a corporation, corporate stock;

            (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

            (c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

            (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

      "Cash Equivalents" means:

            (a)   United States dollars;

            (b) securities issued or directly and fully guaranteed or insured by the United States government (or any agency or instrumentality thereof), the Canadian government (or any agency or instrumentality thereof) or the government of a member state of the European Union (or any agency or instrumentality thereof), in each case the payment of which is backed by the full faith and credit of the United States, Canada or the relevant member state of the European Union, as the case may be, and having maturities of not more than six months from the date of acquisition;

            (c) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any lender party to the Credit Facilities or any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch (or successor rating agency) Rating of "B" or better;

            (d) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications specified in clause (c) above;

            (e) overnight deposits with entities whose unsecured commercial paper or other unsecured short-term debt obligations have, at the time of such investment, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P; and

            (e) investments in money market funds or money market mutual funds which have, at the time of such investments, credit ratings of at least P-1 (or its equivalent) or higher from Moody's and A-1 (or its equivalent) or higher from S&P.

      "Casualty Event" means any damage to or destruction of a Facility in excess of $20,000,000.

      "Certificate re Non-Bank Status" means a certificate substantially in the form of Exhibit C.

      "CES" means Calpine Energy Services, L.P., a Delaware limited partnership.

      "Change of Control" means the occurrence of any of the following:

            (a) the adoption of a plan relating to the liquidation or dissolution of the Borrower;

            (b) the consummation of any transaction (including any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Calpine, measured by voting power rather than number of shares; or

            (c) the first day on which Calpine fails to own, directly or indirectly, 100% of the issued and outstanding Equity Interests (other than Perpetual Preferred Stock) of the Borrower (other than as a result of the issuance of Perpetual Preferred Stock by any direct or indirect parent of the Borrower).

      "Closing Date" means the date on which all of the conditions precedent set forth in Article III shall have been satisfied or waived in accordance with
Section 12.5 (Amendments and Waivers).

      "Closing Date Facilities" means the electric generating facilities (including any electric generating facilities under construction) owned by Baytown Energy Center, LP; Carville Energy LLC; Channel Energy Center, LP; Columbia Energy LLC; Corpus Christi Cogeneration LP; Decatur Energy Center, LLC; Delta Energy Center, LLC, Freestone Power Generation, LP; Goldendale Energy Center, LLC, Los Medanos Energy Center, LLC; Morgan Energy Center, LLC; Calpine Oneta Power, L.P.; Pastoria Energy Facility, LLC and Zion Energy LLC.

      "Closing Date Mortgages" is defined in Section 3.1.13 (Title Policies).

      "Closing Date Mortgage Policies" is defined in Section 3.1.13 (Title Policies).

      "Closing Date Mortgaged Properties" means all of the real property interests owned or leased by any of the Guarantors, and "Closing Date Mortgaged Property" means all of the real property interests owned or leased by a Guarantor.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means (a) all of the Capital Stock of the Borrower held by Holdings, (b) all of the Capital Stock of CalGen Expansion Company held by the Borrower, and (c) all assets and properties of the Borrower and each of the Guarantors (other than the Excluded Assets and the Excluded Subsidiary), in each case as more particularly provided for in the Security Documents.

      "Collateral Agent" has the meaning provided in the Recitals hereto.

      "Collateral Trust Agreement" means that certain Collateral Trust and Intercreditor Agreement, dated as of the date hereof, by and among Holdings, the Borrower, the Guarantors, the Administrative Agent, the First Priority Term Loan Administrative Agent, the Second Priority Term Loan Administrative Agent, the First Priority Indenture Trustee, the Second Priority Indenture Trustee, the Third Priority Indenture Trustee, the Collateral Agent and each other party from time to time a party thereto.

      "Columbia Facility" means the Facility owned by Columbia Energy LLC.

      "Columbia FILOT Arrangement" means a fee-in-lieu-of-taxes arrangement pursuant to which the Columbia Facility will be sold to Calhoun County, South Carolina, or a Person acting on its behalf, and leased to Columbia Energy LLC for a nominal annual amount in lieu of certain ad valorem taxes that would otherwise be owed to Calhoun County in connection with the Columbia Facility, together with the payment of a fee to Calhoun County in lieu of such ad valorem taxes; provided, that (a) Columbia Energy LLC has the right under such arrangement to repurchase the Columbia Facility for nominal consideration upon completion or termination of the lease agreement, (b) the leasehold interest held by Columbia Energy LLC is part of the Collateral, (c) the arrangement is not reasonably expected to have a material adverse effect on the operation or financial condition of the Columbia Facility and (d) the arrangement does not impair the Columbia Facility's status as a QF.

      "Commercial Operation" means, with respect to a Facility, that such Facility is able to operate and produce electrical energy for commercial sale in accordance with Prudent Utility Practices and applicable Legal Requirements.

      "Commitment Fee" is defined in Section 2.1.8 (Fees).

      "Condemnation Event" means any Facility (or any portion thereof in excess of $20,000,000) is condemned, confiscated, requisitioned, captured, seized or subjected to forfeiture, or title thereto is taken, by any governmental authority (or any Person acting under color of governmental authority).

      "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

            (a) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

            (b) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

            (c) the Fixed Charges of such Person and its Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

            (d) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

            (e) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

      "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) any and all interest expense for such period, including, without limitation, Consolidated Interest Expense and any interest expense attributable to Affiliate Subordinated Indebtedness, (ii) consolidated income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) any extraordinary or non-recurring non-cash charges (other than the write-down of current assets) for such period (including any such non-cash charges for such period relating to the application of fresh start accounting principals), (v) any non-cash goodwill or other intangible asset impairment charges incurred after the date hereof resulting from the application of Statement Number 142 of the Financial Accounting Standards Board, (vi) any non-recurring expenses incurred in connection with the transactions contemplated by the Financing Documents and (vii) any non-cash compensation charges (provided that, to the extent that all or any portion of the income of any Subsidiary of the Borrower or other Person is excluded from Consolidated Net Income pursuant to the definition thereof for all or any portion of such period, any amounts set forth in the preceding clauses (i) through (vii) that are attributable to such Subsidiary or other Person shall be not be included for purposes of this clause
(a) for such period or portion thereof), plus (b) without duplication, the cash amount of (i) prepayments received by the Borrower or any of its Subsidiaries under any Major Project Document during such period and (ii) any distributions received by the Borrower or any of its Subsidiaries pursuant to the Index Hedge during such period, and minus (c) without duplication (i) all cash payments made during such period on account of reserves, restructuring charges and other non-cash charges added to Consolidated Net

Income pursuant to clause (a) above in a previous period and (ii) to the extent included in determining such Consolidated Net Income, any extraordinary gains and all non-cash items of income for such period, all determined on a consolidated basis in accordance with GAAP; provided that, if the Borrower has any Subsidiary that is not a Wholly Owned Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced by GAAP) by an amount equal to
(A) the sum of (1) the consolidated net income (loss) of such Subsidiary (to the extent included in Consolidated Net Income) and (2) the amounts set forth in clause (a)(i)-(vii) above attributable to such Subsidiary multiplied by (B) the percentage of Equity Interests in such Subsidiary not directly or indirectly owned by the Borrower on the last day of such period. Notwithstanding anything to the contrary herein, for each of the first four fiscal quarters ended after the Closing Date, Consolidated EBITDA will be calculated on a Pro Forma basis as if all transactions entered into by the Borrower on the Closing Date were entered into on the first day of the period for which Consolidated EBITDA is being measured.

      "Consolidated Interest Coverage Ratio" means, on any date, the ratio of
(a) Consolidated EBITDA of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period, to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for the period of four consecutive fiscal quarters most recently ended on or prior to such date, taken as one accounting period.

      "Consolidated Interest Expense" means, for any period, (a) the sum of, without duplication, (i) the interest expense (including imputed interest expense in respect of Capital Lease Obligations and Synthetic Lease Obligations, but excluding any interest expense attributable to Affiliate Subordinated Indebtedness) of the Borrower and its Subsidiaries for such period (including all commissions, discounts and other fees and charges owed by the Borrower and its Subsidiaries with respect to letters of credit and bankers' acceptance financing), net of interest income, in each case determined on a consolidated basis in accordance with GAAP, plus (ii) any interest accrued (other than interest accrued with respect to Affiliate Subordinated Indebtedness) during such period in respect of Indebtedness of the Borrower or any Subsidiary of the Borrower that is required to be capitalized rather than included in consolidated interest expense for such period in accordance with GAAP, minus (b) to the extent included in such consolidated interest expense for such period, amounts attributable to the amortization of financing costs and non-cash amounts attributable to the amortization of debt discounts. For purposes of this definition, interest expense shall be determined after giving effect to any net payments made or received by the Borrower or any Subsidiary of the Borrower with respect to interest rate Hedging Obligations. Notwithstanding anything to the contrary herein, for each of the first four fiscal quarters ended after the Closing Date, Consolidated Interest Expense will be calculated on a Pro Forma basis as if all transactions entered into by the Borrower on the Closing Date were entered into on the first day of the period for which Consolidated Interest Expense is being measured.

      "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that:

            (a) the Net Income of any Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net

      Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; and

            (b) the cumulative effect of a change in accounting principles will be excluded.

      "Continuation Notice" means a Continuation Notice substantially in the form of Exhibit D.

      "Credit Event Date" means the date of the making of a Revolving Loan by the Lenders or of the issuance of a Letter of Credit by the LC Bank.

      "Credit Facilities" means one or more debt facilities or commercial paper facilities (including the debt facilities provided under this Agreement and the Term Loan Agreements), in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Default Rate" is defined in Section 2.1.7 (Default Interest).

      "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of the Revolving Loans. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 5.4 (Restricted Payments). The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Agreement will be the maximum amount that the Borrower and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

      "Dollars" and the sign "$" mean the lawful money of the United States of America.

      "Drawing Date" has the meaning given in Section 2.2.4 (Reimbursement).

      "Drawing Payment" means any payment by the LC Bank honoring a drawing under a Letter of Credit.

      "Eligible Assignee" means (a) any Lender, any Affiliate of any Lender and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund or other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses.

      "Environmental Consultants" means E Cubed, Inc., ENSR Corporation, Environmental Consulting & Technology, Inc.,STS Consultants, Ltd and Separation Systems Consultants, Inc.

      "Environmental Law" is defined in Section 4.10 (Hazardous Substances).

      "Equally and Ratably" is defined in the Collateral Trust Agreement.

      "Equity Contributions" means contributions of cash or Cash Equivalents to the common equity capital of the Borrower by Persons other than the Borrower and its Subsidiaries.

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with Borrower or any of its Subsidiaries under Section 52 or 414 of the Code or Title IV of ERISA.

      "ERISA Plan" means any employee benefit plan (including any Multiemployer
Plan) under Section 3(3) of ERISA (a) maintained by Borrower or its Subsidiaries or any ERISA Affiliate, or to which any of them contributes or is obligated to contribute, or has contributed or been obligated to contribute, or has any liability, and (b) covered by Title IV of ERISA or to which Section 302 of ERISA, Section 412 of the Code or Subtitle J of the Code applies.

      "Estimated Peak Capacity" means, with respect to a Facility, the nominal, as-tested new and clean capacity of such Facility, as corrected to average ambient conditions, plus all incremental peaking capability of such Facility derived from duct firing, power augmentation, steam injection or other means.

      "Event of Default" is defined in Section 7.1 (Events of Default).

      "EWG" is defined in Section 4.18 (Governmental Regulation).

      "Excess Cash Flow" means, for any period:

            (a)   the sum of:

                  (i) all revenues (excluding (A) non-cash revenues and (B) any payments received from contract monetizations, contract buy-outs and similar transactions) received by the Borrower and its Subsidiaries during such period,

                  (ii) all Net Proceeds of Asset Sales, Casualty Events and Condemnation Events, and all net proceeds from the sale, lease, conveyance or other disposition of any assets or rights not constituting "Asset Sales", in each case received by the Borrower and its Subsidiaires during such period remaining after application of such proceeds to any repayment pursuant to Sections 2.1.11 (Mandatory Repayments and Commitment Reductions) and 5.7 (Asset Sales; Application of Net Proceeds), and

                  (iii) all Excess Expansion Asset Financing Proceeds received by the Borrower and its Subsidiaries during such period; less

            (b)   the sum of:

                  (i) all costs, expenses, fees and other charges (including liquidated damages or other damages or penalties) incurred by the Borrower and its Subsidiaries during such period in connection with the ownership, operation, maintenance and use of the Facilities, including all payments under Major Project Documents and other agreements relating to the Facilities (other than Major Maintenance Expenses),

                  (ii) all trustee fees, collateral agent fees and other similar administrative fees and expenses paid by the Borrower and its Subsidiaries during such period,

                  (iii) the Fixed Charges of the Borrower and its Subsidiaries
            during such period (other than Fixed Charges of the kind referred to in clause (d) of the definition of Fixed Charges and Fixed Charges relating to Subordinated Indebtedness or any other Indebtedness of the Borrower or any of its Subsidiaries that is contractually subordinated to the Revolving Loan Obligations),

                  (iv) all payments of principal of Indebtedness of the Borrower and its Subsidiaries required to be made (whether or not actually made) during such period, other than payments of principal of Subordinated Indebtedness or any other Indebtedness of the Borrower or any of its Subsidiaries that is contractually subordinated to the Revolving Loan Obligations, and

                  (v) all amounts paid by the Borrower and its Subsidiaries for capital expenditures to the Facilities during such period, other than Excluded CapEx Amounts.

      "Excess Expansion Asset Financing Proceeds" means the excess of (a) the aggregate amount of proceeds of Expansion Debt incurred to finance costs associated with Expansion Assets in accordance with Section 5.6(b)(iii) and Equity Contributions made in connection therewith, over (b) the amount of such proceeds and Equity Contributions required to finance costs associated with such Expansion Assets in compliance with the conditions set forth in Section 5.6(b)(iii).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Excluded Assets" means

            (a) the fixtures and equipment relating to any Facility if, to the extent that and for so long as (i) the ownership or operation of such Facility is regulated by any federal or state regulatory authority and
      (ii) under the law applicable to such regulatory authority the grant of a security interest in such fixtures and equipment is prohibited or a security interest in such fixtures and equipment may be granted only after completion of a filing with, or receipt of consent from, such regulatory authority which has not been effectively completed or received; provided, that (A) such fixtures and equipment will be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (i) and (ii) in this clause (a) are and remain satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of the effective completion of any required filing or effective receipt of any required regulatory approval, and (B) unless prohibited by law, the proceeds of any sale, lease or other disposition of any such fixtures or equipment that are Excluded Assets shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the security documents except as such proceeds are applied and used by the Borrower or its Subsidiaries in the ordinary course of business and applied in accordance with Section 5.7 (Asset Sales; Application of Net Proceeds);

            (b) with respect to personal property, any contract, agreement, lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as (i) the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such contract, agreement, lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such contract, agreement, lease, license, permit, franchise, power, authority or right is governed and (ii) such abandonment, invalidation, unenforceability, termination or default is not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provisions) of any relevant jurisdiction or any other applicable Legal Requirement (including the United States bankruptcy code); provided, that (A) such contract, agreement, lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for so long as the conditions set forth in clauses (i) and (ii) of this clause (b) are and remain satisfied and to the extent that such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents, immediately and automatically at such time as such conditions cease to exist, including by reason of any waiver or consent under the applicable instrument or agreement, and (B) the proceeds of any sale, lease or other disposition of any such contract, agreement, lease, license, permit, franchise, power, authority or right that is or becomes an Excluded Asset shall not be an Excluded Asset and shall at all times be and remain subject to the security interests granted to the Collateral Agent under the Security Documents except as such proceeds are applied and used by the Borrower or its Subsidiaries in the ordinary course of business and applied in accordance with Section 5.7 (Asset Sales; Application of Net Proceeds);

            (c) with respect to any real property, any lease, license, permit, franchise, power, authority or right if, to the extent that and for so long as the grant of a security interest therein constitutes or would result in the abandonment, invalidation or unenforceability of such lease, license, permit, franchise, power, authority or right or the termination of or a default under the instrument or agreement by which such lease, license, permit, franchise, power, authority or right is governed; provided, that such lease, license, permit, franchise, power, authority or right will be an Excluded Asset only to the extent and for as long as the condition set forth above is and remains satisfied and to the extent such assets otherwise constitute Collateral, will cease to be an Excluded Asset, and will become subject to the security interests granted to the Collateral Agent under the Security Documents except as such proceeds are applied and used by the Borrower or its Subsidiaries in the ordinary course of business and applied in accordance with Section 5.7 (Asset Sales; Application of Net Proceeds);

            (d)   any Excluded Subsidiary Securities;

            (e)   any property or assets owned by the Excluded Subsidiary;

            (f) any Expansion Assets; provided, that any Expansion Assets will be Excluded Assets only if and for so long as the limitations imposed by the debt instruments of Calpine and its Subsidiaries on the ability to grant a Lien on such Expansion Assets to secure the Secured Obligations continue to be applicable, as determined in good faith by the Borrower; and

            (g) the Borrower's rights under or with respect to the Working Capital Facility.

      "Excluded CapEx Amounts" means amounts paid by the Borrower and its Subsidiaries for capital expenditures to the Facilities using funds derived from either of the following funding sources:

            (a) Equity Contributions, other than Equity Contributions made to comply with Section 5.6(b)(iii); and

            (b) proceeds of Expansion Debt incurred in accordance with Section 5.6(b)(iii).

      "Excluded Subsidiary" means Goldendale Energy Center, LLC, only if and for so long as the limitations imposed by the debt instruments of Calpine and its Subsidiaries on Goldendale Energy Center, LLC's ability to be a Guarantor and grant a Lien on its property and assets to secure the Secured Obligations continue to be applicable to Goldendale Energy Center, LLC, as determined in good faith by the Borrower.

      "Excluded Subsidiary Securities" means Capital Stock or other securities of any Subsidiary of the Borrower, other than the Equity Interests in CalGen Expansion Company.

      "Existing Credit Administrative Agent" is defined in the Preamble hereto.

      "Existing Purchase Option" means an Asset Sale required in accordance with any of the following, without giving effect to any amendments or other modifications thereto after the Closing Date:

            (a) the exercise by Eastman Chemical Company (or its successors and permitted assigns) of any of its purchase options under the Energy Services Agreement, dated as of August 15, 2000 and as amended to the Closing Date, between Columbia Energy LLC and Eastman Chemical Company;

            (b) the exercise by Solutia, Inc. (or its successors and permitted assigns) of its purchase option upon an event of default under the Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated as of January 31, 2001 and as amended to the Closing Date, between Decatur Energy Center, LLC and Solutia, Inc.;

            (c) the exercise by Bayer Corporation (or its successors and permitted assigns) of its purchase option under the Energy Services Agreement, dated as of January 12, 2000 and as amended to the Closing Date, between Baytown Energy Center, LP and Bayer Corporation;

            (d) the exercise by Lyondell-CITGO Refining L.P. (or its successors and permitted assigns) of any of its options to acquire certain property under the Amended and Restated Ground Lease and Easement Agreement, dated as of March 30, 2001 and as amended to the Closing Date, between Channel Energy Center, LP and Lyondell-CITGO Refining L.P.;

            (e) the exercise by CITGO Refining and Chemicals Company L.P. (or its successors and permitted assigns) of its right of first offer under the Energy Services Agreement, dated as of March 23, 1999 and as amended to the Closing Date, between Corpus Christi Cogeneration, LP and CITGO Refining and Chemicals Company L.P.; and

            (f) the exercise by Flint Hills Resources, L.P. (or its successors and permitted assigns) its purchase option under the Energy Services Agreement, dated as of July 24, 2003 and as amended to the Closing Date, between Corpus Christi Cogeneration, LP and Flint Hills Resources, L.P.

      "Existing Senior Secured Credit Facility" is defined in the Preamble hereto.

      "Expansion Assets" means the assets (including real property rights, contractual rights, rights under permits, other general intangibles and other ancillary rights) added to a Facility in connection with the addition of capacity to, or other expansion of, such Facility; provided, that such Expansion Assets are not necessary for the operation of such Facility or any other Facility (other than the Expansion Assets themselves), are readily distinguishable from such Facility and can be removed or separated from such Facility, dismantled or operated independently of the operation of such Facility without impairing such Facility or any other Facility in any material respect.

      "Expansion Debt" means Indebtedness incurred for the purpose of financing the development, construction or purchase of, or repairs, improvements or additions to, Expansion Assets relating to one or more Facilities, including any Indebtedness existing at the time such Expansion Assets are acquired, whether or not such Indebtedness is incurred in connection with, or in contemplation of, the acquisition of such Expansion Assets; provided, that such Indebtedness was incurred to finance the development, construction or purchase of, or repairs, improvements or additions to, such Expansion Assets.

      "Expiration Date" has the meaning given in each Letter of Credit.

      "Facilities" means the Closing Date Facilities and any other electric generating facilities acquired or constructed after the Closing Date in accordance with the terms hereof; provided that any Facility disposed of in accordance with the terms hereof shall from and after the date of any such disposition be deemed not to be a Facility hereunder from and after the date of such disposition.

      "Facility Owners" means Baytown Energy Center, LP; Carville Energy LLC; Channel Energy Center, LP; Columbia Energy LLC; Corpus Christi Cogeneration LP; Decatur Energy Center, LLC; Delta Energy Center, LLC, Freestone Power Generation, LP; Goldendale Energy Center, LLC, Los Medanos Energy Center, LLC; Morgan Energy Center, LLC; Calpine Oneta Power, L.P.; Pastoria Energy Facility, L.L.C. and Zion Energy LLC.

      "Fair Market Value" means the value that would be paid by a willing buyer to a willing seller in a transaction not involving distress or necessity of either party, (a) determined in good faith by an Officer of the Borrower and evidenced by an Officer's Certificate delivered to the Administrative Agent, if such value is less than or equal to $10,000,000, or (b) determined in good faith by the Board of Directors of the Borrower and evidenced by a resolution delivered to the Administrative Agent, if such value is greater than $10,000,000.

      "Federal Funds Effective Rate" means for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent, in its capacity as a Lender, on such day on such transactions as determined by the Administrative Agent.

      "FERC" is defined in Section 4.18 (Governmental Regulation).

      "Financing Documents" means this Agreement, the Term Loan Agreements, the Purchase Agreement, the Indentures, the Notes, the Registration Rights Agreement, the Security Documents and all other security documents and intercreditor agreements entered into by Holdings, the Borrower or any Subsidiary thereof (on the one hand) and any Agent or any Lender (on the other hand) in connection therewith.

      "Financing Statements" is defined in Section 3.1.6 (Security).

      "First Priority Debt Representative" is defined in the Collateral Trust Agreement.

      "First Priority Indenture" is defined in the Recitals hereto.

      "First Priority Indenture Trustee" is defined in the Recitals hereto.

      "First Priority Lien" means a Lien granted by the Borrower or any Guarantor under a Security Document to the Collateral Agent upon any assets or property of the Borrower or any Guarantor to secure First Priority Lien Obligations.

      "First Priority Lien Cap" means as of any date, (a) the principal amount of First Priority Notes, plus (b) the principal amount of all Indebtedness outstanding under the First Priority Term Loan Agreement plus the Indebtedness outstanding under any other Credit Facility (including this Agreement), all in an aggregate principal amount not to exceed the amount provided for in Section 5.6(b)(i)(A), less (c) the amount of Second Priority Lien Debt and Third Priority Lien Debt incurred after the Closing Date the net proceeds of which are used to repay First Priority Lien Debt, plus (d) the amount of accrued interest, fees and expenses, including premiums, paid in connection with the incurrence of any Permitted Refinancing Indebtedness with respect to the Indebtedness described in clauses (a) and (b), plus (e) the notional amount of Hedging Obligations incurred to hedge or manage interest rate risk with respect to other First Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting Second Priority Lien Debt, $500,000,000. For purposes of this definition of First Priority Lien Cap, all letters of credit will be valued at the face amount thereof, whether or not drawn.

      "First Priority Lien Debt" means, collectively, (a) the First Priority Notes, (b) the Indebtedness under this Agreement, (c) the Indebtedness under the First Priority Term Loan Agreement, (d) Hedging Obligations incurred to hedge or manage interest rate risk with respect to other First Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting Second Priority Lien Debt, $500,000,000, (e) Indebtedness under any other Credit Facility that is secured by a First Priority Lien, and (f) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other First Priority Lien Debt; provided, however, such Indebtedness shall constitute First Priority Lien Debt only if, in the case of clauses (d), (e) or (f) of this definition:

            (A) such Indebtedness was permitted to be incurred and so secured under each applicable Financing Document (or the lenders under such Indebtedness obtained an Officer's Certificate of the Borrower at the time of incurrence to the effect that such

      Indebtedness was permitted to be incurred and so secured under each applicable Financing Document);

            (B) on or before the date on which such Indebtedness is incurred by the Borrower or the applicable Subsidiary, such Indebtedness is designated by the Borrower, in an Officer's Certificate delivered to each First Priority Debt Representative and the Collateral Agent, as First Priority Lien Debt for the purposes of the Collateral Trust Agreement and the other First Priority Lien Documents;

            (C) such Indebtedness is governed by an agreement that includes a Sharing Confirmation, a Lien Priority Confirmation and an agreement by the holder of such Indebtedness and the applicable First Priority Debt Representative to vote with respect to such Indebtedness as described in the Collateral Trust Agreement; and

            (D) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Borrower delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is First Priority Lien Debt).

      "First Priority Lien Documents" means this Agreement, the First Priority Notes, the Guarantees related thereto, the First Priority Indenture, the First Priority Term Loan Agreement, each agreement governing any other series of First Priority Lien Debt and all other agreements governing, securing or relating to any First Priority Lien Obligations.

      "First Priority Lien Obligations" means the First Priority Lien Debt and all other Obligations in respect of First Priority Lien Debt.

      "First Priority Notes" is defined in the Recitals hereto.

      "First Priority Notes Indenture" is defined in the Recitals hereto.

      "First Priority Secured Parties" shall mean the holders of the First Priority Lien Obligations (including the holders of the First Priority Notes, the Lenders, the Administrative Agent, the LC Bank and the lenders under the First Priority Term Loan Agreement).

      "First Priority Term Loan Administrative Agent" is defined in the Recitals hereto.

      "First Priority Term Loan Agreement" is defined in the Recitals hereto.

      "First Priority Term Loan Documents" means the First Priority Term Loan Agreement and the Security Documents which relate to any of the First Priority Term Loan Obligations and all other agreements related thereto.

      "First Priority Term Loan Obligations" means the First Priority Term Loans and all other Obligations under the First Priority Term Loan Documents relating to such loans.

      "First Priority Term Loans" is defined in the Recitals hereto.

      "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred equity subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio will be calculated giving Pro Forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred equity, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the such period.

      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

            (a) acquisitions that have been made by the specified Person or any of its Subsidiaries, including through mergers or consolidations, or any Person or any of its Subsidiaries acquired by the specified Person or any of its Subsidiaries, and including any related financing transactions and including increases in ownership of Subsidiaries, during the applicable reference period or subsequent to such reference period and on or prior to the Calculation Date will be given Pro Forma effect as if they had occurred on the first day of such reference period;

            (b) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

            (c) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Subsidiaries following the Calculation Date;

            (d) any Person that is a Subsidiary on the Calculation Date will be deemed to have been a Subsidiary at all times during such reference period;

            (e) any Person that is not a Subsidiary on the Calculation Date will be deemed not to have been a Subsidiary at any time during such reference period; and

            (f) if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire reference period (taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of 12 months).

      "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

            (a) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, including amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates, plus one-third of all payments with respect to operating leases, but excluding the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued, under any Affiliate Subordinated Indebtedness; plus

            (b) the consolidated interest of such Person and its Subsidiaries that was capitalized during such period, but excluding the consolidated capitalized interest of such Person and its Subsidiaries for such period under any Affiliate Subordinated Indebtedness; plus

            (c) any interest accruing on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

            (d) the product of (i) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred equity of such Person or any of its Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of CalGen (other than Disqualified Stock) or to CalGen or a Subsidiary of CalGen, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the effective combined federal, state and local statutory tax rate of such Person for the immediately preceding fiscal year, expressed as a decimal, in each case, on a consolidated basis and determined in accordance with GAAP.

      "FPA" is defined in Section 4.18 (Governmental Regulation).

      "GAAP" means generally accepted accounting principles set forth in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the applicable date of determination.

      "Goldendale Facility" means the Facility owned by Goldendale Energy Center, LLC.

      "Governmental Authority" means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

      "Governmental Rule" means any law, rule, regulation, ordinance, order, code interpretation, treaty, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.

      "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

      "Guarantors" means

            (a) CalGen Expansion Company; CPN Freestone, LLC; Calpine Freestone, LLC; Freestone Power Generation LP; Calpine Freestone Energy GP, LLC; Calpine Freestone Energy, LP; Calpine Power Equipment LP; Calpine Channel Energy Center LP, LLC; Calpine Channel Energy Center GP, LLC; Channel Power GP, LLC; Channel Power, LP; Channel Energy Center, LP; CalGen Equipment Finance Holdings, LLC; CalGen Project Equipment Finance Company One, LLC; CalGen Project Equipment Finance Company Three LLC; CalGen Equipment Finance Company, LLC; Nueces Bay Energy LLC; Calpine Northbrook Southcoast Investors, LLC; Calpine Corpus Christi Energy GP, LLC; Calpine Corpus Christi Energy, LP; Corpus Christi Cogeneration LP; Zion Energy LLC; Los Medanos Energy Center, LLC; Morgan Energy Center, LLC; Carville Energy LLC; Decatur Energy Center, LLC; Calpine Oneta Power I, LLC; Calpine Oneta Power II, LLC; Calpine Oneta Power, L.P.; Calpine Baytown Energy Center LP, LLC; Calpine Baytown Energy Center GP, LLC; Baytown Energy Center, LP; Baytown Power GP, LLC; Baytown Power, LP; Columbia Energy LLC; Delta Energy Center, LLC; CalGen Project Equipment Finance Company Two, LLC; Pastoria Energy Facility L.L.C.; and Calpine Pastoria Holdings, LLC; and

            (b) any other Subsidiary of the Borrower that becomes a Guarantor in accordance with the provisions of this Agreement;

and their respective successors and assigns.

      "Hedging Obligations" means, with respect to any specified Person, the Obligations of such Person under:

            (a) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

            (b) other agreements or arrangements designed to manage interest rate risk; and

            (c) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

      "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

      "Holding Companies" means

            (a) Calpine Baytown Energy Center LP, LLC; Calpine Baytown Energy Center GP, LLC; Baytown Power GP, LLC; Baytown Power, LP; Channel Power, LP; Calpine Channel Energy Center LP, LLC; Calpine Channel Energy Center GP, LLC; Channel Power GP, LLC; Calpine Corpus Christi Energy GP, LLC; Calpine Corpus Christi Energy, LP; Nueces Bay Energy LLC; Calpine Northbrook Southcoast Investors, LLC; CPN Freestone, LLC; Calpine Freestone, LLC; Calpine Freestone Energy GP, LLC; Calpine Freestone Energy, LP; Calpine Oneta Power I, LLC; Calpine Oneta Power II, LLC; CalGen Equipment Finance Holdings, LLC; and Calpine Pastoria Holdings, LLC; and

            (b) any other Subsidiary of the Borrower that becomes a Holding Company in accordance with the provisions of this Agreement;

and their respective successors and assigns.

      "Holdings" is defined in the Recitals hereto.

      "Increased-Cost Lender" is defined in Section 2.1.17 (Removal Replacement of a Lender).

      "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

            (a)   in respect of borrowed money;

            (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

            (c)   in respect of bankers' acceptances;

            (d)   representing Capital Lease Obligations;

            (e) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

            (f)   representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with

GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

      The amount of any Indebtedness outstanding as of any date will be:

            (i) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

            (ii) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

            (iii) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                  (A) the Fair Market Value of such asset at the date of determination, and

                  (B)   the amount of the Indebtedness of the other Person.

      Notwithstanding anything to the contrary in this definition of Indebtedness, with respect to any contingent obligations (other than with respect to contractual obligations to repurchase goods sold or distributed, which shall be included to the extent reflected on the balance sheet of such Person in accordance with GAAP) of a Person, the maximum liability of such Indebtedness shall be as determined by such Person's Board of Directors, in good faith, as, in light of the facts and circumstances existing at the time, reasonably likely to be incurred upon the occurrence of the contingency giving rise to such obligation.

      "Indemnified Liabilities" has the meaning assigned to it in the Collateral Trust Agreement.

      "Indemnitee" is defined in Section 12.3 (Indemnity).

      "Indentures" is defined in the Recitals hereto.

      "Independent Engineer" means R.W. Beck or any other independent engineering company of national standing selected by the Borrower and reasonably acceptable to the Administrative Agent.

      "Index Based Gas Sale and Power Purchase Agreement" means that certain Index Based Gas Sale and Power Purchase Agreement, dated as of the date hereof, among the Borrower, each Facility Owner and CES.

      "Index Hedge" means, collectively, (a) that certain ISDA Master Agreement (MULTICURRENCY-CROSS BORDER), dated as of March 12, 2004, between the Borrower and MSCG, as supplemented by that certain Schedule to the Master Agreement, dated as of March 12, 2004, between the Borrower and MSCG and by that certain Amended and Restated

Confirmation, dated as of March 12, 2004, between the Borrower and MSCG, and (b) that certain Guaranty, dated as of March 12, 2004, by Morgan Stanley for the benefit of the Borrower.

      "Insolvency Proceeding" means

            (a) any proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Borrower or any other Obligor, any receivership or assignment for the benefit of creditors relating to the Borrower or any other Obligor or any similar case or proceeding relative to the Borrower or any other Obligor or its creditors, as such, in each case whether or not voluntary;

            (b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Borrower or any other Obligor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

            (c) any other proceeding of any type or nature in which substantially all claims of creditors of the Borrower or any other Obligor are determined and any payment or distribution is or may be made on account of such claims.

      "intellectual property rights" is defined in Section 4.9 (Intellectual Property Rights).

      "Interest Payment Date" means (a) in the case of each Base Rate Loan, on the last Business Day of each March, June, September and December, (b) in the case of each LIBOR Rate Loan, on the last day of the each Interest Period related to such LIBOR Rate Loan or, if such Interest Period is longer than three months, every three months after the date immediately preceding the date that such LIBOR Rate Loan was made, converted or continued, and (c) in all cases, upon prepayment of any Revolving Loans (to the extent thereof and including any optional or mandatory prepayments or redemptions), upon conversion from a Base Rate Loan to a LIBOR Rate Loan or a LIBOR Rate Loan to a Base Rate Loan, and on the Maturity Date.

      "Interest Period" means the period of one, two, three or six months, as selected by the Borrower in the applicable Notice of Borrowing or Continuation Notice commencing on the day on which the immediately preceding Interest Period expires; provided, (a) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) of this definition, end on the last Business Day of such calendar month; and (c) no Interest Period shall extend beyond the Maturity Date.

      "Interest Rate Determination Date" means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.

      "Investment Company Act" is defined in Section 4.16 (Investment Company
Act).

      "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the form of loans (including Guarantees or Other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Borrower or any of its Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Borrower's Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 5.4 (Restricted Payments). Except as otherwise provided in this Agreement, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

      "LC Bank" is defined in the Preamble hereto.

      "LC Beneficiary" means the account beneficiary under a Letter of Credit, or any assignee or transferee of such beneficiary with respect to the rights of such beneficiary under such Letter of Credit.

      "Lead Arranger" means The Bank of Nova Scotia.

      "Legal Requirements" means, as to any Person, the articles of incorporation, bylaws or other organizational or governing documents of such Person, and any requirement under a Permit, and any Governmental Rule in each case applicable to or binding upon such Person or any of its properties or to which such Person or any of its property is subject.

      "Lender" means each financial institution listed on the signature pages hereto as a Lender, and any other Person that becomes a party hereto pursuant to an Assignment Agreement.

      "Lender Addendum" means with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit F to be executed and delivered by such Lender on the Closing Date as provided in Section 12.6(j) (Successors and Assigns; Participations).

      "Letter of Credit" means a letter of credit issued by the LC Bank pursuant to Section 2.2 (Letter of Credit Facilities) in substantially the form of letters of credit generally issued by the LC Bank.

      "Letter of Credit Fee" is defined in Section 2.2.9 (Letter of Credit Fee).

      "LIBOR Rate" means, with respect to any LIBOR Rate Loan for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBOR Rate" shall be the rate per annum at which the Administrative Agent or one of its affiliate banks offers to place deposits in Dollars with first-class banks in the London interbank market in London, England for such relevant Interest Period at approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date, in amounts equal to $1,000,000.

      "LIBOR Rate Loan" means a Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

      "Lien Priority Confirmation" is defined in the Collateral Trust Agreement.

      "Loan Agreements" means this Agreement and the Term Loan Agreements.

      "Loan Availability Period" means the period from the Closing Date to (but excluding) the Maturity Date.

      "Major Maintenance Expenses" means all costs, expenses, fees and other charges (including liquidated damages or other damages or penalties) incurred by the Borrower and its Subsidiaries during a period for major maintenance of the Facilities under the Master Maintenance Services Agreement or otherwise.

      "Major Project Documents" means the WECC Fixed Price Gas Sale and Power Purchase Agreement, the Index Based Gas Sale and Power Purchase Agreement, the Index Hedge, the Working Capital Facility, the Master Operation and Maintenance Agreement, the Master Maintenance Services Agreement, the Calpine Performance Guaranty, the Master Construction Management Agreement, the Calpine Project Undertaking and the Administrative Services Agreement.

      "Master Construction Management Agreement" means that certain Master Construction Management Agreement, dated as of the date hereof, among the Borrower, Columbia Energy LLC, Goldendale Energy Center, LLC, Pastoria Energy Facility, LLC and Calpine Construction Management Company, Inc.

      "Master Maintenance Services Agreement" means that certain Master Maintenance Services Agreement, dated as of the date hereof, among the Borrower, each Facility Owner and Calpine Operating Services Company, Inc.

      "Master Operation and Maintenance Agreement" means that certain Master Operation and Maintenance Agreement, dated as of the date hereof, among the Borrower, each Facility Owner and Calpine Operating Services Company, Inc.

      "Material Adverse Effect" means a material adverse effect on (a) the current or reasonably anticipated business, properly, results of operation or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower and its Subsidiaries to perform their obligations under this Agreement and the other Revolving Loan Documents or (c) the value of, or the validity or priority of the Collateral Agent's security interests in, the Collateral taken as a whole.

      "Materially Adverse" means, with respect to an event or circumstance, that such event or circumstance has had or is reasonably expected to have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole; it being understood that an event or circumstance would have a material adverse effect on the Borrower and its Subsidiaries, taken as a whole, if the Excess Cash Flow for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event or circumstance occurred or commenced to exist, as applicable, would have decreased by more than 5.0%, determined on a Pro Forma basis.

      "Maturity Date" means the earlier of (a) March 23, 2007 and (b) the date that all Revolving Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

      "Moody's" means Moody's Investors Service, Inc.

      "Mortgages" means each of the mortgages and deeds of trust encumbering any of the properties of any of the Guarantors including the Closing Date Mortgages and the mortgages and/or deeds of trust entered into pursuant to Section 5.13 (Additional Subsidiaries).

      "MSCG" means Morgan Stanley Capital Group, Inc.

      "MSSF" means Morgan Stanley Senior Funding, Inc.

      "Multiemployer Plan" means any "Multiemployer Plan" (as such term is defined in Section 3(37) or 4001(a)(3) of ERISA).

      "Net Income" means, with respect to any specified Person, the net income
(loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

            (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries; and

            (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

      "Net Proceeds" means:

            (a) the aggregate cash proceeds received by the Borrower or any of its Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, sales commissions, any relocation expenses incurred as a result of the Asset Sale, and any taxes paid or payable by the Borrower, any of its Subsidiaries or Calpine as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of the Asset Sale (other than Secured Obligations), and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP;

            (b) all proceeds of any insurance, indemnity, warranty or guaranty payable from time to time with respect to any Casualty Event that are not applied to the repair, replacement or rebuilding of the applicable Facility to the extent commercially feasible, other than business interruption insurance proceeds, net of the direct costs relating to the collection of such proceeds; and

            (c) all payments (in any form whatsoever) made or due and payable from time to time in connection with any Condemnation Event by any governmental authority (or any Person acting under color of governmental authority) that are not applied to the repair, replacement or rebuilding of the applicable Facility to the extent commercially feasible, net of the direct costs relating to the collection of such proceeds.

      "Non-Consenting Lender" is defined in Section 2.1.17 (Removal or Replacement of a Lender).

      "Non-U.S. Lender" is defined in Section 2.1.16 (Taxes; Withholding, etc.).

      "Note Documents" means the Indentures, the Notes, the Note Guarantees, the Collateral Trust Agreement, each Sharing Confirmation, the other Security Documents which relate to any of the Note Obligations and all other agreements related thereto.

      "Note Guarantee" means the Guarantee by each Guarantor of the Borrower's obligations under each Indenture and on the Notes issued in connection therewith, including the payment, when due and payable, of principal, interest and premium, if any, thereunder, executed pursuant to the provisions of each Indenture.

      "Note Obligations" means the Notes, the Note Guarantees and all other Obligations of any Obligor under the Note Documents.

      "Notes" is defined in the Recitals hereto.

      "Notice of Borrowing" means a notice of borrowing substantially in the form of Exhibit E.

      "Notice of LC Activity" is defined in Section 2.2.3 (Notice of LC
Activity).

      "Obligations" means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest, premium (if any), fees, indemnifications, reimbursements, expenses and other liabilities payable under the documentation governing or securing any Indebtedness.

      "Obligor" means Holdings, the Borrower, the Guarantors and each other Subsidiary of the Borrower that has granted the Collateral Agent a Lien upon any of the Collateral as security for any Secured Obligations.

      "Offering Memorandum" means the Offering Memorandum dated March 17, 2004 of the Borrower and CalGen Finance, as amended or supplemented.

      "Officer" means, with respect to any Person, the chairman of the board, the chief executive officer, the president, the chief operating officer, the chief financial officer, the treasurer, any assistant treasurer, the controller, the secretary or any vice-president of such Person.

      "Officer's Certificate" means a certificate signed on behalf of the Borrower by one Officer of the Borrower that meets the requirements of Section 12.21.

      "Other Taxes" means any and all present and future stamp or documentary taxes or any other excise or properly taxes, charges or similar levies arising from any payment made under any of the Revolving Loan Documents or from the execution, delivery or enforcement of, or otherwise with respect to, any of the Revolving Loan Documents.

      "Participation Interests" is defined hi Section 2.2.7 (Lender
Participation)

      "Pastoria Facility" means the Facility owned by Pastoria Energy Facility, LLC.

      "Payment Default" is defined in Section 7.1 (Events of Default).

      "Payout Amount" is defined in Section 3.1.6(a)(iv) (Security).

      "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

      "Permitted Business" means the ownership, construction, operation and maintenance of the Closing Date Facilities and any substantially similar electric generating facilities located in the United States, together with any related assets or facilities, including gas pipelines supplying natural gas to such generating facilities, electric transmission lines carrying energy generated from such generating facilities, and any related gas or electric interconnection facilities.

      "Permitted Counterparty Lien" means a Lien in favor of a counterparty under a PPA; provided, that the following conditions are satisfied:

            (a)   the counterparty is not an Affiliate of the Borrower;

            (b) the Lien does not secure any Indebtedness and (i) is granted solely to secure the performance obligations of the Borrower or the applicable Subsidiary under the PPA and/or any obligation of the Borrower or the applicable Subsidiary to make a termination payment under the PPA upon the occurrence of the event described in clause (c)(iii)(A) below or the termination by the counterparty upon the occurrence of any of the events described in clause (c)(iii)(B) below, or (ii) creates rights designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise continue performance of the Borrower's or the applicable Subsidiary's obligations under the PPA;

            (c) the counterparty can exercise its rights with respect to the Lien only (i) for so long as the counterparty remains current with respect to all of its payment obligations under the PPA and is not otherwise in a continuing default under the PPA, (ii) if the counterparty continues to acknowledge the existence of the Liens securing the Secured Obligations (unless and until Liens securing the Secured Obligations are eliminated in connection with a foreclosure of the Permitted Counterparty Liens as contemplated by clause (d) of this definition), and (iii) if either (A) the Borrower or the applicable Subsidiary has terminated, rejected or repudiated the PPA (including any rejection or similar act by or on behalf of the Borrower or the applicable Subsidiary in connection with any bankruptcy proceeding) or (B) the Borrower or the applicable Subsidiary has intentionally breached its obligations under the PPA; provided, that the following actions will be considered an intentional breach by the Borrower or the applicable Subsidiary under the PPA: (1) the Borrower or the applicable Subsidiary provides or delivers capacity or energy to a third party if the Borrower or the applicable Subsidiary is required under the PPA to provide or deliver such capacity or energy to the counterparty;
      (2) the Borrower or the applicable Subsidiary of the Borrower fails to operate or attempt to operate one or more of the relevant Facilities at a time when the Borrower or the applicable Subsidiary of the Borrower was required, under the PPA, to operate or attempt to operate such Facility or Facilities and such operation or attempted operation is not prevented by force majeure, forced outage or other events or circumstances outside the reasonable control of the Person responsible therefor; (3) any failure by the Borrower or the applicable Subsidiary to comply with any provisions of the PPA designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise take actions necessary to continue performance of the Borrower's or the applicable Subsidiary's obligations under the PPA, in each case to the extent the Borrower or the applicable Subsidiary is then capable of complying with such provisions; or (4) any failure by the Borrower or the applicable Subsidiary to pay to the counterparty any amount due and payable in accordance with the terms and conditions of the PPA; and

            (d) the counterparty's exercise of its rights with respect to the Lien is limited to (i) the taking of actions pursuant to any provisions of the PPA designed to enable the counterparty to assume operational control of the relevant Facility or Facilities (e.g., step-in rights) or otherwise necessary to continue performance of the Borrower's or the applicable Subsidiary's obligations under the PPA or (i) the recovery of any termination payment due under the PPA upon the occurrence of the event described in clause (c)(iii)(A) above or the termination by the counterparty upon the occurrence of any of the events described in clause (c)(iii)(B) above.

      "Permitted Debt" is defined in Section 5.6 (Incurrence of Indebtedness and Issuance of Preferred Equity).

      "Permitted Investment" means:

            (a)   any Investment in the Borrower or in a Guarantor;

            (b) (i) any Investment in the Goldendale Facility to finance the construction and completion of the Goldendale Facility and any other repairs, improvements or other capital expenditures necessary to operate and maintain such Facility in accordance with prudent industry practice, and (ii) any other Investment in the Goldendale Facility made with the proceeds of Equity Contributions, Perpetual Preferred Stock or Affiliate Subordinated Indebtedness;

            (c)   any Investment in Cash Equivalents;

            (d) any Investment by the Borrower or any Guarantor in a Person, if as a result of such Investment:

                  (i) such Person becomes a Wholly Owned Subsidiary of the Borrower and a Guarantor; or

                  (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Guarantor;

            (e) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 5.7 (Asset Sales; Application of Net Proceeds);

            (f) any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Borrower;

            (g) any Investments received in compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or
      (ii) litigation, arbitration or other disputes with Persons who are not Affiliates;

            (h)   Investments represented by Hedging Obligations;

            (i)   repurchases of the Notes and other Secured Obligations;

            (j) negotiable instruments held for deposit or collection in the ordinary course of business; and

            (k) other Investments in any Person other than an Affiliate of the Borrower having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $30,000,000.

      "Permitted Liens" means:

      (a) Liens in favor of the Collateral Agent Equally and Ratably securing the First Priority Notes, the First Priority Term Loans, the Revolving Loans and all other First Priority Lien Debt, all in an aggregate principal amount not exceeding the First Priority Lien Cap, and all related First Priority Lien Obligations;

      (b) Liens in favor of the Collateral Agent Equally and Ratably securing the Second Priority Notes, the Second Priority Term Loans and all other Second Priority Lien Debt, all in an aggregate principal amount not exceeding the Second Priority Lien Cap, and all related Second Priority Lien Obligations;

      (c) Liens in favor of the Collateral Agent Equally and Ratably securing the Third Priority Notes and all other Third Priority Lien Debt and all related Third Priority Lien Obligations;

      (d)   Liens in favor of the Borrower or the Guarantors;


      (e) pledges or deposits made under workers' compensation, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for payment of Indebtedness) or operating leases to which such Person is a party;

      (f) Liens or deposits to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

      (g) (i) Liens to secure Expansion Debt that encumber the Expansion Assets financed with the proceeds of such Expansion Debt and other Expansion Assets owned by the Person incurring such Expansion Debt (including any rights of such Person under Shared Facilities Arrangements), (ii) Liens to secure Expansion Debt that encumber the Capital Stock of CalGen Expansion Company; provided, that any such Capital Stock must be part of the Collateral and any such Liens must be junior to all Liens securing Secured Obligations in accordance with the terms of the Collateral Trust Agreement, including an agreement by the holders of such Liens not to exercise any remedies with respect to such Collateral, and a provision to the effect that the holders of such Liens will not be entitled to the proceeds of such Collateral upon a sale thereof, in each case until the Secured Obligations Termination Date; and (iii) if such Expansion Assets are not Excluded Assets and are part of the Collateral, Liens to secure Expansion Debt on the other property and assets of such Person; provided, that any such Liens must be junior to all Liens securing Secured Obligations in accordance with the terms of the Collateral Trust

Agreement, including an agreement by the holders of such Liens not to exercise any remedies with respect to such Collateral, and a provision to the effect that the holders of such Liens will not be entitled to the proceeds of such Collateral upon a sale thereof, in each case until the Secured Obligations Termination Date;

      (h) obligations under Shared Facilities Arrangements, to the extent such obligations constitute Liens, and Liens on Shared Facilities securing the Borrower's or the applicable Subsidiary's obligations under Shared Facility Arrangements;

      (i) Liens which constitute bankers' liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

      (j)   Liens existing on the Closing Date;

      (k) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided, that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

      (l) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business; or Liens arising out of judgments that do not constitute a Default or an Event of Default;

      (m) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

      (n) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Agreement; provided, however, that:

            (i) the new Lien shall be limited to all or part of the same property and assets that secured the original Lien (plus repairs, improvements and additions to such property or assets); and

            (ii) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Indebtedness;

      (o) Liens not in respect of Indebtedness arising from Uniform Commercial Code financing statements for informational purposes with respect to operating leases incurred in the ordinary course of business and not otherwise prohibited by this Agreement;

      (p) Liens not in respect of Indebtedness consisting of the interest of the lessor under any operating lease entered into in the ordinary course of business and not otherwise prohibited by this Agreement;

      (q)   Permitted Counterparty Liens;

      (r) to the extent constituting Liens, obligations of the Borrower or its Subsidiaries under or restrictions imposed by any PPA Recognition Agreement;

      (s) Liens on property and assets of the Borrower to secure Third Party Subordinated Indebtedness; provided, that all such property and assets must be part of the Collateral and any such Liens must be junior to all Liens securing Secured Obligations in accordance with the terms of the Collateral Trust Agreement, including an agreement by the holders of such Liens not to exercise any remedies with respect to the Collateral, and a provision to the effect that the holders of such Liens will not be entitled to the proceeds of any Collateral upon a sale thereof, in each case until the Secured Obligations Termination Date;

      (t) unperfected security interests to secure (i) intercompany Indebtedness permitted to be incurred under Section 5.6(b)(v) or (ii) Affiliate Subordinated Indebtedness permitted to be incurred under Section 5.6(b)(ix); and

      (u) Liens incurred in the ordinary course of business of the Borrower or any Subsidiary of the Borrower with respect to obligations that do not exceed $50,000,000 at any one time outstanding.

      "Permitted Refinancing Indebtedness" means any Indebtedness of the Borrower or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Borrower or any of its Subsidiaries (other than intercompany Indebtedness); provided, that:

            (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

            (b) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

            (c) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Revolving Loan Obligations, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Revolving Loan Obligations on terms at least as favorable to the holders of the Revolving Loan Obligations as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

            (d) such Indebtedness is incurred either by the Borrower or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      "Permitted Tax Payments" means without duplication as to amounts and as long as the Borrower is a pass-through entity for U.S. federal income tax purposes, payments to Calpine in an amount equal to the federal, state, local and foreign taxes (including any penalties and interest) that the Borrower would owe if the Borrower were a corporation for U.S. federal income tax purposes filing a consolidated or combined return with its Subsidiaries.

      "Perpetual Preferred Stock" means, with respect to any Person, preferred Capital Stock of such Person that is not subject to mandatory redemption and is not Voting Stock.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

      "PPA" means an agreement (including a tolling agreement, fuel conversion services agreement or other similar agreement) entered into by the Borrower or any of its Subsidiaries for the sale of capacity or energy (and services ancillary or related thereto) from one or more of the Facilities.

      "PPA Recognition Agreement" means an agreement by the Collateral Agent, on behalf of the holders of Secured Obligations, (a) to assume the rights and obligations of the Borrower or any of its Subsidiaries under the WECC Fixed Price Gas Sale and Power Purchase Agreement in the event of a foreclosure under any Financing Documents and (b) not to reject the WECC Fixed Price Gas Sale and Power Purchase Agreement in a Bankruptcy Case (subject to applicable law and the discretion of the bankruptcy court) so long as CES is not then in default under WECC Fixed Price Gas Sale and Power Purchase Agreement or the Index Based Gas Sale and Power Purchase Agreement, provided that such Recognition Agreement is substantially in the form attached as an exhibit to the Collateral Trust Agreement.

      "preferred stock" means, with respect to any Person, any Capital Stock of such Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of the other Capital Stock issued by such Person.

      "Prime Rate" means the rate of interest per annum that the Administrative Agent announces from time to time as its prime lending rate, as in effect from time to time. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any other Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.

      "Principal Office" means, for the Administrative Agent, its "Principal Office" as set forth on Appendix B, or such other office as the Administrative Agent (or any permitted successor or thereof) may from time to time designate in writing to the Borrower, the Collateral Agent and each Lender.

      "Pro Forma" means, with respect to a calculation, that such calculation is made in accordance with Regulation S-X under the Securities Act and gives effect to all relevant modifications to Major Project Documents and other contractual arrangements that have been made prior to, or are being made on, the calculation date and, in the case-of a calculation for any period commencing prior to the Closing Date, all Major Project Documents and other contractual arrangements in effect on the Closing Date shall be deemed to have been in effect for the entirety of such period.

      "Pro Rata Share" means, with respect to the Revolving Loans, the Participation Interests or the Revolving Loan Commitments of any Lender, as applicable, the percentage set forth after such Lender's name on Appendix A (as the same may be updated or adjusted from time to time to reflect any assignments made by any Lender hereunder).

      "Project Documents" means, collectively, agreements or documents relating to the development, construction, operation or maintenance of any Facility owned by any Subsidiary of the Borrower, including any such documents or agreements entered into after the Closing Date.

      "Projections" is defined in Section 3.1.18 (Delivery of Financials).

      "Prudent Utility Practices" means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, as are commonly used by natural gas fired electric generation stations in the United States of America of a type and size similar to the Facility as good, safe and prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such electrical station, with commensurate standards of safety, performance, dependability, efficiency and economy. "Prudent Utility Practices" does not necessarily mean one particular practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

      "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

      "PURPA" is defined in Section 4.18 (Governmental Regulation).

      "Purchase Agreement" means the Purchase Agreement, dated March 12, 2004, among the Borrower, CalGen Finance, the Guarantors and Morgan Stanley & Co. Incorporated as the initial purchaser.

      "OF" means a "qualifying cogeneration facility" as defined under the FPA, as amended by PURPA and Subpart B of Part 292 of the FERC's regulations.

      "Register" is defined in Section 2.1.4(b)(Evidence of Debt; Register).

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of the date hereof, among the Borrower, CalGen Finance, the First Priority Indenture Trustee, the Second Priority Indenture Trustee, the Third Priority Indenture Trustee, and the other Person from time to time party thereto.

      "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Reimbursement Obligation" means the Borrower's obligation to repay Drawing Payments under any of the Letters of Credit as provided in Sections
2.2.4 (Reimbursement) and 2.2.5 (Reimbursement Obligations Absolute).

      "Reimbursement Payment" means a payment made by or on behalf of the Borrower in partial or complete satisfaction of a Reimbursement Obligation, including any interest payment obligation in connection therewith.

      "Related Fund" means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans similar to the Revolving Loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "Replacement Lender" is defined in Section 2.1.17 (Removal or Replacement of a Lender).

      "Requisite Lenders" means one or more Lenders holding more than 50% of the sum of the aggregate outstanding Revolving Loans, unfunded Revolving Loan Commitments and outstanding Participation Interests. For this purpose only, Revolving Loans and Participation Interests registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower shall be deemed not to be outstanding.

      "Restricted Investments" means an Investment other than a Permitted Investment.

      "Restricted Payment" is defined in Section 5.4 (Restricted Payments).

      "Revenue Account" means account number A/C 65572-1 (short title: CALGEN REV A/C SUB SEC INT of WTC AS CA) in the name of the Borrower maintained at Wilmington Trust Company and any successor account or accounts.

      "Revolving Loan" is defined in the Recitals hereto

      "Revolving Loan Commitment" means the commitment of a Lender to make or otherwise fund a Revolving Loan. The amount of each Lender's Revolving Loan Commitment is set forth (as the case may be) on Appendix A, on Schedule 1 to the Lender Addendum delivered by such Lender or in the applicable Assignment Agreement, subject to any adjustment or reduction in such amount pursuant to the terms and conditions hereof. The Revolving Loan Commitment of each Lender shall be reduced, on a pro rata basis, in the event that the Total Loan Commitment is reduced for any reason. The aggregate amount of the Revolving Loan Commitments as of the Closing Date is $200,000,000.

      "Revolving Loan Documents" means this Agreement, any Letters of Credit issued hereunder, the Security Documents which relate to the Revolving Loan Obligations and all other agreements related thereto.

      "Revolving Loan Guarantees" means the Guarantees by the Guarantors of the Borrower's and the other Guarantors' obligations with respect to Revolving Loan Obligations under this Agreement, as set forth in Article XI hereof.

      "Revolving Loan Notes" means a promissory note in the form of Exhibit G evidencing a Revolving Loan.

      "Revolving Loan Obligations" means the Revolving Loans, the Reimbursement Obligations and all other Obligations under the Revolving Loan Documents relating to such loans.

      "Revolving Loans" is defined in the Recitals hereto.

      "Revolving Loan Secured Obligations Termination Date" means the date on which all Revolving Loan Obligations (including all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the Revolving Loan Documents even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) have been paid in full in cash, all outstanding Letters of Credit have been cancelled, terminated or cash collateralized at 102.5% of the aggregate undrawn amount thereof and all commitments to extend credit (including Letters of Credit) hereunder have been terminated,

      "Revolving Loan Secured Parties" means the Administrative Agent, the LC Bank and the Lenders.

      "R.W. Beck" means R.W. Beck, Inc.

      "S&P" means Standard & Poor's Ratings Group.

      "Second Priority Debt Representative" is defined in the Collateral Trust Agreement.

      "Second Priority Indenture" is defined in the Recitals hereto.

      "Second Priority Indenture Trustee" is defined in the Recitals hereto.

      "Second Priority Lien Cap" means as of any date, (a) the principal amount of Second Priority Notes, plus (b) the principal amount of all Indebtedness outstanding under the Second Priority Term Loan Agreement plus the Indebtedness outstanding under any other Credit Facility, all in an aggregate principal amount not to exceed the amount provided for in Section

5.6(b)(i)(B), less (c) the amount of Third Priority Lien Debt incurred after the Closing Date the net proceeds of which are used to repay Second Priority Lien Debt, plus (d) the amount of accrued interest, fees and expenses, including premiums, paid in connection with the incurrence of any Permitted Refinancing Indebtedness with respect to the Indebtedness described in clauses (a) and (b), plus (e) the notional amount of Hedging Obligations incurred to hedge or manage interest rate risk with respect to other Second Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting First Priority Lien Debt, $500,000,000. For purposes of this definition of Second Priority Lien Cap, all letters of credit will be valued at the face amount thereof, whether or not drawn.

      "Second Priority Lien Debt" means, collectively, (a) the Second Priority Notes, (b) the Indebtedness under the Second Priority Term Loan Agreement, (c) Hedging Obligations incurred to hedge or manage interest rate risk with respect to other Second Priority Lien Debt having an aggregate notional amount not to exceed, together with the aggregate notional amount of any outstanding Hedging Obligations constituting First Priority Lien Debt, $500,000,000, (d) Indebtedness under any other Credit Facility that is secured by a Second Priority Lien, and (e) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire any other Second Priority Lien Debt or any First Priority Lien Debt; provided, however, in the case of clauses (c), (d) or (e) of this definition, such Indebtedness shall constitute Second Priority Lien Debt only if (i) such Indebtedness was permitted to be incurred and so secured under each applicable Financing Document (or the lenders under such Indebtedness obtained an Officer's Certificate of the Borrower at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Financing Document), (ii) on or before the date on which such Indebtedness is incurred by the Borrower or the applicable Subsidiary, such Indebtedness is designated by the Borrower, in an Officer's Certificate delivered to each Second Priority Debt Representative and the Collateral Agent, as Second Priority Lien Debt for the purposes of the Collateral Trust Agreement and the other Second Priority Lien Documents; (iii) such Indebtedness is governed by an agreement that includes a Sharing Confirmation, a Lien Priority Confirmation, and an agreement by the applicable Second Priority Debt Representative to vote with respect to such Indebtedness as described in the Collateral Trust Agreement; and
(iv) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Borrower delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is Second Priority Lien Debt).

      "Second Priority Lien Documents" means the Second Priority Notes, the Guarantees related thereto, the Second Priority Indenture, the Second Priority Term Loan Agreement, each agreement relating to any other series of Second Priority Lien Debt and all other agreements governing, securing or relating to any Second Priority Lien Obligations.

      "Second Priority Lien Obligations" means the Second Priority Lien Debt and all other Obligations in respect of Second Priority Lien Debt.

      "Second Priority Notes" is defined in the Recitals hereto.

      "Second Priority Secured Parties" shall mean the holders of the Second Priority Lien Obligations (including the holders of the Second Priority Notes, the Second Priority Term Loan Administrative Agent and the lenders under the Second Priority Term Loan Agreement).

      "Second Priority Term Loan Administrative Agent" is defined in the Recitals hereto.

      "Second Priority Term Loan Agreement" is defined in the Recitals hereto.

      "Second Priority Term Loan Documents" means the Second Priority Term Loan Agreement and any security documents which relate to any of the Second Priority Term Loan Obligations and all other agreements related thereto.

      "Second Priority Term Loan Obligations" means the Second Priority Term Loans and all other Obligations related thereto under the Second Priority Term Loan Documents.

      "Second Priority Term Loans" is defined in the Recitals hereto.

      "Secured Debt" means, collectively, First Priority Lien Debt, Second Priority Lien Debt and Third Priority Lien Debt.

      "Secured Obligations" means, collectively, First Priority Lien Obligations, Second Priority Lien Obligations and Third Priority Lien Obligations.

      "Secured Obligations Termination Date" means the date on which all Secured Obligations (including all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the First Priority Lien Documents, Second Priority Lien Documents or Third Priority Lien Documents, as applicable, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) have been paid in full in cash (and/or defeased in accordance with the applicable Financing Documents), all commitments to extend credit under all Financing Documents have terminated or expired and all outstanding letters of credit issued pursuant to any Financing Documents have been cancelled, terminated or cash collateralized at 102.5% of the aggregate undrawn amount.

      "Secured Parties" means the First Priority Secured Parties, the Second Priority Secured Parties and the Third Priority Secured Parties.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Documents" means the Collateral Trust Agreement and all security agreements, pledge agreements, collateral assignments, mortgages, collateral agency agreements, control agreements, deeds of trust or other grants or transfers for security executed and delivered by Holdings, the Borrower or any Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Agent with respect to the Revolving Loan Obligations.

      "SEC" means the Securities and Exchange Commission.

      "SERC" means the Southeastern Electric Reliability Council and any successor organization.

      "Shared Facilities" means equipment, facilities, pipelines, permits, real estate rights, entitlements or other property that are shared or jointly used, owned or operated by the Borrower or any of its Subsidiaries and any owner of Expansion Assets.

      "Shared Facilities Arrangement" means any arrangement that provides for the sharing, joint operation or use, common ownership, leasing or contingent use of Shared Facilities between the Borrower or any of its Subsidiaries and any owner of Expansion Assets or Toll Party (as defined below), and/or their respective lenders, including (a) agreements for the sharing or joint use or operation of Shared Facilities, (b) ownership of undivided interests in Shared Facilities as tenants in common or other similar forms of joint ownership, (c) leasing of Shared Facilities by the Borrower or any of its Subsidiaries to an owner of Expansion Assets, (d) ownership of Shared Facilities by a single purpose entity formed solely to own the Shared Facilities and owned by the Borrower or any of its Subsidiaries or jointly owned by the Borrower or any of its Subsidiaries and the owner of the Expansion Assets, (e) tolling agreements between the Borrower or any of its Subsidiaries and any other Person (the "Toll Party") with respect to a Facility's steam turbine, (f) granting of conditional or unconditional real estate rights for the construction, installation or use of Shared Facilities, (g) Liens on the Shared Facilities or interests therein to secure any such arrangement; provided, that the Borrower shall deliver to the Collateral Agent an Officer's Certificate to the effect that, and, with respect to items (c) and (d) below, a nationally-recognized independent engineer will deliver a report concluding that (subject to customary assumptions and qualifications):

            (a) the ownership, operation, leasing or use of such Shared Facilities by the owner of Expansion Assets (including the use of the steam turbine by the Toll Party) cannot unreasonably interfere with or otherwise materially adversely affect the operation of the Facility;

            (b) the owner of the Facility (or another entity on such owner's behalf) continues to operate and maintain the Facility and the Shared Facilities;

            (c) the costs of operating and maintaining the Shared Facilities are shared by the owner of the Facility and the owner of the Expansion Assets or the Toll Party, as applicable, on an equitable basis;

            (d) the Shared Facilities and the entitlements related thereto are sufficient to fully serve both the Facility and the Expansion Assets or the Toll Party, as applicable, or, to the extent the Shared Facilities or the entitlements related thereto are insufficient to fully serve both the Facility and the Expansion Assets or the Toll Party, as applicable, the Facility will have priority with respect to such Shared Facilities or entitlements, so long as the Facility is operated within the requirements, operating restrictions and other limitations associated with such Shared Facilities or entitlements;

            (e) the holder of the Expansion Assets or the Toll Party, as applicable, will not have any rights with respect to the sale or other disposition of, or exercise of remedies with respect to, the Facility, so long as the Shared Facilities remain subject to the Shared Facilities Arrangements;

            (f) each party waives the defense that an adequate remedy exists at law and affords the other party (and its lenders or agents on behalf of such lenders) the right to specifically enforce the agreement; and

            (g) the owner of the Expansion Assets or the Toll Party, as applicable, cannot prevent a dismantling of the Facility and the receipt by the holders of the Secured Debt of the proceeds of the sale thereof, so long as (i) such owner or Toll Party, as applicable, is given an option to purchase the Shared Facilities at their Fair Market Value, as determined by appraisal, prior to dismantling of the Facility, (ii) such owner or Toll Party, as applicable, is given a right of first refusal to acquire the Shared Facilities in the event they are offered for sale in connection with the dismantling of the Facility, and (iii) the owner of the Facility cooperates with the owner of the Expansion Assets or the Toll Party, as applicable, in accommodating the continued use and operation of the Expansion Assets and the Shared Facilities to the maximum extent reasonably possible notwithstanding the dismantling of the Facility, including providing reasonable periods for and cooperating in the modification of the Shared Facilities.

      "Sharing Confirmation" means, as the context requires, First Priority Debt Sharing Confirmation, Second Priority Debt Sharing Confirmation or Third Priority Debt Sharing Confirmation, in each case as defined in the Collateral Trust Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

      "Stated Amount" means, with respect to each Letter of Credit, the total amount available to be drawn thereunder at any time in question in accordance with the terms of such Letter of Credit.

      "Stated Maturity" means, with respect to any installment of interest or principal on any Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Closing Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subordinated Indebtedness" means any Affiliate Subordinated Indebtedness, Working Capital Facility Indebtedness or Third Party Subordinated Indebtedness.

      "Subsidiary" means, with respect to any specified Person,

            (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders' agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

            (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or
      (ii) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

      "Synthetic Lease Obligations" means all monetary obligations of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease or
(b)an agreement for the use or possession of any property (whether real, personal or mixed) creating obligations which do not appear on the balance sheet of such Person, but which, upon the insolvency or bankruptcy of such Person, would be characterized as Indebtedness of such Person (without regard to accounting treatment).

      "Tax" means any present or future tax, levy, impost, charge, deduction or withholding of any nature and whatever called, by whomsoever, on whomsoever and wherever imposed, levied, collected, withheld or assessed by a taxing authority other than a "Tax on the overall net income" of any Person. A "Tax on the overall net income" of a Person shall be construed as a reference to a tax (including U.S. backup withholding taxes) imposed by the jurisdiction in which that Person is organized or in which that Person's applicable principal office (and/or, in the case of a Lender, its lending office) is located or in which that Person (and/or, in the case of a Lender, its lending office) is deemed to be doing business on all or part of the net income, profits or gains (whether worldwide, or only insofar as such income, profits or gains are considered to arise in or to relate to a particular jurisdiction, or otherwise) of that Person (and/or, in the case of a Lender, its applicable lending office).

      "Terminated Lender" is defined in Section 2.1.17 (Removal or Replacement of a Lender).

      "Term Loan Agreements" is defined in the Recitals hereto.

      "Term Loans" is defined in the Recitals hereto.

      "Third Party Project Documents" means the agreements listed on Schedule A.

      "Third Party Subordinated Indebtedness" means Indebtedness loaned to the Borrower by a Person other than an Affiliate of the Borrower; provided, that such Indebtedness (a) is contractually subordinated in right of payment to the Revolving Loans and all other Secured Obligations on the terms described in Exhibit A, including an agreement by the holders of such Indebtedness not to exercise any remedies until the Secured Obligations Termination Date, (b) does not provide for mandatory redemption or other redemption thereof until at least six months after final Stated Maturity of the Revolving Loans, (c) provides for payment of interest thereon in the form of cash or additional Third Party Subordinated Indebtedness having a principal amount equal to the amount of interest due (i.e., "pay-in-kind"), and (d) is otherwise in the form set forth in Exhibit A.

      "Third Priority Debt Representative" is defined in the Collateral Trust Agreement.

      "Third Priority Fixed Rate Notes" is defined in the Recitals hereto.

      "Third Priority Floating Rate Notes" is defined in the Recitals hereto.

      "Third Priority Indenture" is defined in the Recitals hereto.

      "Third Priority Indenture Trustee" is defined in the Recitals hereto.

      "Third Priority Lien Debt" means, collectively, (a) the Third Priority Floating Rate Notes and the Third Priority Fixed Rate Notes; (b) any other Indebtedness the net proceeds of which are used to refund, refinance, replace, defease, discharge or otherwise acquire or retire First Priority Lien Debt, Second Priority Lien Debt or other Third Priority Lien Debt; and (c) Hedging Obligations incurred to hedge or manage interest rate risk with respect to Third Priority Lien Debt having a notional amount not to exceed the aggregate principal amount of outstanding Third Priority Lien Debt; provided, that, in the case of any Indebtedness referred to in clause (b) or (c) of this definition:

            (i) such Indebtedness was permitted to be incurred and so secured under each applicable Financing Document (or the lenders under such Indebtedness obtained an Officer's Certificate of Borrower at the time of incurrence to the effect that such Indebtedness was permitted to be incurred and so secured under each applicable Financing Document);

            (ii) on or before the date on which such Indebtedness is incurred by the Borrower or the applicable Subsidiary, such Indebtedness is designated by the Borrower, in an Officer's Certificate delivered to each Third Priority Debt Representative and the Collateral Agent, as Third Priority Lien Debt for the purposes of the Collateral Trust Agreement and the other Third Priority Lien Documents;

            (iii) such Indebtedness is governed by an agreement that includes a Sharing Confirmation, a Lien Priority Confirmation and an agreement by the applicable Third Priority Debt Representative to vote with respect to such Indebtedness as described in the Collateral Trust Agreement; and

            (iv) all requirements set forth in the Collateral Trust Agreement as to the confirmation, grant or perfection of the Collateral Agent's Liens to secure such Indebtedness or Obligations in respect thereof are satisfied (and the satisfaction of such requirements will be conclusively established if the Borrower delivers to the Collateral Agent an Officer's Certificate stating that such requirements have been satisfied and that such Indebtedness is Third Priority Lien Debt).

      "Third Priority Lien Documents" means the Third Priority Floating Rate Notes and the Third Priority Fixed Rate Notes, the Guarantees related thereto, the Third Priority Indenture, each agreement governing any other series of Third Priority Lien Debt and all other agreements governing, securing or relating to any Third Priority Lien Obligations.

      "Third Priority Lien Obligations" means the Third Priority Lien Debt and all other Obligations in respect of Third Priority Lien Debt.

      "Third Priority Secured Parties" shall mean the holders of the Third Priority Lien Obligations (including the holders of the Third Priority Fixed Rate Notes and the holders of the Third Priority Floating Rate Notes).

      "Title Company" means Stewart Title Guaranty Company.

      "Total Loan Commitment" is defined in Section 2.1.1 (Revolving Loans).

      "TPUC" is defined in Section 4.18(d) (Governmental Regulation).

      "Type of Loan" means, with respect to any Revolving Loan, a Base Rate Loan or a LIBOR Rate Loan.

      "U.S." means the United States of America.

      "UCC" means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

      "WECC" means the Western Electricity Coordinating Council and any successor organization.

      "WECC Fixed Price Gas Sale and Power Purchase Agreement" means that certain WECC Fixed Price Gas Sale and Power Purchase Agreement, dated as of the date hereof, among the Borrower, certain Facility Owners and CES.

      "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

            (a) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

            (b)   the then outstanding principal amount of such Indebtedness.

      "Wholly Owned Subsidiary" of any specified Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) will at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

      "Working Capital Facility" means that certain Working Capital Facility, dated as of the date hereof, among the Borrower, Holdings and Calpine.

      "Working Capital Facility Indebtedness" means Indebtedness incurred by the Borrower under the Working Capital Facility; provided, that such Indebtedness
(a) is contractually subordinated in right of payment and in all other respects to the Revolving Loans and all other Secured Obligations on the terms described in Exhibit A including an agreement by the holders of such Indebtedness not to exercise any remedies until the Secured Obligations Termination Date, (b) does not provide for mandatory redemption thereof until at least six months after the Maturity Date, (c) provides for payment of interest thereon in the form of cash or by capitalizing the interest to principal, and (d) is otherwise in the form set forth in Exhibit A.

SECTION 1.2 Rules of Construction.

      Unless the context otherwise requires:

      (a) An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

      (b) Any of the terms used or defined herein may be used in the singular or the plural, depending on the reference.

      (c) Except as expressly provided in any Revolving Loan Documents, any reference to any agreement or instrument shall be deemed to include a reference to such agreement or instrument as assigned, amended, amended and restated, supplemented, otherwise modified from time to time or replaced in accordance with the terms of this Agreement.

      (d) The use in this Agreement or any of the Revolving Loan Documents of the word "include" or "including," when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word "will" shall be construed to have the same meaning and effect as the word "shall."

      (e) References to "Articles", "Sections" and "clauses" shall be to Articles, Sections and clauses, respectively, of this Agreement unless otherwise specifically provided.

      (f) References to "Exhibits", "Appendices" and "Schedules" shall be to Exhibits, Appendices and Schedules, respectively, to this Agreement unless otherwise specifically provided.

      (g) The use in this Agreement of the words "herein," "hereof," and "hereunder," and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof.

      (h) This Agreement, the other Revolving Loan Documents and any documents or instruments delivered pursuant hereto or thereto shall be construed without regard to the identity of the party who drafted the various provisions of the same. Each and every provision of this Agreement, the other Revolving Loan Documents and instruments and documents entered into

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

and delivered in connection therewith shall be construed as though the parties participated equally in the drafting of the same. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or the other Revolving Loan Documents and instruments and documents entered into and delivered in connection therewith.

                                   ARTICLE II.
                              THE CREDIT FACILITIES

SECTION 2.1 Revolving Loan Facility.

      Section 2.1.1 Revolving Loans.

      (a) Revolving Loan Commitments. Subject to the terms and conditions hereof (including without limitation the conditions to extensions of credit set forth in Article 3), (i) each Lender severally agrees to make, from time to time during the Loan Availability Period, Revolving Loans to the Borrower in an amount up to such Lender's Revolving Loan Commitment, and (ii) the Borrower may borrow, repay and reborrow the funds available for Revolving Loans from time to time during the Loan Availability Period. The aggregate principal amount of all Revolving Loans outstanding at any time shall not exceed the difference of (A) $200,000,000 or, if such amount is reduced pursuant to Section 2.1.10 (Voluntary Prepayments) or Section 2.1.11 (Mandatory Repayments and Commitment Reductions), such lower amount (such amount as so reduced from time to time, the "Total Loan Commitment"), minus (B) the sum of (1) the Aggregate LC Stated Amount then outstanding plus (2) the aggregate amount of all Reimbursement Obligations then outstanding. All amounts owed hereunder with respect to the Revolving Loans shall be paid in full no later than the Maturity Date. Each Lender's Revolving Loan Commitment shall terminate immediately and without further action on the Maturity Date.

      (b) Borrowing Mechanics for Revolving Loans. By delivering a Notice of Borrowing to the Administrative Agent on or before 10:00 a.m. (New York City time) on a Business Day, an Officer of the Borrower may from time to time irrevocably request, on not less than three Business Days, in the case of LIBOR Rate Loans, or one Business Day in the case of Base Rate Loans, nor more than five Business Days' notice, that a Revolving Loan be made in a minimum amount of $2,000,000 or in the unused amount of the Total Loan Commitment. The Administrative Agent shall promptly transmit the information in each of the Borrower's Notices of Borrowing to each Lender. On the terms and subject to the conditions of this Agreement (including the conditions precedent specified in Section 3.1 (Conditions Precedent to Closing) or Section 3.2 (Conditions Precedent to each Revolving Loan), as applicable), each Revolving Loan shall be comprised of the Types of Loans, and shall be made by each Lender on the Business Day, specified in such Notice of Borrowing. On or before 12:00 p.m. (New York City time) on the Business Day specified in such Notice of Borrowing, each Lender shall deposit with the Administrative Agent an amount equal to such Lender's applicable Pro Rata Share of the requested Revolving Loan. Such deposit will be made by wire transfer of same day funds in Dollars to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the applicable Lenders, the Administrative

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

Agent shall make such funds available to the Borrower by wire transfer to one or more accounts as may be designated in writing to the Administrative Agent by the Borrower.

      Section 2.1.2 Amount of Revolving Loans; Availability of Funds.

      (a) Amount of Revolving Loans. All Revolving Loans shall be made by the Lenders simultaneously in proportion to their respective Revolving Loan Commitments, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender's obligation to make a Revolving Loan hereunder nor shall any Revolving Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender's obligation to make a Revolving Loan hereunder.

      (b) Availability of Funds. Unless the Administrative Agent shall have been notified by any Lender prior to a Credit Event Date that such Lender does not intend to make available to the Administrative Agent the amount of such Lender's Revolving Loan, the Administrative Agent may assume that such Lender has made and will make such amount available to the Administrative Agent on such Credit Event Date and the Administrative Agent may, in its sole discretion, but shall not be obligated to, make available to the Borrower a corresponding amount on such Credit Event Date. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Event Date until the date such amount is paid to the Administrative Agent, at the customary rate set by the Administrative Agent for the correction of errors among banks for three Business Days and thereafter at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the Closing Date until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Revolving Loans. Nothing in this Section 2.1.2(b) shall be deemed to relieve any Lender from its obligation to fulfill its Revolving Loan Commitment hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder.

      Section 2.1.3 Use of Proceeds. The proceeds of Revolving Loans shall be applied by the Borrower only (a) to finance the development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Borrower or any Subsidiary (other than a Subsidiary that is a Holding Company) or (b) to pay interest on the Term Loans and the Notes. The proceeds of Revolving Loans may also be applied by the Borrower to repay Reimbursement Obligations under a Letter of Credit; provided that such Letter of Credit financed the development, construction or purchase of or by, or repairs, improvements or additions to, property or assets of the Borrower or any Subsidiary (other than a Subsidiary that is a Holding Company). No portion of the proceeds of any Revolving Loan shall be used (nor shall any Letter of Credit be used) in any manner that causes or might cause the funding of the Revolving Loans or the issuance of a Letter of Credit or the application of such proceeds to violate Regulation T, Regulation U or Regulation X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act.

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

      Section 2.1.4 Evidence of Debt; Register; Lenders' Books and Records;
Notes.

      (a) Lenders' Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Indebtedness of the Borrower to such Lender, including the amounts of the Revolving Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on the Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of any Revolving Loan; and provided further, that in the event of any inconsistency between the Register and any Lender's records, the recordations in the Register shall govern.

      (b) Register. The Administrative Agent shall maintain at the Principal Office a register for the recordation of the names and addresses of the Lenders and the Revolving Loans and Participation Interests of each Lender from time to time (the "Register"). The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent shall record in the Register the Revolving Loans, the Participation Interests, each issuance, cancellation, drawing or termination of any Letter of Credit, each repayment or prepayment in respect of the principal amount of the Revolving Loans and the Total Loan Commitment and each Lender's Revolving Loan Commitment, and any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's Obligations in respect of any Revolving Loan. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent solely for purposes of maintaining the Register as provided in this Section 2.1.4, and the Borrower hereby agrees that, to the extent the Administrative Agent serves in such capacity, the Administrative Agent and its officers, directors, employees, agents and affiliates shall constitute "Indemnitees" under Section 12.3 (Indemnity).

      (c) Revolving Loan Notes. If so requested by any Lender by written notice to the Borrower (with a copy to the Administrative Agent) at any time, the Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 12.6 (Successors and Assigns; Participations)) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after the Borrower's receipt of such notice), a Revolving Loan Note payable to such Lender in a maximum principal amount equal to such Lender's commitment to fund Revolving Loans.

      Section 2.1.5 Interest.

      (a) Except as otherwise set forth herein, the Revolving Loans shall bear interest on the unpaid principal amount thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

            (i)   if a Base Rate Loan, at the Base Rate plus 2.50% per annum; or

            (ii) if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus 3.50% per annum.

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

      (b) The Type of Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by the Borrower and notified to the Administrative Agent and the Lenders pursuant to the applicable Notice of Borrowing or Continuation Notice, as the case may be. If on any day a Revolving Loan is outstanding with respect to which a Notice of Borrowing or Continuation Notice has not been delivered to the Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Revolving Loan shall be a Base Rate Loan.

      (c) In connection with LIBOR Rate Loans there shall be no more than five Interest Periods outstanding at any time. In the event that the Borrower fails to specify the Type of Loan in the applicable Notice of Borrowing or Continuation Notice, such Revolving Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then-current Interest Period for such Revolving Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event that the Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Notice of Borrowing or Continuation Notice, the Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, the Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and, upon the request of the Borrower, shall promptly give notice thereof (in writing or by telephone confirmed in writing) to the Borrower and each Lender.

      (d) Interest payable pursuant to Section 2.1.5(a) shall be computed (i) in the case of Base Rate Loans on the basis of a 365-day or 366-day year, as the case may be, and (ii) in the case of LIBOR Rate Loans, on the basis of a 360-day year, in each case for the actual number of days elapsed in the period during which it accrues. In computing interest on any Revolving Loan, the date of the making of such Revolving Loan or the first day of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Revolving Loan or the expiration date of an Interest Period applicable to such Revolving Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, if a Revolving Loan is repaid on the same day on which it is made, one day's interest shall be paid on that Revolving Loan.

      (e) Except as otherwise set forth herein, interest on each Revolving Loan shall be payable in arrears on and to each Interest Payment Date applicable to that Revolving Loan.

      Section 2.1.6 Continuation Notice.

      (a) Subject to Section 2.1.15 (Increased Costs; Capital Adequacy) and so long as no Default or Event of Default shall have occurred and then be continuing, the Borrower shall have the option:

            (i) to convert at any time all or any part of any Revolving Loan equal to $2,000,000 and integral multiples of $500,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless the Borrower shall pay all amounts due under Section 2.1.14 (Making or Maintaining Revolving Loans) in connection with any such conversion; or

            (ii) upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Revolving Loan equal to $2,000,000 and integral multiples of $500,000 in excess of that amount as a LIBOR Rate Loan.

      (b) The Borrower shall deliver a Continuation Notice to the Administrative Agent no later than 10:00 a.m. (New York City time) at least one Business Day in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans shall be irrevocable on and after the related Interest Rate Determination Date, and the Borrower shall be bound to effect a conversion or continuation in accordance therewith. In the event that the Borrower shall have failed to provide a Continuation Notice as required by this Section 2.1.6(b) to continue any LIBOR Rate Loan into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.1.6(b) to convert such LIBOR Rate Loan into a Base Rate Loan), then such LIBOR Rate Loan shall, at the end of the applicable Interest Period, automatically be converted into a Base Rate Loan.

      (c) Any Continuation Notice shall be executed by an Officer of the Borrower in a writing delivered to the Administrative Agent. In lieu of delivering a written notice, the Borrower may give the Administrative Agent telephonic notice by the required time of any continuation; provided each such notice shall be promptly confirmed in writing by delivery of the applicable Continuation Notice to the Administrative Agent on or before the applicable date of continuation. Neither the Administrative Agent nor any Lender shall incur any liability to the Borrower in acting upon any telephonic notice referred to above that the Administrative Agent believes in good faith to have been given by a duly authorized officer or other Person authorized on behalf of the Borrower or otherwise acting in good faith.

      Section 2.1.7 Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of all Revolving Loans and, to the extent permitted by applicable Legal Requirements, any accrued but unpaid interest payments thereon and any accrued but unpaid fees and other amounts hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable Bankruptcy Laws) payable upon demand at a rate that is (a) 2% per annum in excess of the interest rate then otherwise payable under this Agreement with respect to the applicable Revolving Loans or (b) in the case of any such fees and other amounts, at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans (the "Default Rate"); provided that if an Event of Default has occurred and is continuing on the expiration date of the Interest Period for any LIBOR Rate Loans, then such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.1.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of the Administrative Agent, the Collateral Agent or any Lender.

      Section 2.1.8 Fees.

      (a) Fee Letter. The Borrower agrees to pay to each Agent and each applicable Lender the fees in the amounts and at the times set forth herein and any other fees as separately agreed upon by the Borrower and such Agent or such Lender (as applicable) in writing.

      (b) Revolving Loan Commitment Fees. On the last Business Day in each calendar quarter (where all or any portion of such calendar quarter occurs on or after the Closing Date and prior to the Maturity Date) and on the Maturity Date (or, if the Total Loan Commitment is canceled prior to such date, on the date of such cancellation), the Borrower shall pay to the Administrative Agent, for the benefit of the Lenders, accruing from the Closing Date or the first day of such quarter, as the case may be, a commitment fee (the "Commitment Fee") for such quarter (or portion thereof) then ending equal to the product of (a) 0.75% times
(b) the daily average Available Loan Commitment for such quarter (or portion thereof) times (c) a fraction, the numerator of which is the number of days in such quarter (or portion thereof) and the denominator of which is the number of days in that calendar year (365 or 366, as the case may be).

      Section 2.1.9 Payments. The principal amounts of the Revolving Loans (reduced in connection with any voluntary or mandatory prepayments of the Revolving Loans, in accordance with Sections 2.1.10 (Voluntary Prepayments),
2.1.11 (Mandatory Repayments and Commitment Reductions) and Section 5.7 (Asset Sales; Application of Net Proceeds), as applicable) shall be repaid from time to time in the discretion of the Borrower, but in any event in full on the Maturity Date.

      Section 2.1.10 Voluntary Prepayments; Voluntary Commitment Reductions.

      (a) The Borrower may voluntarily prepay (without premium or penalty) Revolving Loans on any Business Day, in whole or in part, in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 (or the remaining amount outstanding) in excess of that amount.

      (b)   All such prepayments shall be made:

            (i) upon not less than one Business Day's prior written, email or telephonic notice in the case of Base Rate Loans; and

            (ii) upon not less than three Business Days' prior written, email or telephonic notice in the case of LIBOR Rate Loans;

in each case given to the Administrative Agent by 1:00 p.m. (New York City time) on the date required and, if given by telephone, promptly confirmed in writing to the Administrative Agent (and the Administrative Agent will promptly transmit such telephonic or original notice, by telefacsimile or telephone to each Lender). Upon the giving of any such notice, the principal amount of the Revolving Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any prepayment of any Revolving Loan pursuant to this Section shall be applied in inverse order of maturities and otherwise in accordance with Section 2.1.12 (General Provisions Regarding Payments).

      (c) The Borrower may, upon not less than five Business Days' prior written notice to Administrative Agent, at any time and from time to time terminate in whole or permanently reduce in part, without premium or penalty, the Total Loan Commitment; provided that any such partial reduction of the Total Loan Commitment shall be in an aggregate minimum amount of $2,000,000 and integral multiples of $500,000 in excess of that amount. The Borrower's notice to the Administrative Agent shall designate the date (which shall be a Business
Day) of such termination or reduction and the amount of any partial reduction, and such termination or reduction of the Total Loan Commitment shall be effective on the date specified in the Borrower's notice and shall reduce the Revolving Loan Commitment of each Lender proportionately to its Pro Rata Share. Notwithstanding anything to the contrary herein, the Borrower may not terminate in whole or permanently reduce in part the Total Loan Commitment if, after giving effect to any such termination or reduction, such termination or reduction would result in the aggregate amount of the Total Loan Commitment being at such time less than the sum of (i) the aggregate principal amount of outstanding Revolving Loans at such time and (ii) the Aggregate Stated LC Amount and all outstanding Reimbursement Obligations at such time. Together with the delivery by the Borrower to the Administrative Agent of its notice of intent to terminate or reduce the Total Loan Commitment, the Borrower shall deliver an Officer's Certificate certifying to the foregoing.

      Section 2.1.11 Mandatory Repayments and Commitment Reductions. The Borrower shall prepay the Revolving Loans with the Net Proceeds of an Asset Sale, Casualty Event or Condemnation Event as and to the extent required by
Section 5.7(c). Each such prepayment shall be made on a pro rota basis with the First Priority Term Loans and the First Priority Notes. The Total Loan Commitment shall be permanently reduced by the amount of each such prepayment, and each Lender's Revolving Loan Commitment shall be correspondingly reduced in proportion to its Pro Rata Share (provided, if after giving effect to any such reduction, the Total Loan Commitment is less than the sum of (i) the aggregate principal amount of all Revolving Loans outstanding at such time and (ii) the aggregate Stated LC Amount and Reimbursement Obligations at such time, then the Borrower shall immediately prepay such Revolving Loans and cash collateralize (pursuant to a cash collateral agreement in form and substance reasonable satisfactory to the Administrative Agent) such Letters of Credit or Reimbursement Obligations to the extent necessary to cause the Total Loan Commitment to be equal to or greater than the amounts specified in clauses (i) and (ii) above).

      Section 2.1.12 General Provisions Regarding Payments.

      (a) All payments by the Borrower or any Guarantor of principal, interest, fees and other Revolving Loan Obligations shall be made in Dollars in same day funds, without defense, setoff or counterclaim, free of any restriction or condition, and delivered to the Administrative Agent not later than 1:00 p.m. (New York City time) on the date due at the Administrative

Agent's Principal Office for the account of the Administrative Agent or the Lenders, as the case may be. Funds received by the Administrative Agent after that time on such due date shall be deemed to have been paid by the Borrower or the applicable Guarantor on the next succeeding Business Day.

      (b) All payments in respect of the principal amount of any Revolving Loan shall include payment of accrued interest on the principal amount being repaid or prepaid, and all such payments (and, in any event, any payments in respect of any Revolving Loan on a date when interest is due and payable with respect to such Revolving Loan) shall be applied to the payment of interest before application to principal.

      (c) The Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender's applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder together with all other amounts due thereon, including all fees payable with respect thereto, to the extent received by the Administrative Agent.

      (d) Whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be due on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder.

      (e) The Borrower hereby authorizes the Administrative Agent to charge the Borrower's accounts (if any) with the Administrative Agent in order to cause timely payment to be made to the Administrative Agent of all principal, interest, fees and expenses due hereunder (to the extent there are funds available in its accounts for that purpose) upon the occurrence and during the continuation of any Event of Default in respect of its payment obligations hereunder.

      (f) The Administrative Agent shall deem any payment by or on behalf of the Borrower hereunder that is not made in same day funds prior to 1:00 p.m. (New York City time) on the date therefor to be a non-conforming payment. Any such payment shall not be deemed to have been received by the Administrative Agent until the later of (i) the time such funds become available funds, and
(ii) the applicable next Business Day. The Administrative Agent shall give prompt telephonic notice to the Borrower and each applicable Lender (confirmed in writing) if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 7.1 (Events of Default). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the rate determined pursuant to Section 2.1.7 (Default Interest) from the date such amount was due and payable until the date such amount is paid in full.

      Section 2.1.13 Ratable Sharing. The Lenders hereby agree among themselves that if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Revolving Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker's lien, by counterclaim or cross action or by the enforcement of any right under the Revolving Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Law, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees and other amounts then due and owing to such Lender hereunder or under the other Revolving Loan Documents (collectively, the "Aggregate Amounts Due" to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify the Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each Lender that is deemed to be the seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders, so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to each of them, respectively; provided, if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of the Borrower or otherwise, the foregoing purchases of participations shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender(s) ratably to the extent of such recovery, but without interest. The Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker's lien, set-off or counterclaim with respect to any and all monies owing by the Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

      Section 2.1.14 Making or Maintaining Revolving Loans.

      (a) Inability to Determine Applicable Interest Rate. In the event that the Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto absent manifest error), on any Interest Rate Determination Date with respect to any Revolving Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such Revolving Loans on the basis provided for in the definition of Adjusted LIBOR Rate, the Administrative Agent shall on such date give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and each Lender of such determination, whereupon (i) no Revolving Loans may be made or maintained with an interest rate based on the Adjusted LIBOR Rate, and instead will be made and maintained with an interest rate equal to the Base Rate plus 2.50% per annum, until such time as the Administrative Agent notifies the Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Notice of Borrowing or Continuation Notice given by the Borrower with respect to the Revolving Loans in respect of which such determination was made shall be deemed to be rescinded by the Borrower.

      (b) Illegality or Impracticability of using the Adjusted LIBOR Rate. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with the Borrower and the Administrative Agent) that the making, maintaining or continuation of its Revolving Loans with an interest rate based on the Adjusted LIBOR Rate (i) has become unlawful as a result of compliance by such Lender in good faith with any Legal Requirement or would conflict with any treaty, governmental rule, regulation, guideline or order not having the force of law even though the failure to comply therewith would not be unlawful, or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and

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adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an "Affected Lender" and on that day it shall give notice (by telefacsimile or by telephone confirmed in writing) to the Borrower and the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each other Lender). Thereafter (A) the obligation of the Affected Lender to make or maintain Revolving Loans with an interest rate based on the Adjusted LIBOR Rate shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a Revolving Loan then being requested by the Borrower pursuant to a Notice of Borrowing or a Continuation Notice, the Affected Lender shall make such Revolving Loan as (or continue such Revolving Loan as) a Revolving Loan with an interest rate equal to the Base Rate plus 2.50% annum, (C) the Affected Lender's obligation to maintain its outstanding Revolving Loans with an interest rate based on the Adjusted LIBOR Rate (the "Affected Loans") shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Revolving Loans with an interest rate equal to the Base Rate plus 2.50% per annum on the date of such termination. Except as provided in the immediately preceding sentence, nothing in this
Section 2.1.14(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Revolving Loans with an interest rate based on the Adjusted LIBOR Rate in accordance with the terms hereof.

      (c) Compensation for Breakage or Non-Commencement of Interest Periods. The Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses and liabilities (including any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Revolving Loans and any loss, expense or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits (such anticipated profits being the 3.50% spread over the Adjusted LIBOR
Rate) which such Lender may sustain within an Interest Period: (i) if any prepayment or other principal payment of any of its Revolving Loans occurs on a date prior to the last day of an Interest Period applicable to that Revolving Loan (including pursuant to Section 2.1.10 (Voluntary Prepayments), 2.1.11 (Mandatory Repayments and Commitment Reductions) and 5.7 (Asset Sales; Application of Net Proceeds)); (ii) if any prepayment of any of its Revolving Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iii) if the Borrower revokes any Notice of Borrowing submitted pursuant to Section 2.1.2(b) above after a date which is after the applicable minimum periods for the submission of such Notice of Borrower specified in
Section 2.1.2(b) above.

      (d) Booking of Revolving Loans. Any Lender may make, carry or transfer Revolving Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

      (e) Assumptions Concerning Funding of Revolving Loans. Calculation of all amounts payable to a Lender under this Section 2.1.14 and under Section
2.1.15 (Increased Costs; Capital Adequacy) shall be made as though such Lender had actually funded each of its relevant Revolving Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (b) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such Revolving Loan and having a maturity comparable to the relevant Interest

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

Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, however, each Lender may fund each of its Revolving Loans in any manner it sees fit and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.1.14 and under
Section 2.1.15 (Increased Costs; Capital Adequacy).

      Section 2.1.15 Increased Costs; Capital Adequacy.

      (a) Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.1.16 (Taxes; Withholding, etc.) (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any Legal Requirement, or any change therein or in the interpretation, administration or application thereof (including the introduction of any new Legal Requirement), or any determination of a court or governmental authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law):

            (i) imposes, modifies or holds applicable any reserve (including any marginal, emergency, supplemental, special or other reserve), special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to any Revolving Loans that are reflected in the definition of Adjusted LIBOR Rate); or

            (ii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market;

and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making or maintaining Revolving Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, the Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.1.15(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      (b) Capital Adequacy Adjustment. In the event that any Lender shall have determined that the adoption, effectiveness, phase-in or applicability after the Closing Date of any Legal Requirement (or any provision thereof) regarding capital adequacy, or any change therein or in the interpretation or administration thereof by any governmental authority, central

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

bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its applicable lending office) with any guideline, request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of, or with reference to, such Lender's Revolving Loans, or participations therein or other obligations hereunder with respect to the Revolving Loans to a level below that which such Lender or such controlling corporation could have achieved but for such adoption, effectiveness, phase-in, applicability, change or compliance (taking into consideration the policies of such Lender or such controlling corporation with regard to capital adequacy), then from time to time, within five Business Days after receipt by the Borrower from such Lender of the statement referred to in the next sentence, the Borrower shall pay to such Lender such additional amount or amounts as shall compensate such Lender or such controlling corporation on an after-tax basis for such reduction. Such Lender shall deliver to the Borrower (with a copy to the Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this
Section 2.1.15(b), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

      Section 2.1.16 Taxes; Withholding, etc.

      (a)   Payments to Be Free and Clear. Except as otherwise provided in this
Section 2.1.16, all sums payable by or on behalf of any Obligor hereunder and under the other Revolving Loan Documents shall (except to the extent required by any applicable Legal Requirement) be paid free and clear of, and without any deduction or withholding on account of, any Tax imposed, levied, collected, withheld or assessed by or within the U.S. or any political subdivision in or of the U.S. or any other jurisdiction from or to which a payment is made by or on behalf of any Obligor.

      (b) Withholding of Taxes. If any Obligor or any other Person is required by law to make any deduction or withholding on account of any such Tax from any sum paid or payable by or on behalf of any Obligor to the any Agent or any Lender under any of the Revolving Loan Documents:

            (i) the Borrower shall notify the Administrative Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it;

            (ii) the Borrower shall pay any such Tax before the date on which penalties attach thereto, such payment to be made (if the liability to pay is imposed on any Obligor) for its own account or (if that liability is imposed on such Agent or such Lender, as the case may be) on behalf of and in the name of such Agent or such Lender;

            (iii) the sum payable by such Obligor in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of all deductions, withholding or payments for or with respect to Taxes, such Agent or such Lender, as the case may be, receives on the due date

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

      a net sum equal to what it would have received had no such deduction, withholding or payment been required or made; and

            (iv) within 30 days after paying any sum from which it is required by law to make any deduction or withholding, and within 30 days after the due date of payment of any tax which it is required by clause (ii) above to pay, the Borrower shall deliver to the Administrative Agent evidence satisfactory to the other affected parties of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority;

provided that no such additional amount shall be required to be paid to any Lender under clause (iii) above except to the extent that any change after the date hereof (in the case of each Lender listed on the signature pages hereof on the Closing Date) or after the effective date of the Assignment Agreement pursuant to which such Lender became a Lender (in the case of each other Lender) in any such requirement for a deduction, withholding or payment as is mentioned therein shall result in either the imposition of deduction, withholding or payment or an increase in the rate of such deduction, withholding or payment from that in effect at the date hereof or at the date of such Assignment Agreement, as the case may be, in respect of payments to such Lender.

      (c) Other Taxes. The Borrower shall pay any Other Taxes to the relevant taxing or other authority in accordance with applicable Legal Requirements, and shall comply with the requirements of Section 2.1.16(b)(iv) with respect to such payments.

      (d) Indemnification. Subject to the requirements of Section 2.1.16(e), the Borrower shall indemnify each Agent and each Lender for the full amount of Taxes (to the extent the Borrower would be required to pay additional amounts with respect to such Taxes pursuant to Section 2.1.16(b)) or Other Taxes arising in connection with payments made under any of the Revolving Loan Documents (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.1.16) paid by such Agent or Lender and any penalties, additions to tax, interest and expenses arising from or with respect to such Taxes or Other Taxes, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 10 days from the date any Agent or any Lender makes written demand therefor.

      (e) Evidence of Exemption From U.S. Withholding Tax. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. federal income tax purposes (a "Non-U.S. Lender") shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date of the Assignment Agreement pursuant to which it becomes a Lender (in the case of each other Lender), and at such other times as may be necessary in the determination of the Borrower or the Administrative Agent (each in the reasonable exercise of its discretion):

            (i) two original copies of Internal Revenue Service Form W-8BEN or W-8ECI (or any successor forms), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to deduction or withholding of

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

      United States federal income tax with respect to any payments to such Lender of principal, interest, fees or other amounts payable under any of the Revolving Loan Documents or is subject to such deduction or withholding at a reduced rate; or

            (ii)  if such Lender is not a "bank" or other Person described in
      Section 881(c)(3) of the Code and is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Certificate Re Non-Bank Status together with two original copies of Internal Revenue Service Form W-8 (or any successor form), properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender of interest payable under any of the Revolving Loan Documents.

Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this
Section 2.1.16(e) hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, that such Lender shall promptly deliver to the Administrative Agent for transmission to the Borrower two new original copies of Internal Revenue Service Form W-8BEN or W-8ECI, or a Certificate re Non-Bank Status and two original copies of Internal Revenue Service Form W-8, as the case may be, properly completed and duly executed by such Lender, and such other documentation required under the Code and reasonably requested by the Borrower to confirm or establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to payments to such Lender under the Revolving Loan Documents or is subject to such deduction or withholding at a reduced rate, or notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence. The Borrower shall not be required to pay any additional amount to any Non-U.S. Lender under Section 2.1.16(b)(iii) or to indemnify the Non-U.S. Lender under Section 2.1.16(d) if such Lender shall have failed (1) to deliver the forms, certificates or other evidence referred to in the second sentence of this Section 2.1.16(e), or (2) to notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence, as the case may be; provided, if such Lender shall have satisfied the requirements of the first sentence of this
Section 2.1.16(e) on the Closing Date or on the date of the Assignment Agreement pursuant to which it became a Lender, as applicable, nothing in this last sentence of this Section 2.1.16(e) shall relieve the Borrower of its obligation to pay any additional amounts pursuant to Section 2.1.16(b) or to indemnify the Non-U.S. Lender under Section 2.1.16(d) in the event that, as a result of any change in any applicable Legal Requirement, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender is not subject to withholding as described herein. For the avoidance of doubt, to the extent the form provided by a Lender at the time such Lender first becomes a party to this Agreement indicates a U.S. withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes.

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

      Section 2.1.17 Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that:

      (a) (i) any Lender (an "Increased-Cost Lender") shall give notice to the Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.1.14 (Making or Maintaining Revolving Loans), 2.1.15 (Increased Costs; Capital Adequacy) or 2.1.16 (Taxes; Withholding, etc), (ii) the circumstances which have caused such Lender to be an Increased-Cost Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after the Borrower's request for such withdrawal; or

      (b) in connection with any proposed amendment, modification, termination, waiver or consent with respect to any of the provisions hereof as contemplated by Section 12.5(b) (Amendments and Waivers), the consent of Requisite Lenders shall have been obtained but the consent of one or more of such other Lenders (each a "Non-Consenting Lender") whose consent is required shall not have been obtained;

then, with respect to each such Increased-Cost Lender or Non-Consenting Lender (the "Terminated Lender"), the Borrower may, by giving written notice to the Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Revolving Loans and its Participation Interests in full to one or more Eligible Assignees (each a "Replacement Lender") in accordance with the provisions of Section 12.6 (Successors and Assigns; Participations) and the Borrower shall pay any fees payable thereunder in connection with such assignment; provided,

            (i) on the date of such assignment, the Replacement Lender shall pay to such Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans and Participation Interests of the Terminated Lender, and
      (B) an amount equal to all accrued, but theretofore unpaid, fees owing to such Terminated Lender pursuant to Section 2.1.8 (Fees);

            (ii) on the date of such assignment, the Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.1.14(c) (Making or Maintaining Revolving Loans), 2.1.15 (Increased Costs; Capital Adequacy) or 2.1.16 (Taxes; Withholding, etc.); provided that no premium on such amounts shall be required to be paid; and

            (iii) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender.

Upon the prepayment of all amounts owing to any Terminated Lender, such Terminated Lender shall no longer constitute a "Lender" under any of the Revolving Loan Documents; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

SECTION 2.2 Letter of Credit Facilities.

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

      Section 2.2.1 Issuance of the Letters of Credit. Subject to the terms and conditions set forth in this Agreement (including the conditions precedent set forth in Section 3.3), the LC Bank shall, during the Loan Availability Period, on each Business Day specified in a Notice of LC Activity described in Section 2.2.3, issue, extend or increase the Stated Amount (as applicable), for the account of the Borrower, of the Letter(s) of Credit to which such Notice of LC Activity relates, and shall deliver each such Letter of Credit (or a notice of extension or increase in the Stated Amount thereof) to the Borrower for ultimate delivery to the applicable LC Beneficiary, or directly to the applicable LC Beneficiary, as requested by the Borrower. Subject to Section 2.2.6(b), the LC Bank shall not modify the conditions for draws or terms of availability for any Letter of Credit issued and outstanding hereunder without the Borrower's prior written consent.

      Section 2.2.2 Use of Letters of Credit. The LC Bank shall, subject to the terms and conditions of the Agreement, at the request and for the account of the Borrower, make Letter(s) of Credit available to the Borrower and/or its Affiliates solely to enable the Borrower or such Affiliates (as applicable) to provide security for their respective obligations under Project Documents (other than Project Documents that evidence "Indebtedness" as such time is defined in Calpine's senior indentures). No Letter of Credit shall be issued, renewed, replaced or extended by the LC Bank until such time (or a reasonable period before such time) as required under the Project Document pursuant to which such Letter of Credit is being issued. The expiration date of each Letter of Credit shall be on or prior to the scheduled Maturity Date.

      Section 2.2.3 Notice of LC Activity. The Borrower shall request the issuance, extension or increase in the Stated Amount of any Letter of Credit by delivering to the Administrative Agent and the LC Bank an irrevocable written notice in the form of Exhibit H, appropriately completed (a "Notice of LC Activity"), which specifies, among other things:

            (a) The particulars of the Letter of Credit to be issued or the Letter of Credit to be extended or the Stated Amount of which is to be increased;

            (b) The Borrower (or its Affiliates) and the Facility to which such Letter of Credit relates;,

            (c) The issue date and expiration date of the Letter of Credit to be issued or extended (neither of which shall in any event be later than the scheduled Maturity Date); and

            (d) The Stated Amount of such Letter of Credit; provided, that the sum of (i) such Stated Amount plus (ii) the Aggregate LC Stated Amount plus (iii) all outstanding Reimbursement Obligations, shall not exceed the amount equal to the excess, if any, of (A) the Total Loan Commitment at such time over (B) the aggregate principal amount of all Revolving Loans then outstanding plus the Aggregate LC Stated Amount and all outstanding Reimbursement Obligations at such time.

The Borrower shall give the Notice of LC Activity to the Administrative Agent and the LC Bank at least five Business Days before the requested date of issuance of any Letter of Credit, or of any

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

extension or increase in the Stated Amount of any Letter of Credit. Any Notice of LC Activity, once given by Borrower, may not be modified or revoked without the prior consent of the LC Bank.

      Section 2.2.4 Reimbursement. The LC Bank shall notify the Borrower of any Drawing Payment under any Letter of Credit within one Business Day after the date that such Drawing Payment is made (the date such Drawing Payment is made, the "Drawing Date"): Provided, However, that the LC Bank's failure to provide such notification shall not relieve Borrower of its Reimbursement Obligation (it being understood, however, that the LC Bank shall not be excused from any liability it may have to the Borrower as a result of such failure to provide the required notice). No later than 11:00 a.m. (New York City time) on the fifth Business Day after the Drawing Date, the Borrower shall make or cause to be made to the LC Bank a Reimbursement Payment in an amount equal to the sum of (a) the full amount of such Drawing Payment and (b) interest thereon for each day or portion thereof until such Reimbursement Payment is made at a rate equal to (i) from the Drawing Date through the fifth Business Day following the Drawing Date, the interest rate that would be applicable to a one-month LIBOR Rate Loan made on the Drawing Date and (ii) thereafter, the Default Rate; provided, however, that such Reimbursement Payment shall be for the benefit of each Lender (in proportion to its Pro Rata Share) to the extent that, prior to the time such Reimbursement Payment is made, such Lender has, pursuant to Section 2.2.7, paid the LC Bank its respective Pro Rata Share of the Drawing Payment made by the LC Bank. If a Reimbursement Payment is made in the full amount of such Drawing Payment by 3:00 p.m. on the applicable Drawing Date, no interest shall be payable on such Drawing Payment.

      Section 2.2.5 Reimbursement Obligation Absolute. The Reimbursement Obligation of the Borrower for each Drawing Payment shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under and without regard to any circumstances, including, (a) any lack of validity or enforceability of any Revolving Loan Documents or Project Documents, (b) any amendment or waiver of or any consent to departure from all or any terms of any of the Revolving Loan Documents or Project Documents, (c) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against any LC Beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such LC Beneficiary or transferee may be acting), the LC Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein, any Revolving Loan Document, or in the Project Documents, or in any unrelated transaction, (d) any breach of contract or dispute among or between the Borrower, the LC Bank, the Administrative Agent, any Lender, or any other Person, (e) any demand, statement, certificate, draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (f) payment by the LC Bank under any Letter of Credit against presentation of any demand, statement, certificate, draft or other document which does not comply with the terms of such Letter of Credit, (g) any non-application or misapplication by an LC Beneficiary of the proceeds of any Drawing Payment under a Letter of Credit or any other act or omission of an LC Beneficiary in connection with a Letter of Credit, (h) any extension of time for or delay, renewal or compromise of or other indulgence or modification to the Drawing Payment granted or agreed to by the LC Bank, the Administrative Agent or any Lender, with or without notice to or approval by the Borrower, (i) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien

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

thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Revolving Loan Documents or any of the Project Documents, or (j) any other circumstances or happenings whatsoever relating to the Borrower, such Reimbursement Obligation or any Facility, whether or not similar to any of the foregoing, including the failure of the Borrower to occupy or use any Facility in the manner contemplated by the Revolving Loan Documents or Project Documents or otherwise, any defect in title, design, operation, merchantability, fitness or condition of any Facility or in the suitability of any Facility for the Borrower's purposes or needs, any failure of consideration, destruction of or damage to any Facility, any commercial frustration of purpose, the taking by condemnation of title to or the use of all or any part of any Facility, any Regulatory Change, any failure of an LC Beneficiary or any other Person to perform or observe any agreement, whether express or implied, or any duty, liability or obligation arising out of or in connection with the Revolving Loan Documents or the Project Documents to which each is a party; provided, however, that nothing in this Section 2.2.5 shall relieve the LC Bank, the Administrative Agent or any Lender from liability for its bad faith, gross negligence or willful misconduct or breach of this Agreement.

      Section 2.2.6 Reduction and Reinstatement of Stated Amount.

      (a) The Stated Amount of each Letter of Credit shall be reduced by the amount of Drawing Payments made in respect thereof. Notwithstanding anything to the contrary contained in this Section 2.2, once so reduced, the Stated Amount of any Letter of Credit shall not be reinstated except (i) upon the prior written consent of the Administrative Agent, the LC Bank and the Requisite Lenders or (ii) upon payment by Borrower of the Reimbursement Obligation corresponding to such Drawing Payment and satisfaction of the conditions for an increase in the Stated Amount of a Letter of Credit set forth in Section 2.2.3 and Article 3.

      (b) Upon the occurrence and during the continuation of an Event of Default under Section 7.1(k) or at such time as, pursuant to the terms hereof, the Revolving Loan Obligations have been accelerated, the Administrative Agent (acting at the direction of the LC Bank or the Requisite Lenders) shall be entitled to cancel all outstanding Letters of Credit any time at least 30 days after delivery to the LC Beneficiary of each Letter of Credit that will be canceled a written notice of such intent to cancel, whereupon the LC Beneficiary shall be entitled to draw upon the applicable Letter of Credit in accordance with its terms.

      Section 2.2.7 Lender Participation. Each Lender severally agrees to participate with the LC Bank in the extension of credit arising from the issuance of the Letters of Credit (each a "Participation Interest") in an amount equal to such Lender's Pro Rata Share of the Stated Amount of each Letter of Credit, and the issuance of a Letter of Credit shall be deemed a confirmation to the LC Bank of such participation in such amount. After written notification by the LC Bank to the Administrative Agent at any time after the LC Bank has received notice of or request for any Drawing Payment, the Administrative Agent may request the Lenders to pay to the Administrative Agent on behalf of the LC Bank their respective Pro Rata Shares of all or any portion of such Drawing Payment made or to be made by the LC Bank under any Letter of Credit by contacting each Lender telephonically (promptly confirmed in writing), and specifying the amount of such Drawing Payment (as set forth in the LC Bank's written notification of the Administrative Agent of the same), such Lender's Pro Rata Share thereof, and the date on which

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such Drawing Payment is to be made or was made (as set forth in the LC Bank's written notification of the Administrative Agent of the same); provided, however, that the Administrative Agent shall not request the Lenders to make any payment under this Section 2.2.7 in connection with any portion of a Drawing Payment for which the LC Bank has been reimbursed through a Reimbursement Payment by the Borrower (unless such Reimbursement Payment has been thereafter recovered by the Borrower). Upon receipt of any such request for payment from the Administrative Agent, each Lender shall pay to Administrative Agent such Lender's Pro Rata Share of the unreimbursed portion of such Drawing Payment, together with interest thereon at a per annum rate equal to the Federal Funds Effective Rate, as in effect from time to time, from the date of such Drawing Payment to the date on which such Lender makes payment, and the Administrative Agent shall promptly thereafter pay to the LC Bank all amounts so received. Each Lender's obligation to make each such payment to the Administrative Agent shall be absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including the occurrence or continuance of any Default or Event of Default, or the failure of any other Lender to make any payment under this Section 2.2.7, and each Lender further agrees that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. If any Reimbursement Payment is made to Administrative Agent or the LC Bank, the Administrative Agent or the LC Bank, as applicable, shall pay to each Lender which has paid its Pro Rata Share of the Drawing Payment such Lender's Pro Rata Share of the Reimbursement Payment and shall, in the case of the Administrative Agent, pay to the LC Bank and, in the case of the LC Bank, retain, the balance of such Reimbursement Payment.

      Section 2.2.8 Commercial Practices. The Borrower assumes all risks of the acts or omissions of any LC Beneficiary or transferee of any Letter of Credit with respect to the use of such Letter of Credit. The Borrower agrees that neither the LC Bank, the Administrative Agent nor any Lender (nor any of their respective directors, officers or employees) shall be liable or responsible for:
(a) the use which may be made of any Letter of Credit or for any acts or omissions of any LC Beneficiary or transferee in connection therewith; (b) any reference which may be made to this Agreement or to any Letter of Credit in any agreements, instruments or other documents; (c) the validity, sufficiency or genuineness of documents other than the Letters of Credit, or of any endorsement(s) thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged or any statement therein prove to be untrue or inaccurate in any respect whatsoever; (d) payment by the LC Bank against presentation of documents which do not strictly comply with the terms of the applicable Letter of Credit, including failure of any documents to bear any reference or adequate reference to such Letter of Credit; or (e) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that the LC Bank shall be liable to the Borrower for acts or events described in clauses (a) through (e) above, to the extent, but only to the extent, of any direct damages, as opposed to indirect, special or consequential damages, suffered by the Borrower which the Borrower proves were caused by (i) the LC Bank's bad faith, willful misconduct or gross negligence in determining whether a drawing made under the applicable Letter of Credit complies with the terms and conditions therefor stated in such Letter of Credit or (ii) the LC Bank's willful failure to pay under any Letter of Credit after a drawing by the respective LC Beneficiary strictly complying with the terms and conditions of the applicable Letter of Credit. Without limiting the foregoing, the LC Bank may accept any document that appears on its face to be in order, without responsibility for further investigation. The Borrower hereby waives any right to object to any payment made under a Letter of Credit with regard to a

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drawing that is in the form provided in such Letter of Credit but which varies with respect to punctuation (except punctuation with respect to any Dollar amount specified therein), capitalization, spelling or similar matters of form.

      Section 2.2.9 Letter of Credit Fees. On the last Business Day in each calendar quarter commencing on or after the Closing Date and through the Maturity Date, on the Expiration Date of each Letter of Credit and on the Maturity Date, the Borrower shall pay to the Administrative Agent for the benefit of the Lenders, accruing from the date of issuance of such Letter of Credit, a Letter of Credit fee (the "Letter of Credit Fee") for such quarter (or portion thereof in the case of payment on the Expiration Date of a Letter of Credit or on the Maturity Date) then ending at the rates per annum described below and computed in the following manner: The Letter of Credit Fee in respect of each Letter of Credit shall be equal to the product of (i) 3.50%, times (ii) the daily average Stated Amount of each such Letter of Credit for such quarter (or portion thereof in the case of payment on the Expiration Date of a Letter of Credit or on the Maturity Date) times (iii) a fraction, the numerator of which is the number of days in such quarter (or portion thereof in the case of payment on the Expiration Date of a Letter of Credit or on the Maturity Date) and the denominator of which is 360.

      Section 2.2.10 Termination of Letters of Credit. Unless terminated earlier in accordance with its terms, or extended pursuant to Section 2.2.3 (Notice of LC Activity), each Letter of Credit shall terminate on the earlier to occur of
(a) 12:01 a.m., on the Expiration Date stated therein (which shall be no later than the earlier of the Maturity Date and 15 days following the scheduled expiration of the letter of credit obligations under the Project Document in connection with which such Letter of Credit is to be issued) and (b) cancellation of such Letter of Credit pursuant to Section 2.2.6(b) (Reduction and Reinstatement of Stated Amount).

                                  ARTICLE III.
                              CONDITIONS PRECEDENT

SECTION 3.1 Conditions Precedent to Closing.

      The effectiveness of this Agreement, the obligations of the Administrative Agent hereunder, the obligations of the LC Bank hereunder and the obligations of any Lender to make a Revolving Loan (if any) on the Closing Date are each subject to the satisfaction, or waiver in accordance with Section 12.5 (Amendments and Waivers), of the following conditions precedent on or before the Closing Date:

      Section 3.1.1 Resolutions. The Administrative Agent shall have received a copy of one or more resolutions or other authorizations of Holdings, the Borrower and each Guarantor authorizing, as applicable and among other things, the granting of the Liens under the Security Documents and the execution, delivery and performance of this Agreement and the other Financing Documents, in each case certified by an Officer of each such Person as being (a) in full force and effect as of the Closing Date and (b) true, correct and complete copies of all of the resolutions or other authorizations of such Person relating to the transactions contemplated by this Agreement and the other Financing Documents as of the Closing Date.

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      Section 3.1.2 Incumbency. The Administrative Agent shall have received a certificate from each of Holdings, the Borrower and each Guarantor, signed by the appropriate authorized officer of such Person and dated as of the Closing Date, as to the incumbency of the natural persons authorized to execute and deliver the Revolving Loan Documents to which such Person is a party.

      Section 3.1.3 Formation Documents. The Administrative Agent shall have received (a) a copy of the certificate of formation, articles of incorporation or other comparable constituent documents of Holdings, the Borrower and each Subsidiary of the Borrower, in each case certified by the Secretary of State of the state of such Person's formation or incorporation (as applicable) and (b) a copy of the limited liability company operating agreement, bylaws or other comparable constituent documents of such Person, in each case certified by an Officer of such Person as being true, correct and complete as of the Closing Date.

      Section 3.1.4 Good Standing Certificates. The Administrative Agent shall have received certificates issued by the Secretary of State of the state in which each of Holdings, the Borrower, and each Subsidiary of the Borrower is formed or organized (as applicable), (a) dated no more than five days prior to the Closing Date and (b) certifying that such Person is in good standing and is qualified to do business in, and has paid all franchise taxes or similar taxes due to the applicable state.

      Section 3.1.5 Financial Officer's Certificate. The chief financial officer of the Borrower shall have furnished a certificate, dated the Closing Date, in form and substance satisfactory to the Administrative Agent, stating to the effect that:

            (a) The present fair saleable value of the assets of each of the Borrower and each Subsidiary of the Borrower (other than CalGen Finance) exceeds the amount required to pay the probable liability on its existing debts, respectively (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured, and as a result of the consummation of the transactions contemplated herein and in the Bank Book, will continue to exceed such amount;

            (b) Each of the Borrower and each Subsidiary of the Borrower (other than CalGen Finance) does not, and, as a result of the consummation of the transactions contemplated in this Agreement, the other Financing Documents and the Bank Book, will not, have unreasonably small capital for it to carry on its business as proposed to be conducted;

            (c) Neither the Borrower nor any Subsidiary of the Borrower (other than CalGen Finance) is incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted; and

            (d) Nothing has come to the Borrower's attention to cause it to believe that: (i) R.W. Beck is not qualified to pass on questions relating to the technical, environmental and economic aspects of the projects operated by the CalGen Companies as such projects are described in the Bank Book; (ii) the assumptions included in R.W.

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Beck's report dated March 15, 2004, entitled "Independent Engineer's Report,
Calpine Generating Company, LLC Facilities" (the "Beck Report"), are not reasonable; (iii) the information provided by the CalGen Companies to R.W. Beck in connection with the Beck Report was not prepared in good faith by the CalGen Companies; and (iv) the factual information or the conclusions contained in the Beck Report are inaccurate in any material adverse respect.

Section 3.1.6 Security.

      (a)   Release. The Collateral Agent shall have received:

            (i) certified copies of Uniform Commercial Code Requests for Information or Copies (Form UCC-11), or a similar search report certified by a party acceptable to the Administrative Agent, dated a date reasonably near to the Closing Date, listing all effective Financing Statements which name Holdings, the Borrower or any Subsidiary thereof (under its present names or any previous name) as the debtor, together with copies of such Financing Statements (none of which shall cover any Collateral, other than Financing Statements that evidence (A) Liens granted in connection with the Existing Senior Secured Credit Facility or (B) Liens permitted to exist hereunder after the Closing Date);

            (ii) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of each UCC Financing Statement Amendment (Form UCC-3) termination statement, if any, necessary to release all Liens of any Person in any Collateral previously granted by the Borrower or any of its Subsidiaries to the extent not permitted under the Revolving Loan Documents after the Closing Date (including (A) Liens granted in connection with the Existing Senior Secured Credit Facility and
      (B) other existing Liens which are not permitted hereunder after the Closing Date);

            (iii) such releases, reconveyances, satisfactions or other instruments as it may reasonably request to confirm the release, satisfaction and discharge in full of all mortgages and deeds of trust at any time delivered by the Borrower or any of its Subsidiaries to secure any Obligations in respect of the Existing Senior Secured Credit Facility, duly executed, delivered and acknowledged in recordable form by the grantee named therein or its of record successors or assigns; and

            (iv) a letter or letters (in form and substance reasonably satisfactory to the Administrative Agent) addressed to the Collateral Agent, the First Priority Indenture Trustee, the Second Priority Indenture Trustee, the Third Priority Indenture Trustee, the Administrative Agent, the First Priority Term Loan Administrative Agent and the Second Priority Term Loan Administrative Agent executed and delivered by the Existing Credit Administrative Agent, stating the amount (the "Payout Amount") required to pay in full in cash at the Closing Date all outstanding Obligations under or in respect of the Existing Senior Secured Credit Facility.

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

            (b) Security. The Collateral Agent shall have received (with a copy to the Administrative Agent):

                  (i) appropriately completed copies, which have been duly authorized for filing by the appropriate Person, of Uniform Commercial Code Financing Statements or fixture filings naming Holdings, the Borrower, or each of the Guarantors (as applicable) as a debtor and the Collateral Agent as the secured party, or other similar instruments or documents to be filed under the UCC of all jurisdictions as may be necessary or, in the reasonable opinion of the Administrative Agent and its counsel, desirable to perfect the security interests of the Revolving Loan Secured Parties pursuant to the Security Documents;

                  (ii) (A) certificates (which certificates shall be accompanied by irrevocable undated stock powers or transfer documents, duly endorsed in blank and otherwise satisfactory in form and substance to the Administrative Agent) representing all Capital Stock pledged pursuant to the Security Documents and (B) all promissory notes or other instruments (duly endorsed, where appropriate, in a manner reasonably satisfactory to the Administrative Agent) evidencing any Collateral; and

                  (iii) such other documents and instruments as the
            Administrative Agent or the Collateral Agent may reasonably request in order to grant and perfect the security interests contemplated by the Security Documents

            (c) Filing. All Uniform Commercial Code Financing Statements (Forms UCC-1) or other similar Financing Statements and UCC Financing Statement Amendments (Forms UCC-3) required pursuant to clauses (a) and
      (b) above (collectively, the "Financing Statements") shall have been filed or recorded or delivered to the Collateral Agent for filing or recording.

      Section 3.1.7 Consummation of Notes Offering, Term Loan Agreements, and Revolving Loan Documents.

      (a) The Borrower and CalGen Finance shall have consummated the offering of the Notes, and such Notes shall have been issued and sold prior to, or shall be issued and sold simultaneously with, the Closing Date on substantially the terms described in the Bank Book and other terms reasonably satisfactory to the Administrative Agent.

      (b) The Borrower and each Guarantor shall have executed and delivered the Term Loan Agreements and each such agreement shall be in full force and effect prior to, or shall become in full force and effect simultaneously with, the Closing Date, on substantially the terms described in the Bank Book and other terms reasonably satisfactory to the Administrative Agent.

      (c) Holdings, the Borrower and each Guarantor shall have delivered to the Lenders, each of the Revolving Loan Documents to be entered into as of the Closing Date, each duly executed and delivered by the party or parties thereto and, unless otherwise noted, dated the Closing Date.

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      (d)   The Borrower shall have received cash proceeds from the sale of the
Notes (net of underwriting discounts and commissions) in an amount sufficient, when added to the cash proceeds from the borrowings under the Term Loan Agreements (net of applicable expenses and fees), to pay in full in cash the Payout Amount and all other fees, costs and expenses payable by the Borrower in connection with the closing of the transactions contemplated herein and in the Bank Book and shall have authorized disbursement of such cash proceeds directly to pay the Payout Amounts and such fees, costs and expenses pursuant to a disbursement authorization letter (in form and substance reasonably satisfactory to the Administrative Agent) executed and delivered by the Borrower.

      Section 3.1.8 No Material Adverse Change. There shall not have occurred
(a) since December 31, 2003, any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Borrower and its Subsidiaries, taken as a whole, which, in the judgment of the Administrative Agent, is material and adverse and makes it impractical or inadvisable to proceed with making of the Revolving Loans; (b) since March 12, 2004, any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of Calpine on any exchange or in the over-the-counter market; (c) since March 12, 2004, a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States which, in the judgment of the Administrative Agent, makes it impracticable or inadvisable to proceed with the making of the Revolving Loans; or (d) since March 12, 2004, any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Lead Arranger, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with the making of the Revolving Loans.

      Section 3.1.9 Independent Engineer Report. The Administrative Agent shall have received (a) a copy of a report (including the appendices thereto) by the Independent Engineer relating to the Closing Date Facilities and (b) a reliance letter from the Independent Engineer, dated as of the Closing Date, permitting the Lenders to rely on such report (including the appendices thereto) as if addressed to them and reaffirming the accuracy and completeness in all material respects, as of the Closing Date, of the Independent Engineer's conclusions and findings contained in the such report (including the appendices thereto); in each case in form and substance reasonably satisfactory to the Administrative Agent.

      Section 3.1.10 Third Party Approvals. All consents, exemptions, authorizations, or other actions by, or notices to, or filings with, governmental authorities and other Persons in respect of all applicable Legal Requirements, necessary or desirable in connection with the execution, delivery or performance by each of Holdings, the Borrower and each Guarantor of the Revolving Loan Documents to which it is a party (including all federal, state and local regulatory filings, consents and approvals necessary or desirable in connection therewith) shall have been obtained and be in full force and effect, and the Administrative Agent shall have been furnished with appropriate evidence thereof, and all waiting periods related thereto shall have lapsed or expired without extension or the imposition of any conditions or restrictions.

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      Section 3.1.11 Opinions. The Administrative Agent shall have received one or more opinions addressed to the Administrative Agent and each of the Lenders from time to time party to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date and in the form of Exhibit I.

      Section 3.1.12 Officer's Certificates. The Administrative Agent shall have received a certificate, dated as of the Closing Date, of the president or any vice president and a principal financial or accounting officer of the Borrower and each of the Guarantors in which such officer, to the best of his or her knowledge after reasonable investigation, shall state that (a) the representations and warranties of such CalGen Company in this Agreement and the other Revolving Loan Documents are true and correct in all material respects;
(b) such CalGen Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and (c) subsequent to December 31, 2003, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of such CalGen Company or its respective subsidiaries taken as a whole except as set forth in or contemplated by the Bank Book or otherwise disclosed in writing to the Administrative Agent prior to the Closing Date.

      Section 3.1.13 Title Policies.

      (a) Mortgages. The Collateral Agent shall have received (with a copy to the Administrative Agent) a fully executed and notarized mortgage or deed of trust from each Guarantor (each a "Closing Date Mortgage") encumbering all of such Guarantor's Closing Date Mortgaged Property as security for the payment and performance of the Secured Obligations. Each Closing Date Mortgage shall be in proper form for recording in all applicable jurisdictions where the property encumbered thereby is located.

      (b) Title Insurance Policies. The Collateral Agent shall have received CLTA mortgagee policies of title insurance or unconditional commitments therefor (the "Closing Date Mortgage Policies") issued by the Title Company with respect to the Closing Date Mortgaged Properties, providing coverage in an amount equal to $50,000,000 per Closing Date Mortgaged Property and assuring the Collateral Agent that the applicable Closing Date Mortgages create valid and enforceable perfected mortgage Liens on the respective Closing Date Mortgaged Properties encumbered thereby. The Closing Date Mortgage Policies shall (i) include endorsements providing mechanics' lien coverage and such other coverages as are reasonably requested by the Administrative Agent, and (ii) provide for such affirmative insurance, gap coverage and reinsurance as the Administrative Agent may reasonably request, all of the foregoing in form and substance reasonably satisfactory to the Administrative Agent.

      Section 3.1.14 Evidence of Insurance. The Collateral Agent shall have received a certificate from the Borrower's insurance broker or other evidence satisfactory to it that all insurance required to be maintained pursuant to this Agreement is in full force and effect and that Collateral Agent on behalf of the Secured Parties has been named as additional insured and/or loss payee thereunder to the extent required under this Agreement.

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      Section 3.1.15 Other Financing Documents. The Administrative Agent shall have received true, correct and complete copies of each Financing Document (other than the Revolving Loan Documents) and each shall be in full force and effect as of the Closing Date, as certified to the Administrative Agent by an Officer of the Borrower as of the Closing Date

      Section 3.1.16 No Default. No Default or Event of Default shall have occurred and be continuing (or would occur or would be continuing immediately after giving effect to the making of the Revolving Loans).

      Section 3.1.17 Fees. The Borrower shall have paid all fees and reasonable out-of-pocket costs and expenses (including reasonable legal fees and expenses of counsel) and other compensation contemplated hereby payable to the Agents and the Lenders.

      Section 3.1.18 Delivery of Financials. The Administrative Agent and each Lender, at least four Business Days prior to the Closing Date, shall have received copies of (a) the consolidated financial statements for the Borrower and its Subsidiaries (covering the fiscal year ended December 31, 2003) as audited by PricewaterhouseCoopers LLP, and such consolidated financial statements shall be reasonably satisfactory to the Administrative Agent, (b) the unaudited pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of the Closing Date giving effect to (i) the consummation of the transactions contemplated hereby, (ii) the issuance of the Notes, the making of the loans under the Term Loan Agreements and the use of proceeds thereof, and
(iii) the payment of fees and expenses in connection with the foregoing, and (c) the forecasted operating results of the Borrower and its Subsidiaries (the "Projections"), giving effect to the consummation of the transactions contemplated by this Agreement, the making of the loans under the Term Loan Agreements and the issuance of the Notes, covering the period from the Closing Date until December 31, 2010 and in form and substance substantial similar to the draft Projections provided to the Lenders on March 15, 2004. The Administrative Agent is entitled, but not obligated to, request and receive, prior to the making of any Revolving Loan, additional information reasonably satisfactory to the Administrative Agent confirming the satisfaction of any of the foregoing if, in the good faith judgment of the Administrative Agent, such request is warranted under the circumstances.

      Section 3.1.19 Notice of Borrowing. If the Borrower desires that the Lenders make a Revolving Loan on the Closing Date, then the Administrative Agent shall have received an appropriately completed Notice of Borrowing from the Borrower at least three Business Days (in the event the Borrower is requesting a LIBOR Rate Loan) or one Business Day (in the event the Borrower is requesting a Base Rate Loan) prior to the Closing Date.

      Section 3.1.20 Notice of LC Activity. If the Borrower desires that the LC Bank issue a Letter of Credit on the Closing Date, then the Administrative Agent shall have received an appropriately completed Notice of LC Activity from the Borrower at least three Business Days prior to the Closing Date.

      Section 3.1.21 Site Assessment Reports. The Administrative Agent shall have received (a) a copy of one or more environmental site assessment reports from each of the Environmental Consultants relating to the Closing Date Facilities (in the form provided to counsel to the Administrative Agent prior to the Closing Date) and (b) a reliance letter from each of the

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Environmental Consultants, permitting the Lenders to rely on such environmental site assessment reports as if addressed to them (in form and substance reasonably satisfactory to the Administrative Agent).

      Section 3.1.22 Major Project Documents. The Borrower and each applicable Guarantor shall have executed and delivered the Major Project Documents to which it is a party and each such Major Project Document shall be in full force and effect prior to, or shall become in full force and effect simultaneously with, the Closing Date, on substantially the terms described in the Bank Book and other terms reasonably satisfactory to the Administrative Agent.

As promptly as is reasonably practicable after the Closing Date, the Borrower shall, at its expense, deliver to each of the Lenders as of the Closing Date an electronic copy in cd-rom format of all of the documents, instruments and reports delivered pursuant to this Section 3.1.

SECTION 3.2 Conditions Precedent to Each Revolving Loan After the Closing Date. The obligations of the Lenders to make each Revolving Loan after the Closing Date are subject to the satisfaction, or waiver in accordance with Section 12.5 (Amendments and Waivers), of the following conditions precedent on the relevant Credit Event Date:

      Section 3.2.1 Representations and Warranties. Each representation and warranty of the Borrower and each Guarantor in any of the Revolving Loan Documents shall be true and correct in all material respects as if made on such Credit Event Date, unless such representation or warranty expressly relates solely to an earlier date.

      Section 3.2.2 No Material Adverse Effect. Since the Closing Date, no Material Adverse Effect shall have occurred and be continuing.

      Section 3.2.3 No Default. No Event of Default or Default shall have occurred and be continuing or will result from the making of such Revolving Loan.

      Section 3.2.4 Notice of Borrowing. The Borrower shall have delivered an appropriately completed Notice of Borrowing to the Administrative Agent in accordance with the procedures specified in Section 2.1.1(b).

SECTION 3.3 Conditions Precedent to the Issuance of Letters of Credit. The obligation of the LC Bank to issue a Letter of Credit after the Closing Date is subject to the satisfaction, or waiver in accordance with Section 12.5 (Amendments and Waivers), of the following conditions precedent on the relevant Credit Event Date:

      Section 3.3.1 Representations and Warranties. Each representation and warranty of the Borrower and each Guarantor in any of the Revolving Loan Documents shall be true and correct in all material respects as if made on such Credit Event Date, unless such representation or warranty expressly relates solely to an earlier date.

      Section 3.3.2 No Material Adverse Effect. Since the Closing Date, no Material Adverse Effect shall have occurred and be continuing.

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      Section 3.3.3 No Default. No Event of Default or Default shall have occurred and be continuing or will result from the issuance of such Letter of Credit.

      Section 3.3.4 Notice of LC Activity. The Borrower shall have delivered an appropriately completed Notice of LC Activity to the Administrative Agent in accordance with the procedures specified in Section 2.2.3.

                                   ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

      Each of the Borrower and each Guarantor makes the following representations and warranties to and in favor of the Lead Arranger, the Administrative Agent, the LC Bank and the Lenders as of the Closing Date and each Credit Event Date:

SECTION 4.1 Organization.

      (a) The Borrower has been duly formed and is an existing limited liability company in good standing under the laws of the State of Delaware, with power and authority under such laws to own or lease its properties and conduct its business; and the Borrower is duly qualified to do business as a foreign limited liability company, and is in good standing, in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification.

      (b) Each Subsidiary of the Borrower either (i) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with the corporate power and authority to own or lease its properties and conduct its business; or (ii) is a general partnership, limited partnership or a limited liability company, has been duly formed and is validly existing as a general partnership, limited partnership or limited liability company, as the case may be, is in good standing under the laws of the jurisdiction of its formation, and has full partnership or limited liability company power and authority, as the case may be, to own or lease its properties and conduct its business.

      (c) Each Subsidiary of the Borrower is duly qualified to do business as a foreign corporation, general or limited partnership or limited liability company, as the case may be, and is in good standing, in all other jurisdictions in which its ownership or leasing of property or the conduct of its business requires such qualification.

      (d) All of the issued and outstanding Capital Stock in each Subsidiary of the Borrower has been duly authorized and validly issued and is fully paid and nonassessable, and the Capital Stock of each Subsidiary owned by the Borrower, directly or through Subsidiaries, is owned free from liens, encumbrances and defects except for those to be terminated at the Closing Date with respect to the Existing Senior Secured Credit Facility and Permitted Liens.

      (e) As of the Closing Date, the capital structure of Holdings and the Borrower and its Subsidiaries is accurately set forth on Schedule 4.1.

SECTION 4.2 Financing Documents and Major Project Documents. Each of the Financing Documents, Major Project Documents and Third Party Project Documents to which the

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Borrower or any of its Subsidiaries is a party has been duly authorized by such
CalGen Company. Each of the Financing Documents, Major Project Documents and Third Party Project Documents has been validly executed and delivered by such CalGen Company and constitutes a valid and legally binding obligation of such CalGen Company, enforceable against such CalGen Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

SECTION 4.3 Collateral.

      (a) The Security Documents grant and create, in favor of the Collateral Agent (for the benefit of the Secured Parties as security for all of the Secured Obligations), a valid security interest in the personal property Collateral defined in each of such instruments to the extent contemplated thereby.

      (b) Each Mortgage grants and creates, in favor of the Collateral Agent (for the benefit of the Secured Parties as security for all of the Secured Obligations), a valid mortgage lien and/or security interest in the Collateral defined in each of such Mortgage to the extent contemplated thereby.

      (c) All pledged Collateral is represented by certificated securities and all such certificated securities and all promissory notes and other instruments evidencing or representing any Collateral have been delivered to the Collateral Agent in pledge for the benefit of the Secured Parties as security for all of the Secured Obligations duly endorsed by an effective endorsement.

SECTION 4.4 Governmental Approvals. No consent, approval, authorization, or order of, or filing with, any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement, the other Financing Documents, the Major Project Documents or the Third Party Project Documents or otherwise in connection with the transactions contemplated by any such documents or the grant and perfection of the security interests in the Collateral pursuant to the Security Documents, except (a) such consents, approvals, authorizations and orders as have already been obtained, (b) filings required pursuant to Section 3.1.6 (Security) to perfect the Collateral Agent's security interests granted pursuant to the Security Documents, (c) such consents, approvals, authorizations and orders as may be required under state securities or blue sky laws and (d) such other consents approvals, authorizations and orders as would not, in the aggregate, have a Material Adverse Effect.

SECTION 4.5 Compliance with Law. The execution, delivery and performance of this Agreement, the other Financing Documents, the Major Project Documents and the Third Party Project Documents by the Borrower and its Subsidiaries party thereto, as applicable; the making of the Revolving Loans hereunder; the grant and perfection of the security interests in the Collateral pursuant to the Security Documents; compliance with the terms and provisions of each of the foregoing by the CalGen Companies, as applicable; and the consummation by such CalGen Companies of the transactions contemplated herein and therein, in each case, will not result in a breach or violation of any of the terms and provisions of, or conflict with or constitute a default under, or result in the imposition or creation of (or the obligation to create or impose) a

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Lien (other than in favor of the Collateral Agent for the benefit of the Secured
Parties) under, any Legal Requirement applicable to any such CalGen Company, or any agreement or instrument to which any of the CalGen Companies is a party or by which any of the CalGen Companies is bound or to which any of the properties of any of the CalGen Companies is subject, except to the extent that the foregoing would not, in the aggregate, have a Material Adverse Effect.

SECTION 4.6 Ownership of Property; Liens. Except as disclosed in the Closing Date Mortgage Policies, each of the Borrower and each Guarantor has good and marketable title to all real properties owned by it, and good title to all other properties and assets owned by it, in each case except for Permitted Liens, free from Liens that would materially affect the value thereof or materially interfere with the use made or to be made thereof by it; and, except for Permitted Liens or as disclosed in the Closing Date Mortgage Policies, each of the Borrower and each Guarantor holds any leased real or personal property under valid and enforceable leases with no exceptions to title that would materially interfere with the use made or to be made thereof by it. No Financing Statements in respect of any property or assets of any of the Borrower or any Guarantor is on file in favor of any Person other than those in respect of Permitted Liens and those to be terminated at the Closing Date with respect to the Existing Senior Secured Credit Facility.

SECTION 4.7 Governmental Authorizations; Permits. Each of the Borrower and its Subsidiaries possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to such CalGen Company, would individually or in the aggregate have a Material Adverse Effect.

SECTION 4.8 Labor Disputes. No labor dispute with the employees of any of the Borrower or its Subsidiaries exists or, to the knowledge of the Borrower or any Guarantor, is imminent that might have a Material Adverse Effect.

SECTION 4.9 Intellectual Property Rights. Each of the Borrower and its Subsidiaries owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by it, or presently employed by it, and has not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to such CalGen Company, would individually or in the aggregate have a Material Adverse Effect.

SECTION 4.10 Hazardous Substances. None of the Borrower and its Subsidiaries is in violation of any Legal Requirement relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "Environmental Laws"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim

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would individually or in the aggregate have a Material Adverse Effect; and the
Borrower is not aware of any pending investigation which might lead to such a claim.

SECTION 4.11 Litigation. Except as set forth on Schedule 4.11, there are no pending actions, suits or proceedings against the Borrower or any of its Subsidiaries or any of their respective properties that, if determined adversely to such CalGen Company, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of such CalGen Company to perform its or their obligations under, or contemplated by, this Agreement, the other Financing Documents, the Major Project Documents or the Third Party Project Documents, in each case to which such CalGen Company is a party, or which are otherwise material in the context of the transactions contemplated by the Financing Documents.

SECTION 4.12 Financial Information. The financial information delivered pursuant to clauses (a) and (b) of Section 3.1.18 (Delivery of Financials) or Section 5.1 (Reports), as applicable, presents fairly the financial position of the Borrower and its Subsidiaries on a combined or consolidated basis, as the case may be, as of the dates shown therein and their results of operations and cash flows for the periods shown therein, and, except as otherwise disclosed in the Bank Book, together with the other documents, certificates and other writings delivered to the Administrative Agent and the Lenders by or on behalf of the Borrower or any Guarantor specifically for use in connection with the transactions contemplated hereby, such financial statements have been prepared in conformity with GAAP applied on a consistent basis. None of the Borrower or any of its Subsidiaries has any material liabilities, direct or contingent, which are required to be shown on such financial statements under GAAP, except as has been disclosed in such financial statements.

SECTION 4.13 Disclosure; Projections.

      (a) As of the Closing Date, the Borrower has delivered to each Lender a copy of the Bank Book. As of the Closing Date, the Bank Book, together with the other documents, certificates and other writings delivered to the Administrative Agent and the Lenders by or on behalf of the Borrower or any Guarantor specifically for use in connection with the transactions contemplated hereby, fairly describes, in all material respects, the general nature of the business of the Borrower and its Subsidiaries, the transactions contemplated by the Financing Documents and the principal assets of the Borrower and its Subsidiaries. As of the Closing Date, none of this Agreement, the Bank Book, the documents, certificates or other writings delivered to or the Administrative Agent or any Lender by or on behalf of the Borrower or any Guarantor in connection with the transactions contemplated hereby, taken as a whole, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made (other than any information that was corrected or updated in writing by the Borrower to the Administrative Agent and the Lenders prior to the Closing Date).

      (b) As of the Closing Date, the Projections are based on good faith estimates and assumptions believed by management of the Borrower to be reasonable as of the date of the Projections, and there are no statements or conclusions in any of the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. As of

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the Closing Date, the Borrower believes that the Projections are reasonable, it being acknowledged and agreed by the Administrative Agent and the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results and such differences may be material.

      (c) Except as expressly set forth in this Section 4.13, neither the Borrower nor any Guarantor makes any representation with respect to any information, projections, forecasts, statements of opinion, expectations or beliefs of any party contained in the Bank Book or delivered in connection with the transactions contemplated under this Agreement.

SECTION 4.14 Adverse Change. Except as has been disclosed in the Bank Book, together with the other documents, certificates and other writings delivered to the Administrative Agent and the Lenders by or on behalf of the Borrower or any Guarantor specifically for use in connection with the transactions contemplated hereby, (a) with respect to the representations and warranties to be made as of the Closing Date, since December 31, 2003 and (b) with respect to each representation and warranty to be made after the Closing Date, since the Closing Date, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Borrower and its Subsidiaries taken as a whole. As of the Closing Date, except as has been disclosed in writing to the Administrative Agent, no long-term indebtedness has been incurred (other than long-term indebtedness that is expressly contemplated by the Bank Book), and no dividend or distribution of any kind has been declared, paid or made by Borrower on any class of its equity interests.

SECTION 4.15 Taxes. Each of the Borrower, each Subsidiary of the Borrower and Holdings has timely filed (or caused to be filed timely) all federal, material state and material local tax returns and reports that are required to be filed by it. All material taxes, assessments, utility charges, fees and other governmental charges imposed on it have been timely paid (other than those taxes that it is contesting in good faith and by appropriate proceedings). All such tax returns are complete and accurate in all material respects. Except for Permitted Liens, no material tax Lien has been filed, and to the knowledge of the Borrower and each Guarantor, no claim is being asserted, with respect to any such taxes, assessments, charges or fees. To the extent any taxes, assessments, charges and fees are being contested, the Borrower or the applicable Guarantor has established reserves that are adequate for the payment thereof in conformity with GAAP.

SECTION 4.16 Investment Company Act. None of the Borrower or any of its Subsidiaries is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the United States Investment Company Act of 1940, as amended (the "Investment Company Act"); none of the Borrower or any of its Subsidiaries is or, after giving effect to the transactions contemplated by this Agreement, the other Revolving Loan Documents and the Major Project Documents, will be an "investment company" as defined in the Investment Company Act of 1940.

SECTION 4.17 ERISA. Either (a) there are no ERISA Plans or Multiemployer Plans for the Borrower or any ERISA Affiliate thereof or (b) (i) each of the Borrower and each ERISA

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Affiliate thereof has fulfilled its obligations (if any) under the minimum funding standards of ERISA and the Code for each ERISA Plan, (ii) each such Plan is in compliance in all material respects with the currently applicable provisions of ERISA and the Code and (iii) neither the Borrower nor any ERISA Affiliate thereof has incurred any liability to the PBGC or an ERISA Plan or Multiemployer Plan under Title IV of ERISA (other than liability for premiums due in the ordinary course). None of the assets of the Borrower or any ERISA Affiliate thereof, constitute assets of an employee benefit plan within the meaning of 29 C.F.R. Section 2510.3-101. Neither the Borrower nor any Subsidiary thereof maintains, or has at any point of its existence maintained, any employee-benefit plans that were subject to ERISA.

SECTION 4.18 Governmental Regulation.

      (a) None of the Borrower or any "subsidiary company," as that term is defined in PUHCA, of the Borrower is, or after giving effect to the borrowing of any Revolving Loans or the issuance of any Letters of Credit will be, subject to regulation (i) as a "holding company," a "subsidiary company" of a holding company or a "public-utility company," as those terms are defined in PUHCA; (ii) under the Federal Power Act, as amended (the "FPA"), other than (A) as an "exempt wholesale generator" ("EWG") as that term is defined in PUHCA, that is subject to regulation as a "public utility" under the FPA, other than as described in the Bank Book, together with the other documents, certificates and other writings delivered to the Administrative Agent and the Lenders by or on behalf of the Borrower or any Guarantor specifically for use in connection with the transactions contemplated hereby, or (B) as a QF under the Public Utility Regulatory Policies Act of 1978, as amended ("PURPA"), as contemplated by 18 C.F.R. Section 292.601(c); or (iii) under any state law or regulation with respect to rates or the financial or organizational regulation of electric utilities, other than, with respect to Subsidiaries of the Borrower that are QFs, as contemplated by 1.8 C.F.R. Section 292.602(c).

      (b) Other than as described in the Bank Book, each of the power generation projects in which the Borrower's Subsidiaries listed on Schedule 4.18(b) (as such Schedule shall be updated by the Borrower from time to time in connection with the acquisition or disposition of any Subsidiary thereof) have an interest meets the requirements under PURPA and the regulations of the Federal Energy Regulatory Commission (the "FERC") promulgated thereunder, as amended from time to time, necessary to be a "qualifying cogeneration facility" and/or a "qualifying small power generation production facility".

      (c) Each of the Borrower's Subsidiaries listed on Schedule 4.18(c) (as such Schedule shall be updated by the Borrower from time to time in connection with the acquisition or disposition of any Subsidiary thereof; it being acknowledged that the Borrower shall update Schedule 4.18(b) or 4.18(c) from time to time such that at all times each Facility owned or leased by the Borrower or any Subsidiary thereof is set forth on one of such Schedules) (i) own and/or operate Eligible Facilities within the meaning of Section 32 of PUHCA, and each such Subsidiary has received a determination from the FERC, not subject to any pending challenge or appeal, that it is an EWG, within the meaning of Section 32 of PUHCA; and (ii) other than as described in the Bank Book, together with the other documents, certificates and other writings delivered to the Administrative Agent and the Lenders by or on behalf of the Borrower or any Guarantor specifically for use in connection with the transactions contemplated hereby or, after the Closing Date, has validly issued orders from the FERC, not subject to any pending challenge,

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investigation, or proceeding (other than the FERC's generic proceeding initiated in Docket No. EL01-118-000), (A) authorizing such Subsidiary to engage in wholesale sales of electricity, ancillary services and, to the extent permitted under its market-based rate tariff, other services at market-based rates, and
(B) granting such waivers and blanket authorizations as are customarily granted to entities with market-based rate authority; with respect to each such Subsidiary, the FERC has not imposed any rate caps or mitigation measures other than rate caps and mitigation measures generally applicable to similarly situated marketers or generators selling electricity, ancillary services or other services at wholesale in the geographic market where such Subsidiary conducts its business.

      (d) Each of the Borrower's Subsidiaries that are participating in the Texas wholesale electric market has registered with the Texas Public Utilities Commission ("TPUC"), and the TPUC has not imposed on the Borrower any specific rate cap or mitigation measures.

      (e) Other than as described in the Bank Book, together with the other documents, certificates and other writings delivered to the Administrative Agent and the Lenders by or on behalf of the Borrower or any Guarantor specifically for use in connection with the transactions contemplated hereby, there are no pending complaints filed with the FERC seeking abrogation or modification of a contract for the sale of power by the Borrower or any of its Subsidiaries.

SECTION 4.19 Margin Stock, Etc. None of the transactions contemplated by this Agreement or the other Revolving Loan Documents (including the use of the proceeds received as a result of such transactions) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

SECTION 420 No Violations or Defaults. As of the Closing Date, neither the Borrower nor any Subsidiary of the Borrower is in violation of its organizational documents or in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party or by which it or any of its properties may be bound.

SECTION 4.21 No Material Adverse Agreements. None of the Borrower or any Guarantor is party to any agreement which restricts in any material respect the ability of any Subsidiary of the Borrower to make any payments, directly or indirectly, to the Borrower by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or restricts in any material respect the ability of any such Subsidiary to make any payment, directly or indirectly, to the Borrower, in each case other than (a) this Agreement or any other Financing Document, (b) the Existing Senior Secured Credit Facility (to the extent any such prohibitions or restrictions will be terminated on the Closing Date) or (c) Permitted Liens.

SECTION 4.22 Solvency. As of the Closing Date, the present fair saleable value of the assets of each of the Borrower and each Subsidiary of the Borrower exceeds the amount required to pay the probable liability on its existing debts, respectively (whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent), as they become absolute and matured,

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and as a result of the consummation of the transactions contemplated herein and in the Bank Book, will continue to exceed such amount.

SECTION 4.23 Capitalization. As of the Closing Date, each of the Borrower and each Subsidiary of the Borrower does not, and, as a result of the consummation of the transactions contemplated in this Agreement, the other Revolving Loan Documents and the Bank Book, will not, have unreasonably small capital for it to carry on its business as proposed to be conducted.

SECTION 4.24 Other Indebtedness. As of the Closing Date, neither the Borrower nor any Subsidiary of the Borrower is incurring obligations or making transfers under any evidence of indebtedness with the intent to hinder, delay or defraud any entity to which it is or will become indebted.

SECTION 4.25 Patriot Act Compliance.

      (a) Neither the Borrower's borrowing of the Revolving Loans nor its use of the proceeds thereof will violate in any material respect (i) the United States Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto, (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the "Terrorism Order") or (iv) the anti-money laundering provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26,2001) amending the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq. No part of the proceeds from the Revolving Loans hereunder will be used, directly or, to the best of the Borrower's and each Subsidiary's knowledge, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in material violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

      (b) Neither the Borrower nor any Subsidiary (i) is or will become a "blocked person" as described in Section 1 of the Terrorism Order or (ii) to the best of the Borrower's and each Subsidiary's knowledge, engages or will engage in any dealings or transactions, or is otherwise associated, with any such blocked person.

      (c) The Borrower and its Subsidiaries are in compliance in all material respects with the anti-money laundering provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26,
2001) amended the Bank Secrecy Act, 31 U.S.C. Section 5311 et seq.

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                                   ARTICLE V.
                                   COVENANTS

SECTION 5.1 Reports. Unless the Administrative Agent otherwise consents, the Borrower shall deliver or cause to be delivered to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent:

      (a) As soon as available and in any event within 60 days after the end of the first, second and third quarterly accounting periods of each fiscal year of the Borrower (commencing with the quarter ending March 31, 2004), the unaudited consolidated financial statements of (i) Calpine and (ii) the Borrower and its Subsidiaries as of the last day of such quarterly period and the related statements of income, cash flow, and shareholders' or members' equity (as applicable) for such quarterly period and for the portion of the fiscal year ending with the last day of such quarterly period, setting forth in each case in comparative form corresponding unaudited figures from the preceding fiscal year (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report or Form 10-Q filed with the SEC), all prepared in accordance with GAAP (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure);

      (b) As soon as available and in any event within 120 days after the end of each fiscal year of the Borrower, the audited consolidated financial statements of (i) Calpine and (ii) the Borrower and its Subsidiaries (it being acknowledged that such requirement may be satisfied by the delivery of the appropriate report or Form 10-K filed with the SEC). Such financial statements shall include a statement of equity, a balance sheet as of the close of such year, an income and expense statement, reconciliation of capital accounts (where applicable), a statement of cash flow and summary results of hedging and trading activities, all prepared in accordance with GAAP and certified by an independent certified public accountant selected by the Person whose financial statements are being prepared. Such certificate shall not be qualified or limited because of restricted or limited examination by such accountant of any material portion of the records of Calpine or the Borrower or any of its Subsidiaries, as applicable.

      (c) Promptly, upon acquiring notice or giving notice (except as otherwise specified below), as the case may be, or obtaining knowledge thereof, written notice (together with copies of any underlying notices, papers, files or related documentation) of:

            (i) any litigation pending or, to the Borrower's or any of its Subsidiaries' knowledge, threatened in writing against the Borrower or any of its Subsidiaries involving claims against the Borrower, any Subsidiary or any Facility in excess of $10,000,000 individually or $25,000,000 in the aggregate per calendar year or involving any injunctive, declaratory or other equitable relief, or that otherwise has or could have a Material Adverse Effect, such notice to include, if requested in writing by the Administrative Agent, copies of all papers filed in such litigation and to be given monthly if any such papers have been filed since the last notice given;

            (ii) any casualty, damage or loss, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of (a) the Borrower or any Subsidiary of the Borrower, or any of their employees, agents, contractors, consultants or

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

      representatives in excess of $10,000,000 for any one casualty or loss or $20,000,000 in the aggregate in any calendar year, or (b) to Borrower's or any of its Subsidiaries' knowledge, any other Person if such casualty, damage or loss could reasonably be expected to have a Material Adverse Effect;

            (iii) any cancellation, suspension or material change in the terms, coverage or amounts of any insurance maintained by the Borrower or any of its Subsidiaries;

            (iv) any material written notices, reports or other information related to the construction, operation or maintenance of any of the Facilities delivered to, or received by the Borrower or any Subsidiary of the Borrower from, the parties to the Major Project Documents;

            (v) any contractual obligations (including change orders) incurred by the Borrower or any Subsidiary of the Borrower exceeding $35,000,000 per year in the aggregate, not including any obligations incurred pursuant to the Financing Documents or any Project Document or any other obligation contemplated in the Bank Book;

            (vi) any written claim of events of force majeure which exist or have existed for more than seven consecutive Business Days and which could reasonably be expected to have a Material Adverse Effect (as determined by the Borrower in good faith), together with a copy of any supporting documentation relating thereto delivered or received by the Borrower or any of its Subsidiaries under any Third Party Project Document or any other Major Project Document; and

            (vii) any ownership transfers of interests in any of the Borrower's Subsidiaries or the acquisition of any new Subsidiary.

      (d) Promptly after the delivery thereof to the First Priority Term Loan Administrative Agent, Second Priority Term Loan Administrative Agent, First Priority Indenture Trustee, Second Priority Indenture Trustee, or the Third Priority Indenture Trustee, the Borrower shall deliver a copy of each report or notice delivered to the First Priority Term Loan Administrative Agent, Second Priority Term Loan Administrative Agent, First Priority Indenture Trustee, Second Priority Indenture Trustee, or the Third Priority Indenture Trustee under any of the Financing Documents to the Administrative Agent.

SECTION 5.2 Compliance Certificate.

      (a) Together with the delivery of each financial statement referred to in Section 5.1 (a) or Section 5.1(b) above, the Borrower shall provide a compliance certificate of an Officer of the Borrower (who shall be a senior financial officer of the Borrower) stating that a review of the activities of the Borrower and its Subsidiaries during the preceding fiscal quarter or year, as applicable, has been made under the supervision of the signing Officer with a view to determining whether the Borrower and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Agreement, and further stating, as to the Officer signing such certificate, that to the best of his or her knowledge the Borrower and its Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of

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this Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Borrower is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Revolving Loans borrowed under this Agreement is prohibited or if such event has occurred, a description of the event and what action the Borrower is taking or proposes to take with respect thereto. Such certificate shall include the information (in reasonable detail and with appropriate calculations, supporting information and computations) (i) demonstrating compliance by the Borrower with Section 5.17 (Coverage Ratio; Kilowatt Test), Section 5.8 (Transactions with Affiliates), Section 2.1.11 (Mandatory Repayment and Commitment Reductions), Section 5.7 (Asset Sales; Application of Net Proceeds), Section 5.5 (Dividend and Other Payment Restrictions Affecting Subsidiaries, and Section 5.6 (Incurrence of Indebtedness and Issuance of Preferred Equity) during such quarter or year, (ii) calculating Excess Cash Flow for such quarter or year, and (iii) calculating cumulative excess Asset Sale and Casualty Event proceeds.

      (b) So long as not contrary to the then-current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 5.1 (a) (Reports) above shall be accompanied by a written statement of the Borrower's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Borrower has violated any provisions of Article V or Article VI hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) So long as any of the Revolving Loan Obligations are outstanding, the Borrower shall deliver to the Administrative Agent, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Borrower is taking or proposes to take with respect thereto.

SECTION 5.3 Stay, Extension and Usury Laws. Each of the Borrower and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Borrower and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but shall suffer and permit the execution of every such power as though no such law has been enacted.

SECTION 5.4 Restricted Payments.

      (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

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            (i)   (A) declare or pay any dividend or make any other payment or distribution on account of the Borrower's Equity Interests (including any payment in connection with any merger or consolidation involving the Borrower) or to the direct or indirect holders of the Borrower's Equity Interests in their capacity as such, including Permitted Tax Payments (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Borrower or dividends or distributions payable to the Borrower or a Guarantor) or (B) pay any Major Maintenance Expenses;

            (ii) purchase, redeem or otherwise acquire or retire for value (including in connection with any merger or consolidation involving the Borrower) any Equity Interests of the Borrower;

            (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness or any other Indebtedness of the Borrower or any of its Subsidiaries that is contractually subordinated to the Secured Obligations (excluding any intercompany Indebtedness between or among the Borrower and any of the Guarantors); or

            (iv)  make any Restricted Investment;

(all such payments and other actions set forth in these clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless:

                  (A) such Restricted Payment is made from Excess Cash Flow generated since the Closing Date;

                  (B) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment (other than any Default or Event of Default that is cured as a result of such Restricted Payment); and

                  (C) at the time of making any such Restricted Payment that is not a payment on or with respect to, or a purchase, redemption, defeasance or other acquisition or retirement for value of, Subordinated Indebtedness, all amounts then due under all Subordinated Indebtedness have been paid in full.

SECTION 5.5 Dividend and Other Payment Restrictions Affecting Subsidiaries.

      (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

            (i) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Borrower or any of its Subsidiaries;

            (ii) make loans or advances to the Borrower or any of its Subsidiaries; or

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            (iii) transfer any of its properties or assets to the Borrower or any of its Subsidiaries.

      However, the preceding restrictions shall not apply to encumbrances or restrictions existing under or by reason of:

                  (A)   this Agreement;

                  (B) the Term Loan Agreements, the Indentures and the Notes and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the Term Loan Agreements, the Indentures and the Notes; provided, that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Term Loan Agreements, the Indentures and the Notes on the Closing Date;

                  (C)   any applicable Legal Requirements;

                  (D) customary non-assignment provisions in contracts, agreements, leases, permits or licenses entered into or issued in the ordinary course of business and consistent with past practices;

                  (E) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clauses (i) and (iii) of the preceding paragraph;

                  (F) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

                  (G) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (H) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 5.6 (Incurrence of Indebtedness and Issuance of Preferred Equity) hereof that limit the right of the debtor to dispose of the assets subject to such Liens or to use the proceeds of any such disposition;

                  (I) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Borrower's Board of Directors, which limitation or prohibition is applicable only to the assets that are the subject of such agreements;

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                  (J)   provisions restricting cash or other deposits or net
            worth imposed by customers or suppliers under contracts entered into in the ordinary course of business; and

                  (K) provisions restricting or encumbering the sale or other disposition of Expansion Assets or the payment of dividends, distributions or similar payments made from cash flow derived exclusively from Expansion Assets, in each case pursuant to the terms of any Expansion Debt incurred pursuant to clause (iv) of the definition of Permitted Debt; provided, that such encumbrance or restriction will not materially adversely affect the Borrower's ability to meet its obligations under this Agreement, and, in the written opinion of the president, chief operating officer or chief financial officer of the Borrower, is required in order to obtain such Expansion Debt and is customary for financings of such type.

SECTION 5.6 Incurrence of Indebtedness and Issuance of Preferred Equity.

      (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Borrower shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries to issue any shares of preferred equity.

      (b) Section 5.6(a) shall not prohibit the incurrence of any of the following items (collectively, "Permitted Debt"):

            (i) (A) the incurrence by the Borrower (and the guarantee by its Subsidiaries) of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (i)(A) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Subsidiaries thereunder) not to exceed $800,000,000 less the aggregate amount of all Net Proceeds of Asset Sales, Casualty Events or Condemnation Events applied by the Borrower or any of its Subsidiaries since the Closing Date to repay any term Indebtedness under any such Credit Facilities or to repay, or cash collateralize letters of credit under, any revolving Indebtedness under any such Credit Facilities and effect a corresponding commitment reduction thereunder, and (B) the incurrence by the Borrower (and the guarantee by its Subsidiaries) of Indebtedness and letters of credit under Credit Facilities in an aggregate principal amount outstanding under this clause (i)(B) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Borrower and its Subsidiaries thereunder) not to exceed $100,000,000 less the aggregate amount of all Net Proceeds of Asset Sales, Casualty Events and Condemnation Events applied by the Borrower or any of its Subsidiaries since the Closing Date to repay any term Indebtedness under any such Credit Facility or to repay, or cash collateralize letters of credit under, any revolving Indebtedness under any such Credit Facility and effect a corresponding commitment reduction thereunder;

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            (ii)  the incurrence by the Borrower, CalGen Finance and the
      Guarantors of Indebtedness represented by the Notes, the related Note Guarantees and the other Note Obligations incurred on the Closing Date, and the exchange notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

            (iii) the incurrence by the Borrower or any of its Subsidiaries of Expansion Debt; provided, that:

                  (A) any Expansion Debt incurred by the Excluded Subsidiary is recourse only to the Expansion Assets financed with such Expansion Debt and to other Expansion Assets owned by the Excluded Subsidiary (including any rights of the Excluded Subsidiary under Shared Facilities Arrangements);

                  (B) if the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Expansion Debt is incurred would have been at least 2.0 to 1.0, determined on a Pro Forma basis as if the Expansion Debt had been incurred at the beginning of such period and the proceeds therefrom had been applied as intended to be applied (but without giving effect to the completion of any construction projects unless actual completion has been achieved), at least 25% of the cost of such Expansion Assets is financed with Equity Contributions or the proceeds of Perpetual Preferred Stock or Affiliate Subordinated Indebtedness;

                  (C) if the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Expansion Debt is incurred would have been less than 2.0 to 1.0, determined on a Pro Forma basis as if the Expansion Debt had been incurred at the beginning of such period and the proceeds therefrom had been applied as intended to be applied (but without giving effect to the completion of any construction projects unless actual completion has been achieved);

                        (1) at least 40% of the cost of such Expansion Assets is financed with Equity Contributions or the proceeds of Perpetual Preferred Stock or Affiliate Subordinated Indebtedness; and

                        (2) after giving effect to such incurrence, the amount of Expansion Debt incurred pursuant to this clause (iii), together with the aggregate amount of all other Expansion Debt then outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Expansion Debt incurred pursuant to this clause (iii), does not exceed $250,000,000;

            (iv) the incurrence by the Borrower or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that

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      was permitted by this Agreement to be incurred under clauses (ii), (iii),
      (iv) or (x) of this Section 5.6(b);

            (v) the incurrence by the Borrower or any Guarantor of intercompany Indebtedness between or among the Borrower and any Guarantors that is subordinated in right of payment to all Secured Obligations on the terms set forth on Exhibit A hereto and is not secured other than by unperfected security interests; provided, however, that (A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Borrower or a Guarantor and (B) any sale or other transfer of any such Indebtedness to a Person that is not either the Borrower or a Guarantor will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Borrower or such Guarantor, as the case may be, that was not permitted by this clause
      (v); and provided, further, that any such intercompany Indebtedness must be included in the Collateral;

            (vi) the incurrence by the Borrower or any of its Subsidiaries of Hedging Obligations, in connection with Permitted Debt or otherwise, in the ordinary course of business and not for speculative purposes; provided, that (A) such Hedging Obligations will have tenors that expire on or prior to the maturity date (or other expiration) of the underlying Obligation being hedged, and (B) any such Hedging Obligations hedging or managing interest rate risk with respect to a particular series of Notes or loans under the Term Loan Agreements or this Agreement will have tenors that expire on or prior to the Stated Maturity of the applicable Notes or loans;

            (vii) the incurrence by the Borrower or any of its Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, and performance and surety bonds in the ordinary course of business;

            (viii) the incurrence by the Borrower or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

            (ix) the incurrence by the Borrower of (a) Affiliate Subordinated Indebtedness in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding and (b) Working Capital Facility Indebtedness in an aggregate principal amount not to exceed $750,000,000 at any one time outstanding; and

            (x) the incurrence by the Borrower of Third Party Subordinated Indebtedness; provided, that:

                  (A) the Net Proceeds of the Third Party Subordinated Indebtedness are applied:

                        (1) to acquire all or substantially all of the assets of, or any Equity Interests in, a business that constitutes a Permitted Business, provided, that in the case of an acquisition of Equity Interests, the business

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                  is or becomes a Subsidiary of the Borrower and a Guarantor concurrently with such acquisition;

                        (2)   to make a capital expenditure;

                        (3) to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business; or

                        (4)   any combination of the foregoing; and

                  (B) the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which the Third Party Subordinated Indebtedness is incurred would have been at least 2.0 to 1.0, determined on a Pro Forma basis as if the Third Party Subordinated Indebtedness had been incurred at the beginning of such period and the proceeds therefrom had been applied as intended to be applied (but without giving effect to the completion of any construction projects unless actual completion has been achieved).

      (c) The Borrower shall not incur, and shall not permit any Subsidiary to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Borrower or such Subsidiary unless such Indebtedness is also contractually subordinated in right of payment to the Revolving Loans, the applicable Revolving Loan Guarantees and the other Revolving Loan Obligations on substantially identical terms or on terms that are more favorable to the Lenders hereunder; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Borrower or any of its Subsidiaries solely by virtue of being unsecured or by virtue of being secured on a junior basis.

      (d) For purposes of determining compliance with this Section 5.6, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (x) of
Section 5.6(b), the Borrower will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 5.6. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Section 5.6. Notwithstanding any other provision of this Section 5.6, the maximum amount of Indebtedness that the Borrower or any Subsidiary may incur pursuant to this Section 5.6 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

SECTION 5.7 Asset Sales; Application of Net Proceeds.

      (a) Asset Sales. The Borrower shall not, and shall not permit any of its Subsidiaries to, consummate an Asset Sale unless:

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            (i)   except with respect to an Asset Sale made pursuant to the
      Existing Purchase Option, the Borrower (or any of its Subsidiaries, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

            (ii) at least 90% of the consideration received in the Asset Sale by the Borrower or such Subsidiary is in the form of cash. For purposes of this provision, each of the following shall be deemed to be cash:

                  (A) any liabilities, as shown on the Borrower's most recent consolidated balance sheet, of the Borrower or any of its Subsidiaries (other than contingent liabilities and liabilities that are by their terms subordinated to the Revolving Loans and the Revolving Loan Guarantees) that are assumed by the transferee of any such assets pursuant to a customary novation or similar agreement that releases the Borrower or such Subsidiary from further liability;

                  (B) any securities, notes or other obligations received by the Borrower or any such Subsidiary from such transferee that are promptly, subject to ordinary settlement periods, converted by the Borrower or such Subsidiary into cash, to the extent of the cash received in that conversion; and

                  (C) in connection with the exercise by a purchaser of an Existing Purchase Option, any amount owed by the Borrower or the applicable Subsidiary to the purchaser under the agreement containing such Existing Purchase Option that is set off by the purchaser against the purchase price;

            (iii) if the assets disposed of in such Asset Sale include any component of a Facility that is necessary for the operation of such Facility, the Asset Sale involves the disposition of such Facility as a whole; and

            (iv) if the Asset Sale involves the sale of a Facility or all or substantially all the assets of a Facility, (A) such Asset Sale is to a Person other than an Affiliate of the Borrower, and (B) all necessary and appropriate amendments are made to those Major Project Documents applicable to such Facility to remove such Facility from the scope of such Major Project Documents.

      (b) Application of Net Proceeds from First Asset Sale and Second Asset Sale. The Borrower (or the applicable Subsidiary, as the case may be) shall apply the Net Proceeds from the first and the second Asset Sale to occur (other than any Asset Sale relating to the Facility owned or operated by Delta Energy Center, LLC or Los Medanos Energy Center, LLC, the Net Proceeds of which shall be applied under Section 5.7(c) below), as follows:

            (i) to the lenders under the First Priority Term Loan Agreement and all holders of First Priority Notes (to the extent required under the applicable First Priority Lien Documents), to purchase, prepay or redeem the maximum principal amount of such First Priority Lien Obligations that may be purchased, prepaid or redeemed out of such Net Proceeds (taking into account any mandatory prepayment or redemption of First Priority Lien Obligations required under any First Priority Lien Document);

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            (ii)  if any such Net Proceeds remain after the offer (and, if applicable, reoffer) to holders of First Priority Lien Obligations (and any mandatory purchase, prepayment or redemption of First Priority Lien Obligations) in accordance with clause (i) above, to all holders of the Second Priority Lien Obligations (to the extent required under the applicable Second Priority Lien Documents), to purchase, prepay or redeem the maximum principal amount of such Second Priority Lien Obligations that may be purchased, prepaid or redeemed out of such remaining Net Proceeds (taking into account any mandatory purchase, prepayment or redemption of Second Priority Lien Obligations required under any Second Priority Lien Document); and

            (iii) if any such Net Proceeds remain after the offer (and, if applicable, reoffer) to holders of Second Priority Lien Obligations (and any mandatory purchase, prepayment or redemption of Second Priority Lien Obligations) in accordance with clauses (i) and (ii) above, to all holders of the Third Priority Lien Obligations (to the extent required under the applicable Third Priority Lien Documents), to purchase, prepay or redeem the maximum principal amount of such Third Priority Lien Obligations that may be purchased, prepaid or redeemed out of such remaining Net Proceeds (taking into account any mandatory purchase, prepayment or redemption of Third Priority Lien Obligations required under any Second Third Lien Document).

      For the avoidance of doubt, the Lenders under this Agreement shall not be entitled to receive any Net Proceeds under this Section 5.7(b).

      (c) Application of Other Net Proceeds. Other than the Net Proceeds to be applied under Section 5.7(b), the Borrower (or the applicable Subsidiary, as the case may be) shall apply the Net Proceeds from each Asset Sale, Casualty Event or Condemnation Event, as follows:

            (i) to the Lenders under this Agreement and all other holders of the First Priority Lien Obligations (to the extent required under the applicable First Priority Lien Documents), to purchase, prepay or redeem the maximum principal amount of such First Priority Lien Obligations that may be purchased, prepaid or redeemed out of such Net Proceeds (taking into account any mandatory purchase, prepayment or redemption of First Priority Lien Obligations required under any First Priority Lien Document);

            (ii) if any such Net Proceeds remain after the offer (and, if applicable, reoffer) to holders of First Priority Lien Obligations (and any mandatory purchase, prepayment or redemption of First Priority Lien Obligations) in accordance with clause (i) above, to all holders of the Second Priority Lien Obligations (to the extent required under the applicable Second Priority Lien Documents), to purchase, prepay or redeem the maximum principal amount of such Second Priority Lien Obligations that may be purchased, prepaid or redeemed out of such remaining Net Proceeds (taking into account any mandatory purchase, prepayment or redemption of Second Priority Lien Obligations required under any Second Priority Lien Document); and

            (iii) if any such Net Proceeds remain after the offer (and, if applicable, reoffer) to holders of Second Priority Lien Obligations (and any mandatory purchase, prepayment or redemption of Second Priority Lien Obligations) in accordance with clauses (i) and (ii)

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      above, to all holders of the Third Priority Lien Obligations (to the extent required under the applicable Third Priority Lien Documents), to purchase, prepay or redeem the maximum principal amount of such Third Priority Lien Obligations that may be purchased, prepaid or redeemed out of such remaining Net Proceeds (taking into account any mandatory purchase, prepayment or redemption of Third Priority Lien Obligations required under any Third Priority Lien Document).

The Borrower is required to and shall prepay the Revolving Loans within 30 days of the receipt of any such Net Proceeds under this Section 5.7(c), in the order of priority and in the manner provided for in Section 5.7(c)(i) above and in
Section 2.1.11.

      (d) Excess Proceeds: Pro Rata Basis. In the event that any Net Proceeds from an Asset Sale, Casualty Event or Condemnation Event remain after the Borrower has made the prepayments in accordance with Section 2.1.11 (Mandatory Repayments and Commitment Reductions) and the Term Loan Agreements and such Net Proceeds have otherwise been applied in accordance with clause (b) and (c) above, then the Borrower may use such remaining Net Proceeds for any purpose not otherwise prohibited by the Financing Documents, including the making of Restricted Payments. If the aggregate principal amount of all Secured Obligations having the same priority that are to be prepaid under clauses (b) or
(c) above exceeds the amount of Net Proceeds available therefor, then the Borrower will repurchase, repay or redeem the Secured Obligations, pro rata based on the aggregate principal amount of all of such Secured Obligations to be prepaid.

SECTION 5.8 Transactions with Affiliates.

      (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower (each, an "Affiliate Transaction"), unless:

            (i) the Affiliate Transaction, taken as a whole with all other related Affiliate Transactions, is on terms that are no less favorable to the Borrower and its Subsidiaries, taken as a whole, than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary with an unrelated Person; and

            (ii) the Borrower delivers to the Administrative Agent (other than with respect to a Shared Facilities Arrangement between or among only the Borrower and/or any of its Subsidiaries):

                  (A) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000 but less than or equal to $25,000,000, a resolution of the Board of Directors set forth in an Officer's Certificate certifying that such Affiliate Transaction complies with this Section 5.8 and that such Affiliate Transaction has been approved by a majority of the Board of Directors; and

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                  (B)   with respect to any Affiliate Transaction or series of
            related Affiliate Transactions involving aggregate consideration in excess of $25,000,000, a positive opinion as to the Fair Market Value of such Affiliate Transaction issued by an accounting, appraisal or investment banking firm of national standing.

      (b) The following items shall not be deemed to be Affiliate Transactions and, therefore, shall not be subject to the provisions of Section 5.8(a):

            (i) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Borrower or any of its Subsidiaries in the ordinary course of business;

            (ii) transactions between or among the Borrower and/or any of the Guarantors (other than Shared Facilities Arrangements);

            (iii) transactions with a Person that is an Affiliate of the Borrower (but not a Subsidiary of the Borrower) solely because the Borrower owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

            (iv) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Borrower;

            (v) any issuance of Equity Interests (other than Disqualified Stock) of the Borrower to Affiliates of the Borrower; provided that such Equity Interests are included in the Collateral;

            (vi) Restricted Payments that do not violate the provisions of this Agreement as described in Section 5.4 (Restricted Payments);

            (vii) loans or advances to employees in the ordinary course of business not to exceed $1,000,000 in the aggregate at any one time outstanding;

            (viii) Permitted Tax Payments;

            (ix) transactions under or pursuant to written agreements with Affiliates of the Borrower in place as of the date of this Agreement or any amendment or modification thereto, so long as any such amendment or modification meets the requirements of clause (x) or (xi) of this Section 5.8(b);

            (x) any amendments or modifications of, or waivers under, any written agreement described under clause (ix) of this 5.8(b) that is not a Major Project Document; provided that no such amendment, modification or waiver alters any such agreement in a manner than is materially adverse to the interests of the Lenders;

            (xi) any amendments or modifications of, or waivers under, any Major Project Document, which are permitted by Section 5.10(b) (Business Activities) and are on terms that are no less favorable to the Borrower or its relevant Subsidiary (as certified to the

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      Administrative Agent in an Officer's Certificate) than those that would have been obtained in a comparable transaction by the Borrower or such Subsidiary, with an unrelated Person; and

            (xii) any agreement to do any of the foregoing.

SECTION 5.9 Liens. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

SECTION 5.10 Business Activities.

      (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.

      (b) The Borrower shall, and shall cause its Subsidiaries to, perform all their obligations under the Major Project Documents, and the Borrower shall not, and shall not permit any of its Subsidiaries to, terminate, amend or otherwise modify, or consent to any termination, amendment or modification of, or grant any waiver under, any Major Project Document, unless any failure to so perform or any such termination, amendment, modification or waiver would not, when taken together with all other such failures to perform, terminations, amendments, modifications and waivers since the Closing Date, be Materially Adverse, as evidenced by a certificate of the chief financial officer of the Borrower; provided, however, that the provisions of this paragraph will not apply to any amendment, modification or termination of any Major Project Document required under this Agreement in connection with an Asset Sale.

      (c) The Borrower shall, and shall cause its Subsidiaries to, obtain and maintain all permits and approvals necessary for the construction and operation of the Facilities, including applicable exemptions from PUHCA, unless the failure to do so would not reasonably be expected to have a Material Adverse Effect.

      (d) The Borrower shall not, and shall not permit any of its Subsidiaries to, use or dispose of any hazardous materials or allow any hazardous materials to be brought onto or stored or used on or transported to or released from the Facilities, other than in accordance with prudent industry practices and in compliance with all applicable Environmental Laws, except to the extent such non-compliance, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

      (e) Notwithstanding anything to the contrary herein, the Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any contract monetization, contract buy-out or similar transactions.

SECTION 5.11 Payments for Consent. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of any Revolving Loan or as an inducement to any consent, waiver or amendment of any of the terms or provisions of any Revolving Loan Document unless such consideration is offered to be paid and is paid to all Lenders that consent, waive or agree to

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amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 5.12 Restrictions on Activities of CalGen Finance. The Borrower shall not permit CalGen Finance to hold any material assets, become liable for any material obligations or engage in any significant business activities; provided that, notwithstanding anything to the contrary contained herein, CalGen Finance may be a co-obligor or guarantor with respect to Indebtedness if the Borrower is an obligor on such Indebtedness and the net proceeds of such Indebtedness are received by the Borrower, CalGen Finance or one or more of the Borrower's other Subsidiaries.

SECTION 5.13 Additional Subsidiaries. If the Borrower or any of its Subsidiaries acquires or creates another Subsidiary after the Closing Date, then (a) that newly acquired or created Subsidiary will (i) become a Guarantor hereunder, (ii) if such Subsidiary's assets and property consist solely of its ownership interests in any Guarantor, become a Holding Company hereunder and (iii) deliver or cause to be delivered an opinion of counsel reasonably satisfactory to the Administrative Agent within 30 days of the date on which it was acquired or created, and (b) all real and personal property of that Subsidiary will become part of the Collateral within 30 days of the date on which that Subsidiary was acquired or created pursuant to documentation (including security documents, financing statements, opinions and other documents) reasonably satisfactory to the Administrative Agent and the Collateral Agent.

SECTION 5.14 Limitation on Issuances and Sales of Equity Interests in Subsidiaries.

      (a) The Borrower shall not, and shall not permit any of its Subsidiaries to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Subsidiary of the Borrower to any Person (other than the Borrower or a Guarantor), unless:

            (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Subsidiary; and

            (ii) the Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with Section 5.7 (Asset Sales; Application of Net Proceeds).

      (b) The Borrower shall not permit any of its Subsidiaries to issue any Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Borrower or a Guarantor.

SECTION 5.15 Deposit of Revenues. The Borrower shall, and shall cause its Subsidiaries to, deposit all revenues received by the Borrower and its Subsidiaries, within 10 Business Days of receipt thereof, in the Revenue Account.

SECTION 5.16 Maintenance of Insurance. The Borrower shall, and shall cause its Subsidiaries to, maintain with financially sound and reputable insurance companies, insurance on their property, including the Collateral, in at least such amounts, with such deductibles and against at least such risks as is customary for companies of the same or similar size engaged in the same or similar businesses as those of the Borrower and its Subsidiaries and furnish to the Administrative Agent, upon written request, full information as to such Persons' property and

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liability insurance carriers. The Borrower shall, and shall cause its
Subsidiaries to, cause all their insurance policies to name the Lenders, as a class, as additional insureds with waiver of subrogation and shall cause all its, and its Subsidiaries', property and casualty policies to name the Collateral Agent as loss payee (together with other lien holders as their interests may appear), with the right to receive 30 days notice of any cancellation of or material change in such insurance policies.

SECTION 5.17 Coverage Ratio; Kilowatt Test.

      (a) Consolidated Interest Coverage Ratio. As of the last day of each fiscal quarter of the Borrower, the Borrower shall cause the Consolidated Interest Coverage Ratio of the Borrower and its Subsidiaries to be equal to or greater than 1.25:1.0.

      (b) Consolidated First and Second Priority Lien Debt to Kilowatt Test. As of the last day of each fiscal quarter of the Borrower, the Borrower shall cause the ratio of (a) the aggregate outstanding principal amount of First Priority Term Loans, First Priority Notes, Revolving Loans, Second Priority Term Loans and Second Priority Notes, to (b) the combined Estimated Peak Capacity of all the Facilities (including all Facilities in operation and under construction) owned by the Borrower and its Subsidiaries (expressed in kilowatts) to be equal to or less than $235 per kilowatt.

SECTION 5.18 Further Assurances. The Borrower and each Guarantor shall perform such reasonable acts as may be necessary to carry out the intent of this Agreement and the other Revolving Loan Documents promptly after written request by the Administrative Agent.

SECTION 5.19 Commercial Operations. The Borrower shall cause (a) the Columbia Facility to achieve Commercial Operation on or before April 5, 2005; (b) phase one of the Pastoria Facility to achieve Commercial Operation on or before September 1, 2005; (c) phase two of the Pastoria Facility to achieve Commercial Operation on or before September 1, 2006; and (d) the Goldendale Facility to achieve Commercial Operation on or before August 1, 2005.

SECTION 5.20 Compliance with Law. The Borrower shall, and shall cause its Subsidiaries to, comply with all applicable Legal Requirements, except to the extent that any such noncompliance would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 5.21 Inspection Rights. Upon the request of the Administrative Agent, the Borrower and its Subsidiaries will permit the Administrative Agent or any of the Lenders to visit and inspect any of the Collateral and examine and make abstracts from any of its books and records relating to the Collateral at any reasonable time and as often as may be reasonably requested (it being acknowledged that (a) the costs and expenses of the Administrative Agent and the Lenders incurred in connection with any such visits, inspections and examinations shall be borne solely by the Administrative Agent or the applicable Lender (as the case may be), unless a Default or Event of Default shall have occurred and be continuing, in which case such costs and expenses shall be borne solely by the Borrower, and (b) nothing in this Section 5.21 shall limit the Collateral Agent's rights under the Collateral Trust Agreement).

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SECTION 5.22 Suspension of Certain Covenants. In the event that from time to time, after giving effect to the suspension of covenants and the event of default provided for in this Section 5.20, the Third Priority Fixed Rate Notes and the Third Priority Floating Rate Notes are rated Baa3 or better by Moody's and BBB- or better by S&P, then the covenants contained in Section 5.4 (Restricted Payments), Section 5.5 (Dividend and Other Payment Restrictions Affecting Subsidiaries), Section 5.6 (Incurrence of Indebtedness and Issuance of Preferred Equity), Section 5.10 (Business Activities), Section 5.15 (Deposit of Revenues) and Section 7.1(j) shall be suspended. In the event that, at any time, neither the Third Priority Fixed Rate Notes nor the Third Priority Floating Rate Notes are rated Baa3 or better by Moody's and BBB- or better by S&P, the covenants and event of default contained in such Sections shall be reinstated.

                                   ARTICLE VI.
                                   SUCCESSORS

SECTION 6.1 Merger, Consolidation, or Sale of Assets.

      (a) The Borrower shall not, directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Borrower is the surviving entity); (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; or (iii) lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person; provided, however, that the foregoing shall not apply to:

            (i) a merger of the Borrower with an Affiliate solely for the purpose of reconstituting the Borrower in another jurisdiction; or

            (ii) any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Borrower and the Guarantors.

      (b) Notwithstanding the foregoing, the Borrower is permitted to reorganize as a corporation or a limited liability company in accordance with the procedures established in this Agreement, provided that the Borrower shall have delivered to the Administrative Agent an Opinion of Counsel in the United States reasonably acceptable to the Administrative Agent confirming that such reorganization is not adverse to the Lenders (it being recognized that such reorganization shall not be deemed adverse to the Lenders solely because (i) of the accrual of deferred tax liabilities resulting from such reorganization or
(ii) the successor or surviving corporation (A) is subject to income tax as a corporate entity or (B) is considered to be an "includable corporation" of an affiliated group of corporations within the meaning of the Code or any similar state or local law).

SECTION 6.2 Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Borrower in a transaction that is subject to, and that complies with the provisions of, Section 6.1 (Merger, Consolidation, or Sale of Assets), the successor corporation formed by such consolidation or into or with which the Borrower is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other

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disposition, the provisions of this Agreement referring to the "Borrower" shall refer instead to the successor corporation and not to the Borrower), and may exercise every right and power of the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein; provided, however, that the predecessor Borrower shall not be relieved from the obligation to pay the principal of and interest on or other amounts in respect of the Revolving Loans.

                                  ARTICLE VII.
                              DEFAULTS AND REMEDIES

SECTION 7.1 Events of Default.

      Each of the following is an "Event of Default":

      (a) default for 5 days in the payment when due of interest or fees on the Revolving Loans;

      (b) default in payment when due of the principal of, or premium, if any, on the Revolving Loans;

      (c)   the occurrence of a Change of Control;

      (d)   failure by the Borrower or any of its Subsidiaries to comply with
Section 5.7 (Asset Sales; Application of Net Proceeds) or 5.15 (Deposit of Revenues);

      (e) failure by Holdings, the Borrower or any of its Subsidiaries for 30 days after written notice from the Administrative Agent or the Lenders holding at least 50% in outstanding aggregate principal amount of the Revolving Loans then outstanding to comply with any of the agreements in this Agreement or the other Revolving Loan Documents;

      (f) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Borrower or any of its Subsidiaries (or the payment of which is guaranteed by the Borrower or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Agreement, if that default:

            (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

            (ii) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25,000,000 or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness repaid, within 20 days of the Borrower or the applicable Subsidiary becoming aware of such default;

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      (g)   failure by the Borrower or any of its Subsidiaries to pay final judgments aggregating in excess of $25,000,000 (excluding those covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

      (h) the repudiation by Holdings, the Borrower or any of its Subsidiaries of any of its obligations under the Security Documents or the unenforceability of the Security Documents against Holdings, the Borrower or any of its Subsidiaries for any reason; provided that such repudiation or unenforceability relates to Collateral having a Fair Market Value of $25,000,000 or more;

      (i) except as permitted by this Agreement, any Revolving Loan Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Revolving Loan Guarantee, and such condition shall not have been cured within 30 days after written notice from the trustee or the holders of at least 50% in aggregate principal amount of outstanding Revolving Loans;

      (j) breach by any Person (other than the Borrower or any of its Subsidiaries) of its obligations under, or termination or failure to be in full force and effect of, a Major Project Document (unless such breach, termination or failure to be in full force and effect would not, when taken together with all other such breaches, terminations or failures since the date of this Agreement (other than those that have been cured as contemplated below, including by entering into a replacement agreement), be Materially Adverse, as evidenced by a certificate of the chief financial officer of the Borrower), unless with respect to any Major Project Document such breach is cured, or such Major Project Document is replaced with a substantially similar agreement (it being understood that an agreement will be considered substantially similar if it would not be Materially Adverse), within 60 days thereafter (or 120 days with respect to the Interest Hedge); and

      (k) the Borrower, any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together would constitute a Significant Subsidiary, suffer a Bankruptcy Event.

SECTION 7.2 Acceleration. In the case of an Event of Default specified in clause
(k) of Section 7.1 (Events of Default), with respect to the Borrower or any of its Subsidiaries, the outstanding Revolving Loans and Reimbursement Obligations shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Administrative Agent or the Requisite Lenders may declare all the Revolving Loans and Reimbursement Obligations to be due and payable immediately. Upon any such declaration, the Revolving Loans and Reimbursement Obligations shall become due and payable immediately.

SECTION 7.3 Other Remedies.

      (a) Subject to the Collateral Trust Agreement, if an Event of Default occurs and is continuing, the Administrative Agent may pursue any available remedy to collect the payment of

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principal, premium, if any, and interest on the Revolving Loan Obligations or to enforce the performance of this Agreement and any other Revolving Loan Document.

      (b) The Administrative Agent may maintain a proceeding even if it does not possess any of the Revolving Loan Obligations. A delay or omission by the Administrative Agent or any Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

      (c) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may cancel all or any portion of the Total Commitment and each Lender's Revolving Loan Commitment; further, the Administrative Agent, the LC Bank and the Lenders shall not be obligated to continue any Revolving Loans, make any additional Revolving Loans, issue, renew, extend or increase the Stated Amount of any Letter of Credit, or make any payments, or permit the making of payments, from any account or any proceeds or other funds held by the Administrative Agent under the Revolving Loan Documents or on behalf of the Borrower.

      (d) Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may maintain in a cash collateral account, for payment of any Reimbursement Obligations or interest thereon (in each case, in whole or in part) arising in connection with any outstanding Letter of Credit, an amount of cash equal to the Stated Amount of each such Letter of Credit (plus accrued interest on the amounts in such account).

SECTION 7.4 Waiver of Past Defaults; Rescission. The Requisite Lenders by notice to the Administrative Agent may on behalf of the Lenders waive an existing Default or Event of Default and its consequences hereunder. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. The Requisite Lenders, by written notice to the Administrative Agent, may on behalf of all of the Lenders rescind an acceleration and its consequences, if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

SECTION 7.5 Control by Majority. The Requisite Lenders may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Administrative Agent or exercising any trust or power conferred on it. However, the Administrative Agent may refuse to follow any direction that conflicts with law, this Agreement, the other Revolving Loan Documents, that the Administrative Agent determines may be unduly prejudicial to the rights of other Lenders, that may involve the Administrative Agent in personal liability, or that is inconsistent with the Collateral Trust Agreement.

SECTION 7.6 Collection Suit by Administrative Agent. If an Event of Default specified in Section 7.1(a) or (b) (Events of Default) occurs and is continuing, the Administrative Agent is authorized to recover judgment in its own name and as trustee of an express trust against the Borrower for the whole amount of principal of, premium, if any, and interest remaining unpaid

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on the Revolving Loans and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Administrative Agent, its agents and counsel.

SECTION 7.7 Priorities.

      Subject to the Collateral Trust Agreement, if the Administrative Agent collects any money pursuant to this Article VII, it shall pay out the money in the following order:

            First: to the Administrative Agent and the Lenders on a pro rata basis, their respective agents and attorneys for amounts due under this Agreement and the other Revolving Loan Documents, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Administrative Agent or any of the Lenders and the costs and expenses of collection;

            Second: to the Lenders for amounts due and unpaid on the Revolving Loan Obligations for principal, premium, if any, fees, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Revolving Loan Obligations for principal, premium, if any, fees, and interest, respectively; and

            Third: to the Borrower or to such party as a court of competent jurisdiction shall direct.

      The Administrative Agent may fix a record date and payment date for any payment to the Lenders pursuant to this Section 7.7.

                                  ARTICLE VIII.
                                     AGENTS

SECTION 8.1 Appointment of Agents. The Borrower and the Lenders acknowledge and agree that The Bank of Nova Scotia has acted and shall be credited as lead arranger and bookrunner of the Revolving Loans. The Borrower and the Lenders acknowledge and agree that The Bank of Nova Scotia is hereby appointed the Administrative Agent and the LC Bank hereunder and under the other Revolving Loan Documents. The Borrower and each Lender hereby authorizes the Collateral Agent to act as the Collateral Agent with respect to the Revolving Loan Obligations, and each Lender authorizes the Collateral Agent and the Administrative Agent to enter into and perform their respective obligations under the Collateral Trust Agreement. Each Lender hereby authorizes (a) the Administrative Agent to act as its agent and (b) the LC Bank to act as issuing bank, in each case in accordance with the terms hereof and the other Revolving Loan Documents. The Administrative Agent hereby agrees to act upon the express conditions contained herein and the other Revolving Loan Documents, as applicable. The provisions of this Article VIII are solely for the benefit of the Agents and the Lenders and no Obligor shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as an agent of the Lenders and no Agent does or shall assume or be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower or any of its Subsidiaries. The Bank of Nova Scotia in its capacity as the lead arranger and bookrunner shall

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not have any duties, liabilities or obligations under the Revolving Loan
Documents but shall be entitled to all benefits of this Article VIII.

SECTION 8.2 Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender's behalf and to exercise such powers, rights and remedies hereunder and under the other Revolving Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and in the other Revolving Loan Documents. Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Revolving Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or any of the other Revolving Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Revolving Loan Documents except as expressly set forth herein or therein.

SECTION 8.3 General Immunity.

      (a) No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectibility or sufficiency hereof or any other Revolving Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports or certificates or any other documents furnished or made by any Agent to the Lenders or by or on behalf of any Obligor to any Agent or any Lender in connection with the Revolving Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Obligor or any other Person liable for the payment of any Revolving Loan Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained in any of the Revolving Loan Documents or as to the use of the proceeds of the Revolving Loans or Letters of Credit or as to the existence or possible existence of any Material Adverse Effect, Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, the Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Revolving Loans, Participation Interests or the component amounts thereof.

      (b) Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees or agents shall be liable to the Lenders for any action taken or omitted by any Agent under or in connection with any of the Revolving Loan Documents except to the extent caused by such Agent's bad faith, gross negligence or willful misconduct. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Revolving Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 12.5 (Amendments and Waivers)) and, upon receipt of such instructions from Requisite Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to

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exercise such power, discretion or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for the Borrower and its Subsidiaries), accountants, experts and other professional advisors selected by it; and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Revolving Loan Documents in accordance with the instructions of Requisite Lenders (or such other Lenders as may be required to give such instructions under Section 12.5 (Amendments and Waivers)).

SECTION 8.4 Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Revolving Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term "Lender" shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent and its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Affiliates as if it were not performing the duties specified herein, and may accept fees and other consideration from the Borrower for services in connection herewith and otherwise without having to account for the same to the Lenders.

SECTION 8.5 Lenders' Representations, Warranties and Acknowledgment.

      (a) Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with its Revolving Loans hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of the CalGen Companies. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of the Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Revolving Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of or the completeness of any information provided to the Lenders.

      (b) Each Lender, by delivering its signature page to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, each Revolving Loan Document and each other document required to be approved by any Agent, Requisite Lenders or the Lenders, as applicable on the Closing Date.

SECTION 8.6 Right to Indemnity. Each Lender, in proportion to its Pro Rata Share, severally agrees to indemnify each Agent, to the extent that such Agent shall not have been reimbursed by any Obligor, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or

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asserted against such Agent in exercising its powers, rights and remedies or performing its duties hereunder or under the other Revolving Loan Documents or otherwise in its capacity as such Agent in any way relating to or arising out of this Agreement or the other Revolving Loan Documents; provided, no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's bad faith, gross negligence or willful misconduct. If any indemnity furnished to any Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided, in no event shall this sentence require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Lender's Pro Rata Share thereof; and provided further, this sentence shall not be deemed to require any Lender to indemnify any Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement described in the proviso in the immediately preceding sentence.

SECTION 8.7 Successor Administrative Agent or LC Bank. The Administrative Agent or the LC Bank may resign at any time by giving 30 days' prior written notice thereof to the Lenders and the Borrower, and the Administrative Agent or the LC Bank may be removed at any time with or without cause by an instrument or concurrent instruments in writing delivered to the Borrower and the Administrative Agent and the LC Bank and signed by the Requisite Lenders. Upon any such notice of resignation or any such removal, the Requisite Lenders shall have the right, upon five Business Days' notice to the Borrower, to appoint a successor Administrative Agent or LC Bank (as applicable); provided, that the Borrower shall have the right to approve any such successor Administrative Agent (such approval not to be unreasonably withheld or delayed) so long as no Default or Event of Default shall have occurred and be continuing. Upon the acceptance of any appointment as Administrative Agent or LC Bank hereunder by a successor Administrative Agent or LC Bank, as applicable, that successor Administrative Agent or LC Bank (as applicable) shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent or LC Bank, as applicable and the retiring or removed Administrative Agent or LC Bank shall promptly transfer to such successor Administrative Agent or LC Bank, as applicable, all sums, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or LC Bank, as applicable under the Revolving Loan Documents, whereupon such retiring or removed Administrative Agent or LC Bank (as applicable) shall be discharged from its duties and obligations hereunder. After any retiring or removed Administrative Agent's or LC Bank's (as applicable) resignation or removal hereunder as Administrative Agent or LC Bank, as applicable, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or LC Bank (as applicable) hereunder. In connection with any retiring or replacement of the LC Bank hereunder, the new LC Bank shall, at the expense of the Lenders, replace and reissue all Letters of Credit issued by the retiring or removed LC Bank.

SECTION 8.8 Withholding Tax.

      (a) To the extent required by any applicable Legal Requirement, the Administrative Agent may withhold from any interest payment to any Lender an amount equivalent to any

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applicable withholding tax, including any withholding tax resulting from any
Lenders' failure to deliver the forms or other documentation as required by
Section 2.1.16(e) (Taxes; Withholding, etc). Nothing in this Section 8.8 shall relieve the Borrower of its obligation with respect to Taxes and Other Taxes provided in Section 2.1.16 (Taxes; Withholding, etc.).

      (b) If the Internal Revenue Service or any authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax or otherwise, including penalties and interest, together with all expenses incurred, including legal expenses, allocated staff costs and any out of pocket expenses.

                                   ARTICLE IX.
                             COLLATERAL AND SECURITY

      The Collateral Agent's Liens upon the Collateral shall no longer secure the Revolving Loan Obligations outstanding under this Agreement, and the right of the Lenders to the benefits and proceeds of the Collateral Agent's Liens on Collateral shall terminate and be discharged:

      (a)   on the Revolving Loan Secured Obligations Termination Date; or

      (b) with the prior written consent of each Lender whose consent is required under Section 12.5.

Nothing in this Article IX shall be deemed to restrict the Collateral Agent's rights to release liens on Collateral in accordance with the terms of the Collateral Trust Agreement or as otherwise permitted pursuant to the terms of this Agreement.

                                   ARTICLE X.
                     RANKING OF LIENS AND COLLATERAL SHARING

      EACH LENDER AND EACH AGENT HEREBY ACKNOWLEDGES AND AGREES THAT THE THEIR RESPECTIVE LIEN PRIORITIES, THE DISTRIBUTION OF PROCEEDS OF COLLATERAL, THE EXERCISE OF REMEDIES UNDER THE REVOLVING LOAN DOCUMENTS, AMENDMENTS AND WAIVERS TO THE REVOLVING LOAN DOCUMENTS, AND OTHER MATTERS RELATED TO THE COLLATERAL ARE SUBJECT TO AND GOVERNED BY THE COLLATERAL TRUST AGREEMENT. Each Lender and each Agent, by delivering its signature page hereto, funding its Revolving Loan on the Closing Date and/or executing an Assignment Agreement (as the case may be), shall be deemed to have (a) acknowledged receipt of, consented to and approved the Collateral Trust Agreement, and (b) authorized the Agents to perform their respective obligations thereunder. Each Lender and each Agent further acknowledges that, in certain circumstances related to intercreditor and security matters, the Collateral Trust Agreement provides that, where lenders and/or noteholders hold the same series of Obligations (such as the Revolving Loan Obligations, the Obligations under the Term Loan Agreement and the Obligations under the First Priority

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Notes), such lenders and noteholders will vote as a single class, and the agent or trustee for such lenders or noteholders, as applicable, will vote the obligations of such lenders or noteholders, as applicable, as a class (and not by percentage of lenders or noteholders voting for or against the applicable intercreditor or security matter). Accordingly, in such circumstances under the Collateral Trust Agreement, if the Requisite Lenders hereunder do (or do not) consent, approve, waive or otherwise provide direction to the Administrative Agent with respect to any request, decision, action, or otherwise, then the Administrative Agent shall vote 100% of the Revolving Loan Obligations in favor of such consent, approval or waiver (or rejection thereof), as applicable, all in accordance with the terms of the Collateral Trust Agreement.

                                   ARTICLE XI.
                            REVOLVING LOAN GUARANTEE

SECTION 11.1 Guarantee.

      (a) Subject to the limitations set forth in Section 12.22 (No Recourse Against the Borrower or the Guarantors) and in Section 11.1 (b), the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantee to the Administrative Agent, for the benefit of the Lenders and the LC Bank and their respective successors, endorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower and each other Guarantor when due (whether at the stated maturity, by acceleration or otherwise) of the Revolving Loan Obligations;

      (b) Each Guarantor, and by its making of a Revolving Loan on the Closing Date, each Lender, and by its issuance of each Letter of Credit, the LC Bank, hereby confirms that it is the intention of all such parties that the Revolving Loan Guarantee(s) of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Revolving Loan Guarantee. To effectuate the foregoing intention, the Administrative Agent, the LC Bank, the Lenders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article XI, result in the obligations of such Guarantor under its Revolving Loan Guarantee not constituting a fraudulent transfer or conveyance.

      (c) Each Guarantor agrees that the Revolving Loan Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor under this Article XI without impairing the guarantee of such Guarantor to the extent provided in this Article XI or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder.

      (d) The guarantee provided in this Article XI shall remain in full force and effect until the Revolving Loan Secured Obligations Termination Date.

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      (e)   With respect to each Guarantor, no payment made by the Borrower, any of the Guarantors or any other Person or received or collected by the Administrative Agent or any other Secured Party from the Borrower, any of the other Guarantors or any other Person, by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of any Revolving Loan Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of such Guarantor hereunder, which Guarantor shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Revolving Loan Obligations or any payment received or collected from such Guarantor in respect of the Revolving Loan Obligations), remain liable for the Revolving Loan Obligations outstanding from time to time hereunder up to the maximum amount of such Guarantor's liability hereunder until the Revolving Loan Secured Obligations Termination Date.

SECTION 11.2 Right of Contribution.

      (a) Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of Section 11.4 (No Subrogation).

      (b) The provisions of this Section 11.2 shall in no respect limit the obligations and liabilities of any Guarantor to the Administrative Agent and the other Revolving Loan Secured Parties, and each Guarantor shall remain liable to the Administrative Agent and the other Revolving Loan Secured Parties for the full amount guaranteed by such Guarantor hereunder.

SECTION 11.3 Subordination. Except as otherwise specifically provided in this
Article XI, (a) all existing and future indebtedness of, or other obligations owed by, the Borrower or any of its subsidiaries to any Guarantor is hereby subordinated to all Revolving Loan Obligations, and (b) without the prior written consent of the Administrative Agent, such subordinated indebtedness (including interest thereon) shall not be paid or withdrawn in whole or in part, nor shall any Guarantor accept any payment of or on account of any such indebtedness while the guarantee provided hereunder is in effect. Any payment by the Borrower or any subsidiary thereof in violation of this Section 11.3 shall be received by the relevant Guarantor in trust for the Administrative Agent and the Revolving Loan Secured Parties, and such Guarantor shall cause the same to be paid to the Administrative Agent for the benefit of the Revolving Loan Secured Parties immediately upon demand by the Administrative Agent on account of the Revolving Loan Obligations. No Guarantor shall assign all or any portion of such indebtedness while the guarantee provided hereunder remains in effect except upon prior written notice to the Administrative Agent and pursuant to an agreement by which the assignee of any such indebtedness agrees that the assignment is made subject to the terms of this Agreement, and that any attempted assignment of such indebtedness in violation of the provisions hereof shall be void. Nothing in this Section 11.3 shall apply to any repayment of existing or future indebtedness or obligation, distribution, withdrawal of capital or any other payment of any kind or nature whether in cash, in kind, or otherwise, that is permitted to be made to the Guarantor or any of its Affiliates pursuant to and in accordance with the Financing Documents.

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SECTION 11.4 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any other Secured Party, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any other Secured Party against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any other Secured Party for the payment of the Secured Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until the Revolving Loan Secured Obligations Termination Date. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Revolving Loan Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the other Revolving Loan Secured Parties, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Revolving Loan Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine, subject to the terms and provisions of the Collateral Trust Agreement.

SECTION 11.5 Amendments, etc. with respect to the Revolving Loan Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Revolving Loan Obligations made by the Administrative Agent or any other Secured Party may be rescinded by the Administrative Agent or such other Secured Party and any of the Revolving Loan Obligations continued, and the Revolving Loan Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any other Secured Party, and any of the Revolving Loan Documents may be amended, modified, supplemented or terminated, in whole or in part, as the requisite parties thereto deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any other Secured Party for the payment of the Revolving Loan Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Revolving Loan Obligations or for the guarantee contained in this
Article XI or any property subject thereto.

SECTION 11.6 Guarantee Absolute and Unconditional.

      (a) Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Revolving Loan Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Article XI or acceptance of the guarantee contained in this
Article XI. Each Guarantor agrees that the Revolving Loan Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the Revolving Loan Guarantees. Each Guarantor agrees that all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the

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other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Article XI. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Revolving Loan Obligations.

      (b) The obligations of each Guarantor hereunder are primary obligations of such Guarantor and are an absolute, unconditional, continuing and irrevocable guaranty of payment and performance of the Revolving Loan Obligations and the other obligations of Guarantor hereunder and not of collectibility, and are in no way conditioned on or contingent upon any attempt to enforce in whole or in part Holdings', the Borrower's or any CalGen Company's liabilities and obligations to the Secured Parties. Each failure by a Guarantor to pay or perform, as the case may be, a Revolving Loan Obligation or any other obligation hereunder Shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder as each cause of action arises.

      (c) The Revolving Loan Secured Parties may, at any time and from time to time (whether or not after revocation or termination of the guarantee contained in this Article XI) without the consent of or notice to any Guarantor, except such notice as may be required by the Revolving Loan Documents or applicable law which cannot be waived, without incurring responsibility to any Guarantor, without impairing or releasing the obligations of any Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

            (i) change the manner, place and terms of payment or performance of, or renew or alter, any Revolving Loan Obligation or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, or in any manner modify, amend or supplement the terms of the Revolving Loan Documents or any documents, instruments or agreements executed in connection therewith, in each case with the consent of Holdings, the Borrower, the CalGen Companies and any Guarantor (in each case, as and to the extent required by this Agreement or the relevant Security Document, as applicable), and the agreements and guarantees herein made shall apply to the Revolving Loan Obligations or such other obligations as changed, extended, renewed, modified, amended, supplemented or altered in any manner;

            (ii) exercise or refrain from exercising any rights against Holdings, the Borrower, any CalGen Company, or others (including any Guarantor) or otherwise act or refrain from acting;

            (iii) add or release any other guarantor from its obligations without affecting or impairing the obligations of any Guarantor hereunder;

            (iv) settle or compromise any Revolving Loan Obligations or any obligations and liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment or performance of all or any part thereof to the payment or performance of any obligations and liabilities which may be due to the Secured Parties or others;

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            (v)   sell, exchange, release, surrender, realize upon or otherwise deal with in any manner or in any order any property by whomsoever pledged or mortgaged to secure or securing the Revolving Loan Obligations or any liabilities or obligations (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof and/or any offset there against;

            (vi) apply any sums by whomsoever paid or howsoever realized to any obligations and liabilities of Holdings, the Borrower or any CalGen Company to the Revolving Loan Secured Parties under the Revolving Loan Documents in the manner provided therein regardless of what obligations and liabilities remain unpaid, except that sums paid by any Guarantor hereunder shall be deemed to have been paid in respect of the applicable obligation of such Guarantor hereunder;

            (vii) consent to or waive any breach of, or any act, omission or default under, the Revolving Loan Documents or otherwise amend, modify or supplement (with the consent of the Guarantors, Holdings, the Borrower and the CalGen Companies, as and to the extent required by the Revolving Loan Documents) the Revolving Loan Documents or any of such other instruments or agreements; and/or

            (viii) act or fail to act in any manner referred to in this Agreement which may deprive any Guarantor of its right to subrogation against the Borrower or any CalGen Company to recover full indemnity for any payments or performances made pursuant to this Agreement or of its right of contribution against any other party.

      (d) No invalidity, irregularity or unenforceability of the Revolving Loan Obligations or invalidity, irregularity, unenforceability or non-perfection of any collateral therefor, shall affect, impair or be a defense to the guarantee contained in this Article XI, which is a primary obligation of each Guarantor.

      (e) The guarantee provided hereunder is a continuing guarantee and all obligations to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. In the event that, notwithstanding the provisions of Section 11.6(b) above, the guarantee provided by any Guarantor hereunder shall be deemed revocable in accordance with applicable law, then any such revocation shall become effective only upon receipt by Administrative Agent of written notice of revocation signed by such Guarantor. To the extent permitted by applicable law, no revocation or termination hereof shall affect, in any manner, rights arising under hereunder with respect to Revolving Loan Obligations arising prior to receipt by Administrative Agent of written notice of such revocation or termination. Any such revocation or termination shall be deemed to be an Event of Default.

SECTION 11.7 Waiver. Each Guarantor hereby unconditionally and irrevocably waives and relinquishes, to the maximum extent permitted by applicable Legal Requirements, all rights and remedies accorded to sureties or guarantors and agrees not to assert or take advantage of any such rights or remedies, including:

      (a) any right to require Administrative Agent or the other Secured Parties to proceed against the Borrower, any CalGen Company or any other Person or to proceed against or exhaust

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any security held by Administrative Agent or any other Secured Party at any time or to pursue any other remedy in Administrative Agent's or any other Secured Party's power before proceeding against such Guarantor;

      (b) any defense that may arise by reason of the incapacity, lack of power or authority, death, dissolution, merger, termination or disability of such Guarantor, the Borrower, any other CalGen Company or any other Person or the failure of the Administrative Agent or any other Secured Party to file or enforce a claim against the estate (in administration, bankruptcy or any other proceeding) of such Guarantor, Holdings, the Borrower, any CalGen Company or any other Person;

      (c) promptness, diligence, demand, presentment, protest and notice of any kind, including notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Holdings, the Borrower, any CalGen Company, the Administrative Agent, the other Secured Parties, any endorser or creditor of the foregoing or on the part of any other Person under this or any other instrument in connection with any obligation or evidence of indebtedness held by the Administrative Agent or the other Secured Parties as collateral or in connection with any Revolving Loan Obligation;

      (d) any defense based upon an election of remedies by the Administrative Agent or the other Secured Parties, including an election to proceed by non-judicial rather than judicial foreclosure, which destroys or otherwise impairs the subrogation rights of such Guarantor, the right of such Guarantor to proceed against Holdings, the Borrower, any CalGen Company or another Person for reimbursement, or both;

      (e) any defense based on any offset against any amounts which may be owed by any Person to such Guarantor for any reason whatsoever;

      (f) any defense based on any act, failure to act, delay or omission whatsoever on the part of Holdings, the Borrower, any CalGen Company or any of the Borrower's Affiliates or the failure by Holdings, the Borrower, any CalGen Company or any of the Borrower's Affiliates to do any act or thing or to observe or perform any covenant, condition or agreement to be observed or performed by it under the Financing Documents;

      (g) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

      (h) any defense setoff or counterclaim which may at any time be available to or asserted by Holdings, the Borrower, any CalGen Company or any of the Borrower's Affiliates thereof against the Administrative Agent, the other Secured Parties or any other Person under the Financing Documents;

      (i) any duty on the part of the Administrative Agent or any other Secured Party to disclose to such Guarantor any facts any Secured Party may now or hereafter know about Holdings, the Borrower, any CalGen Company or the Facilities, regardless of whether the Administrative Agent or any other Secured Party has reason to believe that any such facts materially increase the risk beyond that which such Guarantor intends to assume, or have reason

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to believe that such facts are unknown to such Guarantor, or have a reasonable opportunity to communicate such facts to such Guarantor, since such Guarantor acknowledges that such Guarantor is fully responsible for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing on the risk of non-payment or non-performance of any Revolving Loan Obligation;

      (j) any defense based on any change in the time, manner or place of any payment or performance under, or in any other term of, this Agreement or any other Financing Document, or any other amendment, renewal, extension, acceleration, compromise or waiver of or any consent or departure from the terms of this Agreement or any other Financing Document;

      (k) any right to assert the bankruptcy or insolvency of Holdings, the Borrower, any CalGen Company or any other Person as a defense hereunder or as the basis for rescission hereof and any defense arising because of the Administrative Agent's or any other Secured Party's election, in any proceeding instituted under the Bankruptcy Law, of the application of Section 1111(b)(2) of the Bankruptcy Law;

      (l) any defense based upon any borrowing or grant of a security interest under Section 364 of the Bankruptcy Law; and

      (m) any other circumstance (including any statute of limitations), any act or omission by Holdings, the Borrower, any CalGen Company, or any existence of or reliance on any representation by the Administrative Agent, Holdings, the Borrower, any CalGen Company or any Secured Party that might otherwise constitute a defense available to, or discharge of, any guarantor or surety (other than, subject to Section 11.8 (Bankruptcy), the defense of payment or performance of the applicable Obligations guaranteed hereunder).

SECTION 11.8 Bankruptcy.

      (a) The obligations of any Guarantor under the guarantee provided in this Article XI shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, reorganization, insolvency, receivership, liquidation or arrangement of Holdings, the Borrower, any other Guarantor or any Affiliate thereof, or by any defense which Holdings, the Borrower, any Guarantor or any Affiliate thereof may have by reason of any order, decree or decision of any court or administrative body resulting from any such proceeding.

      (b) Each Guarantor shall file, in any bankruptcy or other proceeding in which the filing of claims is required or permitted by law, all claims which such Guarantor may have against Holdings, the Borrower or any CalGen Company relating to any indebtedness of the Borrower or any CalGen Company to such Guarantor, and hereby assigns to the Administrative Agent (for the benefit of itself and the Lenders) all rights of such Guarantor thereunder. If any Guarantor does not file any such claim, the Administrative Agent, as attorney-in-fact for such Guarantor, is hereby authorized to do so in the name of such Guarantor or, in the Administrative Agent's discretion, to assign the claim to a nominee and to cause proofs of claim to be filed in the name of the Administrative Agent's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other

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action which a party filing a claim is entitled to take. In all such cases, whether in administration, bankruptcy or otherwise, the person authorized to pay such a claim shall pay the same to the Administrative Agent to the extent of any Revolving Loan Obligations which then remain unpaid or unperformed, and, to the full extent necessary for that purpose, each Guarantor hereby assigns to the Administrative Agent all of such Guarantor's rights to all such payments or distributions to which such Guarantor would otherwise be entitled; provided, however, that such Guarantor's obligations hereunder shall not be satisfied except to the extent that the Administrative Agent receives cash by reason of any such payment or distribution. If the Administrative Agent receives anything hereunder other than cash, the same shall be held as collateral for amounts due under the guarantee contained in this Article XI.

      (c) Each Guarantor hereby irrevocably waives, to the extent it may do so under applicable Legal Requirements, any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Law or equivalent provisions of the laws or regulations of any other jurisdiction with respect to any proceedings, or any successor provision of law of similar import, in the event of any Bankruptcy Event with respect to Holdings, the Borrower or any CalGen Company. Specifically, in the event that the trustee (or similar official) in a Bankruptcy Event with respect to Holdings, the Borrower or any ..CalGen Company or the debtor-in-possession takes any action (including the institution of any action, suit or other proceeding for the purpose of enforcing the rights of Holdings, the Borrower, or any Guarantor under this Agreement or any Security Document), no Guarantor shall assert any defense, claim or counterclaim denying liability hereunder on the basis that this Agreement or any Security Document is an executory contract or a "financial accommodation" that cannot be assumed, assigned or enforced or on any other theory directly or indirectly based on Section 365(c)(1), 365(c)(2) or 365(e)(2) of the Bankruptcy Law, or equivalent provisions of the law or regulations of any other jurisdiction with respect to any proceedings or any successor provision of law of similar import. If a Bankruptcy Event with respect to Holdings, the Borrower or any CalGen Company shall occur, each Guarantor agrees, after the occurrence of such Bankruptcy Event, to reconfirm in writing, to the extent permitted by applicable Legal Requirements, its pre-petition waiver of any protection to which it may be entitled under Sections 365(c)(1), 365(c)(2) and 365(e)(2) of the Bankruptcy Law or equivalent provisions of the laws or regulations of any other jurisdiction with respect to proceedings and, to give effect to such waiver, each Guarantor consents to the assumption and enforcement of each provision of the guarantee contained in this Article XI and any other provision hereof and in any other Revolving Loan Document by the debtor-in-possession or Holdings', the Borrower's or any CalGen Company's trustee in bankruptcy, as the case may be.

SECTION 11.9 Reinstatement. The guarantee contained in this Article XI shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Revolving Loan Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Holdings, the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Holdings, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

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SECTION 11.10 Payments. Each Guarantor shall make all payments due hereunder in accordance with Section 2.1.12 (General Provisions Regarding Payments).

                                  ARTICLE XII.
                                  MISCELLANEOUS

SECTION 12.1 Notices. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to the Borrower, any Guarantor, the Administrative Agent or the LC Bank shall be sent to such Person's address as set forth on Appendix B or in the other relevant Revolving Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to the Administrative Agent and the LC Bank in writing. Each notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to the Administrative Agent or the LC Bank shall be effective until received by the Administrative Agent or the LC Bank (as applicable). Documents, notices or reports required to be delivered to the Lenders pursuant to Sections 2.1.1(b)(Revolving Loans), 2.1.6 (Continuation Notice), 2.1.10 (Voluntary Prepayment; Commitment Reductions), 2.1.11 (Mandatory Repayments and Commitment Reductions), 2.2 (Letter of Credit Facilities), 5.1(a) (Reports) and 5.2 (Compliance Certificate) may be delivered electronically and posted electronically on IntraLinks/IntraAgency or other relevant website to which the Lenders have access (whether a commercial, third-party website or whether sponsored by Administrative Agent), if any; provided that (i) the Administrative Agent shall deliver paper copies of such reports to any Lender upon written request therefor; and (ii) the Administrative Agent shall notify (which may be by facsimile or electronic mail) each Lender of the posting of any such reports and provide to each Lender by email electronic versions (i.e., soft copies) of such reports.

SECTION 12.2 Expenses.

      The Borrower agrees to pay promptly, without duplication among the separate clauses of this Section 12.2 and without duplication of amounts paid under the Purchase Agreement or the Term Loan Agreements or any other Financing
Document:

      (a) all the costs incurred after the Closing Date of furnishing all opinions by counsel for the Borrower and the other Obligors;

      (b) the reasonable fees, expenses and disbursements of counsel to the Lead Arranger in connection with the administration of the Revolving Loan Documents and the negotiation, preparation and execution of any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by the Borrower;

      (c) all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of the Secured Parties pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance

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premiums and reasonable fees, expenses and disbursements of counsel to each
Agent and of counsel providing any opinions that any Agent or Requisite Lenders may request in respect of the Collateral or the Liens created pursuant to the Security Documents;

      (d) all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers if reasonably required in connection with the administration or enforcement of this Agreement;

      (e) all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Collateral Agent and its counsel) reasonably required in connection with the custody or preservation of any of the Collateral; and

      (f) after the occurrence of a Default or an Event of Default, all costs and expenses, including attorneys' fees and costs of settlement, incurred by any Agent and the Lenders in enforcing any Revolving Loan Obligations of or in collecting any payments due from any Obligor hereunder or under the other Revolving Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Revolving Loan Guarantees) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any Bankruptcy Case or Insolvency Proceeding.

SECTION 12.3 Indemnity.

      (a)   In addition to the payment of costs and expenses pursuant to Section
12.2 (Expenses), whether or not the transactions contemplated hereby shall be consummated, the Borrower and the Guarantors agree to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless the Administrative Agent, the LC Bank and the Lenders and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an "Indemnitee") from and against any and all Indemnified Liabilities; provided, no Indemnitee shall be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted directly and primarily from the bad faith, gross negligence or willful misconduct of such Indemnitee.

      (b) All amounts due under Section 12.3(a) shall be payable not later than 10 days after written demand therefor.

      (c) To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 12.3(a) may be unenforceable in whole or in part because they are violative of any law or public policy, the Borrower and the Guarantors shall contribute the maximum portion that they are permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.

      (d) The Borrower and the Guarantors shall not assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent lawful) any punitive damages arising out of, in connection with,

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or as a result of, this Agreement or any other Revolving Loan Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and the Borrower and the Guarantors hereby forever waive, release and agree not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

      (e) The agreements in this Section 12.3 shall survive repayment of the Revolving Loans and all other amounts payable hereunder.

SECTION 12.4 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default each Lender is hereby authorized by the Borrower and the Guarantors at any time or from time to time subject to the consent of the Administrative Agent, without prior written notice to such Person or to any other Person (other than the Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts) and any other Indebtedness at any time held or owing by such Lender to or for the credit or the account of the Borrower or any Guarantor against and on account of the obligations and liabilities of such party to such Lender hereunder, and under the other Revolving Loan Documents, including all claims of any nature or description arising out of or connected hereto, or with any other Revolving Loan Document, irrespective of whether or not (a) such Lender shall have made any demand hereunder or (b) the principal of or the interest on the Revolving Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured.

SECTION 12.5 Amendments and Waivers.

      (a) Requisite Lenders' Consent. Subject to Section 12.5(e), no amendment, modification, termination or waiver of any provision of the Revolving Loan Documents, or consent to any departure by any Obligor therefrom, shall in any event be effective without the written concurrence of the Requisite Lenders and any additional consents required by Sections 12.5(b) and (c).

      (b) Affected Lenders' Consent. No amendment, modification, termination, or consent shall be effective if the effect thereof would:

            (i) extend the scheduled final maturity or Expiration Date of any Revolving Loan, Letter of Credit or Revolving Loan Note outstanding to any Lender without the prior written consent of that Lender and, with respect to Letters of Credit, the LC Bank;

            (ii) waive, reduce or postpone any scheduled repayment (but not prepayment) due to any Lender without the prior written consent of that Lender;

            (iii) reduce the rate of interest on any Revolving Loan Obligation (other than any waiver of any increase in the interest rate applicable to any Revolving Loan Obligation pursuant to Section 2.1.7 (Default Interest)) payable to any Lender or reduce

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      or extend any fee payable hereunder to any Lender without the prior written consent of that Lender;

            (iv) reduce the principal amount of any Revolving Loan or Reimbursement Obligation outstanding to any Lender without the prior written consent of that Lender;

            (v)   amend, modify, terminate or waive any provision of this
      Section 12.5(b), as it applies to any Lender without the prior written consent of that Lender;

            (vi) amend the definition of "Requisite Lenders" or "Pro Rata Share" without the prior written consent of all Lenders;

            (vii) release any Collateral (other than immaterial portions thereof) from the Liens created by the Security Documents, except as specifically provided for in this Agreement and the Security Documents, without the prior written consent of all Lenders;

            (viii) release any Guarantor from its obligations under its Revolving Loan Guarantee(s) or otherwise consent to the assignment or transfer by any Obligor of any of its rights and obligations under any Revolving Loan Document without the prior written consent of all Lenders; or

            (ix) amend or modify any provision which requires pro rata payments among and as between the Lenders without the prior written consent of all Lenders.

      (c) Other Consents. No amendment, modification, termination or waiver of any provision of the Revolving Loan Documents, or consent to any departure by any Obligor therefrom, shall amend, modify, terminate or waive any provision of
Article VIII as the same applies to the Administrative Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of the Administrative Agent and the LC Bank.

      (d) Execution of Amendments, etc. The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Obligor in any case shall entitle any Obligor to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.5 shall be binding upon each Lender at the time outstanding, each future Lender and, if signed by an Obligor, on such Obligor.

      (e)   Certain Amendments. Notwithstanding the preceding provisions of this
Section 12.5, the Borrower and the Administrative Agent may amend or supplement the Revolving Loan Documents without the consent of any Lender:

            (i)   to cure any ambiguity, defect or inconsistency;

            (ii) to provide for the assumption of the Borrower's obligations to the Lenders by a successor to the Borrower pursuant to Article VI hereof;

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            (iii) to make any change that would provide any additional rights or benefits to the Lenders or that does not adversely affect the legal rights hereunder of any Lender;

            (iv) to allow any Subsidiary of the Borrower to provide a Revolving Loan Guarantee or allow any Guarantor to execute a supplemental Guarantee with respect to the Revolving Loan Obligations;

            (v) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of Collateral that becomes effective as set forth in this Agreement or any of the Security Documents;

            (vi) to conform the text of this Agreement, the Revolving Loan Notes or the Security Documents to any provision of the "Description of Revolving Credit Facility" or "Description of Notes" section of the Offering Memorandum to the extent that such provision of the "Description of Revolving Credit Facility" or "Description of Notes" section of the Offering Memorandum was intended to be a verbatim recitation of a provision of this Agreement, the Revolving Loans or the Security Documents; or

            (vii) to reflect any waiver or termination of any right arising under the provisions of this Agreement that otherwise would be enforceable by any holder of the Notes, if such waiver or termination is set forth in the indentures governing such Notes, provided that no such waiver or amendment shall adversely affect the rights of the Lenders.

SECTION 12.6 Successors and Assigns; Participations.

      (a) Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders and the other parties hereto. No Obligor's rights or obligations hereunder nor any interest therein may be assigned or delegated by any Obligor without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, Affiliates of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

      (b) Register. The Borrower, the Administrative Agent and the Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Revolving Loan Commitments, Participation Interests and Revolving Loans listed therein for all purposes hereof, and no assignment or transfer of any such Revolving Loan Commitment, Participation Interest or Revolving Loan (including any Revolving Loan represented by a Revolving Loan Note) shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by the Administrative Agent and recorded in the Register as provided in Section 12.6(e). Prior to such recordation, all amounts owed with respect to the applicable Revolving Loan Commitment, Participation Interest or Revolving Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority or consent of any Person who, at

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the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee or transferee of the corresponding Revolving Loan Commitments, Participation Interests or Revolving Loans.

      (c) Right to Assign. Each Lender shall have the right (after receiving the Borrower's prior written consent as to the identity of the assignee, which consent shall not be unreasonably withheld or delayed or required if an Event of Default has occurred and is continuing) at any time to sell, assign or transfer all or a portion of its rights and obligations under this Agreement, including all or a portion of its Revolving Loan Commitment, Participation Interest, Participation Interest or Revolving Loans owing to it or other Revolving Loan Obligation (provided, however, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Revolving Loan, Participation Interests and any related Revolving Loan Commitments):

            (i) to any Person meeting the criteria of clause (a) of the definition of the term of "Eligible Assignee" upon the giving of notice to the Borrower and the Administrative Agent; and

            (ii) to any Person meeting the criteria of clause (b) of the definition of the term of "Eligible Assignee";

provided, further each such assignment pursuant to this Section 12.6(c) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by the Borrower and the Administrative Agent or as shall constitute the aggregate amount of the Revolving Loan Commitments, Participation Interests and Revolving Loans outstanding to the assigning Lender), and written notice of each such assignment shall be provided to the Borrower and the Administrative Agent by the delivery of an Assignment Agreement executed by the parties to such assignment.

      Notwithstanding anything to the contrary herein, the LC Bank shall have the unfettered right to approve any assignment of any of Participation Interests.

      (d) Mechanics; Fee. The assigning Lender and the assignee thereof shall execute and deliver to the Administrative Agent an Assignment Agreement, together with (a) such forms, certificates or other evidence, if any, with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to the Administrative Agent pursuant to Section 2.1.16(e) (Taxes; Withholding, etc.) and (b) an administrative fee of $3,500 paid by the assignee thereof.

      (e) Notice of Assignment. Upon its receipt of a duly executed and completed Assignment Agreement (and any forms, certificates or other evidence required by this Agreement in connection therewith) and the applicable fee, the Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to the Borrower and shall maintain a copy of such Assignment Agreement.

      (f) Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, and without limiting any other representation or warranty contained in any such Assignment

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Agreement, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee; (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable Revolving Loan Commitments or Revolving Loans, as the case may be; and (iii) it shall make or invest in, as the case may be, its Revolving Loan Commitments, Participation Interests or Revolving Loans for its own account in the ordinary course of its business and without a view to distribution of such Revolving Loan Commitments, Participation Interests or Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 12.6, the disposition of such Revolving Loan Commitments, Participation Interests or Revolving Loans or any interests therein shall at all times remain within its exclusive control).

      (g)   Effect of Assignment. Subject to the terms and conditions of this
Section 12.6, as of the "Effective Date" specified in the applicable Assignment
Agreement:

            (i) the assignee thereunder shall have the rights and obligations of a "Lender" hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a "Lender" for all purposes hereof;

            (ii) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 12.8 (Survival of Representations, Warranties and Agreements) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender's rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, anything contained in any of the Revolving Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder);

            (iii) the Revolving Loan Commitments shall be modified to reflect the Revolving Loan Commitment of such assignee; and

            (iv) if any such assignment occurs after the issuance of any Revolving Loan Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Revolving Loan Notes to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver new Revolving Loan Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new outstanding Revolving Loans of the assignee and/or the assigning Lender.

      (h) Participations. Each Lender shall have the right at any time to sell one or more participations to any Person (other than the Borrower, any of its Restricted Subsidiaries or any of its Affiliates) in all or any part of its Revolving Loan Commitments, Revolving Loans or in any other Revolving Loan Obligation. The holder of any such participation, other than an Affiliate

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of the Lender granting such participation, shall not be entitled to require such
Lender to take or omit to take any action hereunder except with respect to any amendment, modification or waiver that would:

            (i) extend the final scheduled maturity of any Revolving Loan or Revolving Loan Note in which such participant is participating, or reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Revolving Loan Commitment shall not constitute a change in the terms of such participation, and that an increase in any Revolving Loan Commitment or Revolving Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof);

            (ii) consent to the assignment or transfer by any Obligor of any of its rights and obligations under this Agreement; or

            (iii) release the Collateral under the Security Documents (except as expressly provided in the Revolving Loan Documents) supporting the Revolving Loan Obligations hereunder in which such participant is participating.

The Borrower agrees that each participant shall be entitled to the benefits of Sections 2.1.14(c) (Making or Maintaining Revolving Loans), 2.1.15 (Increased Costs; Capital Adequacy) and 2.1.16 (Taxes; Withholding, etc.) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided, (i) a participant shall not be entitled to receive any greater payment under Section 2.1.14 (Making or Maintaining Revolving Loans) or 2.1.15 (Increased Costs; Capital Adequacy) than the applicable Lender would have been entitled to receive with respect to the participation sold to such participant, unless the sale of the participation to such participant is made with the Borrower's prior written consent and (ii) a participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.1.16 (Taxes; Withholding, etc.) unless the Borrower is notified of the participation sold to such participant and such participant agrees, for the benefit of the Borrower, to comply with Section
2.1.16 (Taxes; Withholding, etc.) as though it were a Lender. To the extent permitted by law, each participant also shall be entitled to the benefits of
Section 12.4 (Set-Off) as though it were a Lender, provided such participant agrees to be subject to Section 2.1.13 (Ratable Sharing) as though it were a Lender.

      (i)   Certain Other Assignments.

            (i)   In addition to any other assignment permitted pursuant to this
      Section 12.6, any Lender may assign and/or pledge all or any portion of its Revolving Loans, the other Revolving Loan Obligations owed by or to such Lender, and its Revolving Loan Notes, if any, to secure obligations of such Lender including (i) to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank and (ii) with respect to any Lender that is a fund that invests in bank loans, to any trustee or holder of obligations owed, or securities issued by, such fund as security for such obligations or securities or to any other representative of such holders; provided, no Lender, as between the Borrower and such Lender, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge, and provided further, in no event shall the applicable Federal Reserve Bank, trustee or such holder of obligations be considered to be a "Lender" or be entitled to require the assigning Lender to take or omit to take any action hereunder.

            (ii) At the request of the Borrower in connection with the payment in full of all of the Revolving Loan Obligations, whether by voluntary or mandatory prepayment thereof or on the Maturity Date or otherwise, each Lender shall execute and deliver to the Borrower (or to such Person(s) as the Borrower requests) such documents and instruments as the Borrower reasonably requests to assign all of such Lender's Revolving Loan Obligations (together with all of such Lender's right, title and interest in, to and under all the Revolving Loan Documents) to such Person(s) as the Borrower may direct; provided, that (A) upon the effectiveness of such assignment the Borrower shall execute and deliver to each Lender an instrument pursuant to which the Borrower and the Guarantors release such Lender from all claims under this Agreement and all of the other Revolving Loan Documents and (B) such assignment shall be without recourse to and without any representations or warranties from the assigning Lender. If any such assignment occurs after the issuance to it of any Revolving Loan Notes hereunder, then upon the effectiveness of such assignment, the assigning Lender shall deliver all of its Revolving Loan Notes to the Borrower for cancellation or re-issuance to the new Lender.

      (j) Delivery of Lender Addenda. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.

SECTION 12.7 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

SECTION 12.8 Survival of Representations, Warranties and Agreements. All agreements made herein shall survive the execution and delivery hereof and the making of any Revolving Loan. Notwithstanding anything herein or implied by law to the contrary, the agreements of the Borrower and the Guarantors set forth in Sections 2.1.14(c) (Making or Maintaining Revolving Loans), 2.1.15 (Increased Costs; Capital Adequacy), 2.1.16 (Taxes; Withholding, etc.), 12.2 (Expenses),
12.3 (Indemnity), 12.4 (Set-Off), 12.15 (Consent to Jurisdiction), 12.16 (Waiver of Jury Trial) and 12.17 (Confidentiality) and the agreements of Lenders set forth in Sections 2.1.13 (Ratable Sharing), 8.3(b) (General Immunity), 8.6 (Right to Indemnity), 2.2.7 (Lender Participation), 2.2.8 (Commercial Practices), shall survive the payment of the Revolving Loans, the Reimbursement Payments for Letters of Credit and the termination hereof.

SECTION 12.9 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right or privilege hereunder or under any other

Revolving Loan Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Revolving Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

SECTION 12.10 Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Revolving Loan Obligations. To the extent that any Obligor makes a payment or payments to the Administrative Agent or the Lenders (or to the Administrative Agent, on behalf of the Lenders), or the Administrative Agent or the Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, any other state or federal law, common law or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor or related thereto, shall be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

SECTION 12.11 Severability. In case any provision in or obligation under any Revolving Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 12.12 Revolving Loan Obligations Several; Independent Nature of Lenders' Rights. The obligations of the Lenders hereunder are several and no Lender shall be responsible for the obligations or Revolving Loan Commitment of any other Lender hereunder. Nothing contained herein or in any other Revolving Loan Document, and no action taken by the Lenders pursuant hereto or thereto, shall be deemed to constitute the Lenders as a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights arising out hereof and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

SECTION 12.13 Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 12.14 Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles thereof.

SECTION 12.15 Consent to Jurisdiction. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY PARTY HERETO ARISING OUT OF OR RELATING HERETO OR ANY OTHER REVOLVING LOAN DOCUMENT, OR ANY OF THE REVOLVING LOAN OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH PARTY HERETO, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (A) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (B) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (C) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE OBLIGOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 12.1 (NOTICES); (D) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (C) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE OBLIGOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (E) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY OBLIGOR IN THE COURTS OF ANY OTHER JURISDICTION.

SECTION 12.16 Waiver Of Jury Trial. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER REVOLVING LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/COMPANY RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
12.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER REVOLVING LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO

THE REVOLVING LOAN OBLIGATIONS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 12.17 Confidentiality.

      Each Lender shall hold all non-public information regarding the Borrower and its business identified as such by the Borrower and obtained by such Lender pursuant to the requirements hereof in accordance with such Lender's customary procedures for handling confidential information of such nature, it being understood and agreed by the Borrower that, in any event, a Lender may make:

            (i) disclosures of such information to Affiliates of such Lender and to their agents and advisors (and to other Persons authorized by a Lender or Agent to organize, present or disseminate such information in connection with disclosures otherwise made in accordance with this Section 12.17);

            (ii) disclosures of such information reasonably required by any bona fide or potential assignee, transferee or participant in connection with the contemplated assignment, transfer or participation by such Lender of any Revolving Loan Obligations or any participations therein;

            (iii) disclosure to any rating agency when required by it, provided that, prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Obligors received by it from any of the Agents or any Lender, and

            (iv) disclosures required or requested by any governmental agency or representative thereof or by the National Association of Insurance Commissioners or pursuant to legal or judicial process; provided, unless specifically prohibited by applicable law or court order, each Lender shall make reasonable efforts to notify the Borrower of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such governmental agency) for disclosure of any such non-public information prior to disclosure of such information.

SECTION 12.18 Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged with respect to any of the Revolving Loan Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Revolving Loan Obligations shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Revolving Loan Obligations are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Revolving Loan Obligations or be refunded to the Borrower.

SECTION 12.19 Counterparts; Execution by Facsimile.

      (a) This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

      (b) The delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 12.20 Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Borrower and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 12.21 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement must include:

            (i) a statement that the Person making such certificate or opinion has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            (iii) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

            (iv) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

SECTION 12.22 No Recourse Against the Borrower or the Guarantors.
NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS AGREEMENT OR ANY OTHER REVOLVING LOAN DOCUMENT, THE REVOLVING LOANS AND THE REVOLVING LOAN GUARANTEES ARE NON-RECOURSE SECURED OBLIGATIONS OF THE BORROWER AND THE APPLICABLE GUARANTORS, RESPECTIVELY. THE ONLY RECOURSE A LENDER WILL HAVE WITH RESPECT TO

THE PAYMENT OF PRINCIPAL OF, OR INTEREST OR PREMIUM ON, THE REVOLVING LOAN OBLIGATIONS (WHETHER UNDER THIS AGREEMENT OR PURSUANT TO THE GUARANTEES) WILL BE ENFORCEMENT OF ITS RIGHTS AGAINST THE COLLATERAL PURSUANT TO THE SECURITY DOCUMENTS.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                                                CALPINE GENERATING COMPANY, LLC,
                                                as the Borrower

                                                By: /s/ Zamir Rauf
                                                    ----------------------------
                                                Name: Zamir Rauf
                                                Title: Vice President

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                              THE GUARANTORS:

                              FREESTONE POWER GENERATION LP
                              CALPINE FREESTONE ENERGY, LP
                              CALPINE POWER EQUIPMENT LP
                              CHANNEL POWER, LP
                              CHANNEL ENERGY CENTER, LP
                              CALPINE CORPUS CHRISTI ENERGY, LP
                              CORPUS CHRISTI COGENERATION LP
                              CALPINE ONETA POWER, L.P.
                              BAYTOWN ENERGY CENTER, LP
                              BAYTOWN POWER, LP

                              Executing this Agreement on behalf of and so as to bind each of the limited partnerships named above under the caption "The Guarantors"

                              By: /s/ Zamir Rauf
                                  ----------------------------------------------
                                  Name: Zamir Rauf
                                  Title: Vice President

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                         THE GUARANTORS:

                         CALGEN EXPANSION COMPANY, LLC
                         CPN FREESTONE, LLC
                         CALPINE FREESTONE, LLC
                         CALPINE FREESTONE ENERGY GP, LLC
                         CALPINE CHANNEL ENERGY CENTER LP, LLC
                         CALPINE CHANNEL ENERGY CENTER GP, LLC
                         CHANNEL POWER GP, LLC
                         CALGEN EQUIPMENT FINANCE HOLDINGS, LLC
                         CALGEN PROJECT EQUIPMENT FINANCE COMPANY ONE, LLC CALGEN PROJECT EQUIPMENT FINANCE COMPANY THREE LLC CALGEN EQUIPMENT FINANCE COMPANY, LLC
                         NUECES BAY ENERGY LLC
                         CALPINE NORTHBROOK SOUTHCOAST INVESTORS, LLC
                         CALPINE CORPUS CHRISTI ENERGY GP, LLC
                         ZION ENERGY LLC
                         LOS MEDANOS ENERGY CENTER, LLC
                         MORGAN ENERGY CENTER, LLC
                         CARVILLE ENERGY LLC
                         DECATUR ENERGY CENTER, LLC
                         CALPINE ONETA POWER I, LLC
                         CALPINE ONETA POWER II, LLC
                         CALPINE BAYTOWN ENERGY CENTER LP, LLC
                         CALPINE BAYTOWN ENERGY CENTER GP, LLC
                         BAYTOWN POWER GP, LLC
                         COLUMBIA ENERGY LLC
                         DELTA ENERGY CENTER, LLC
                         CALGEN PROJECT EQUIPMENT FINANCE COMPANY TWO, LLC PASTORIA ENERGY FACILITY L.L.C.
                         CALPINE PASTORIA HOLDINGS, LLC

                         Executing this Agreement on behalf of and so as to bind each of the limited liability companies named above under the caption "The Guarantors"

                         By: /s/ Zamir Rauf
                             ---------------------------------------------------
                             Name: Zamir Rauf
                             Title: Vice President

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                                               THE BANK OF NOVA SCOTIA,
                                               as a Lender

                                               By: /s/ Denis O'Meara
                                                   -----------------------------
                                                   Name:  Denis O'Meara
                                                   Title: Managing Director

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                                   THE BANK OF NOVA SCOTIA,
                                   as Administrative Agent, LC Bank, Sole Lead
                                   Arranger and Bookrunner

                                   By: /s/ Denis O'Meara
                                       -------------------------------
                                       Name:  Denis O'Meara
                                       Title: Managing Director

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                                            BAYERISCHE LANDESBANK CAYMAN ISLANDS
                                            BRANCH,
                                            as a Lender

                                            By: /s/ Christopher Stolarski
                                                ------------------------------
                                                Name: Christopher Stolarski
                                                Title: First Vice President

                                            By: /s/ James King
                                                ------------------------------
                                                Name: James King
                                                Title: Vice President

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                                              CREDIT LYONNAIS NEW YORK BRANCH,
                                              as a Lender

                                              By: /s/ Martin C. Livingston
                                                  ------------------------------
                                                  Name: Martin C. Livingston
                                                  Title: Vice President

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                                              ING CAPITAL LLC,
                                              as a Lender

                                              By: /s/ DAVID S. BARRICK
                                                  ------------------------------
                                                  Name: DAVID S. BARRICK
                                                  Title: MANAGING DIRECTOR

                                              By: /s/ G. DOMINICK BELLAMY, JR
                                                  ------------------------------
                                                  Name: G. DOMINICK BELLAMY, JR
                                                  Title:  DIRECTOR

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                                                TORONTO DOMINION (TEXAS) INC.
                                                as a Lender

                                                By: /s/ Neva Nesbitt
                                                    ----------------------------
                                                    Name: Neva Nesbitt
                                                    Title: Vice President

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                                                 UNION BANK OF CALIFORNIA, N.A.,
                                                 as a Lender

                                                 By: /s/ Karen Elliott
                                                     ---------------------------
                                                 Name: Karen Elliott
                                                 Title: Assistant Vice President

[Revolving Loan Agreement - Calpine Generating Company, LLC]

                                   APPENDIX A

                                                                      APPENDIX A
                                                     TO REVOLVING LOAN AGREEMENT

                       INITIAL REVOLVING LOAN COMMITMENTS

                                                                               PRO
             LENDER                              REVOLVING LOAN COMMITMENT  RATA SHARE
--------------------------------------------------------------------------------------
Bayerische Landesbank Cayman Islands Branch            $33,333,333.33         16.66%
Credit Lyonnais New York Branch                        $33,333,333.33         16.67%
ING Capital LLC                                        $33,333,333.33         16.67%
Toronto Dominion (Texas) INC.                          $33,333,333.33         16.66%
The Bank of Nova Scotia                                $33,333,333.35         16.67%
Union Bank of California, N.A.                         $33,333,333.33         16.67%
Total                                                  $  200,000,000           100%

                                      B-l

                                   APPENDIX B

                                                                      APPENDIX B
                                                     TO REVOLVING LOAN AGREEMENT

                                NOTICE ADDRESSES

Administrative Agent's
Principal Office:                       The Bank of Nova Scotia,
                                        as Administrative Agent
                                        One Liberty Plaza
                                        New York, New York 10006
                                        Attention: Hilma Gabbidon
                                                   Loan Administration
                                        Tel: (404)877-1558
                                        Fax: (404)888-8998

Collateral Agent:                       Wilmington Trust Company
                                        Rodney Square North
                                        1100 North Market Street
                                        Wilmington, DE 19890-1615
                                        Attn: Kristin Long

Borrower:                               Calpine Generating Company, LLC
                                        50 West San Fernando Street
                                        San Jose, CA 95113
                                        Attn: Chief Financial Officer
                                        Fax: (408)995-0505
                                        Phone: (408)995-5115

Each Guarantor:                         c/o Calpine Generating Company, LLC
                                        50 West San Fernando Street
                                        San Jose, CA 95113
                                        Attn: Chief Financial Officer
                                        Fax: (408)995-0505
                                        Phone: (408)995-5115

                                   EXHIBIT A

                                                                       EXHIBIT A
                                                     TO REVOLVING LOAN AGREEMENT

                           FORM OF SUBORDINATION TERMS

[TO BE INCLUDED AS AN ARTICLE IN THE INSTRUMENT EVIDENCING "AFFILIATE SUBORDINATED INDEBTEDNESS" INCURRED PURSUANT TO THIS AGREEMENT, THIRD PARTY SUBORDINATED INDEBTEDNESS INCURRED PURSUANT TO THIS AGREEMENT, AND AS OTHERWISE REQUIRED BY THIS AGREEMENT]

[THE COLLATERAL AGENT SHALL EITHER BE A PARTY TO OR A THIRD PARTY BENEFICIARY OF THESE SUBORDINATION TERMS]

                                  ARTICLE [__]

                                  SUBORDINATION

            Section [__].1. Definitions. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Collateral Trust Agreement, dated as of March 23, 2004, among Calpine CalGen Holdings, Inc., Calpine Generating Company, LLC ("CalGen"), CalGen Finance Corp., the guarantors party thereto from time to time (the "Guarantors"), the Secured Debt Representatives party thereto and Wilmington Trust Company, as collateral agent (the "Collateral Agent"), as in effect on the date hereof. As used in this Article, the following terms shall have the following respective meanings:

                  "Junior Claimant" means [INSERT NAME OF LENDER UNDER SUBORDINATED DEBT].

                  "Proceeding" means any (a) insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding of or against the Subordinated Debtor or its property or its creditors as such, (b) proceeding for any liquidation, dissolution or other winding-up of the Subordinated Debtor, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings, (c) general assignment for the benefit of creditors of the Subordinated Debtor, or (d) other marshalling of the assets of the Subordinated Debtor.

                  "Senior Claimants" means the holders of Senior Obligations.

                  "Senior Claim Documents" means the Secured Debt Documents other than the Other Junior Lien Debt Documents.

                  "Senior Claims" means, collectively, (a) the principal of, and premium, if any, and interest on, the Senior Obligations (in each case, including, without limitation, any interest accruing thereon at the legal rate after the commencement of any Proceeding and any additional interest that would have accrued thereon but for the commencement of such Proceeding), and (b) all other Obligations of the Subordinated Debtor to the Senior Claimants, whether now existing or hereafter incurred or created; under or with respect to the Senior Claim Documents or any replacement, supplement to or refinancing of the Senior Obligations.

                  "Senior Obligations" means all Secured Obligations other than the Other Junior Lien Obligations.

                  "Senior Obligations Termination Date" means the date on which all Senior Obligations (including all interest accrued thereon after the commencement of any bankruptcy, insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable Senior Claim Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding) have been paid in full in cash (and/or defeased in accordance with the applicable Senior Claim Documents), all commitments to extend credit under all Senior Claim Documents have terminated or expired and all outstanding letters of credit issued pursuant to any Senior Claim Documents have been cancelled, terminated or cash collateralized at 102.5% of the aggregate undrawn amount.

                  "Subordinated Debt" means all indebtedness owing to Junior Claimant arising under or in respect of the Subordinated Debt Documents.

                  "Subordinated Debt Documents" means [DESCRIBE SUBORDINATED DEBT INSTRUMENT], any promissory note or other instrument relating thereto and any other documents or instruments directly relating to the foregoing (in each case, including any amendments, replacements or substitutions thereof).

                  "Subordinated Debtor" means [INSERT CALGEN OR GUARANTOR INCURRING THE SUBORDINATED DEBT].

            Section [__].2. Certain Subordination Terms. Until the Senior Obligations Termination Date, and notwithstanding anything in the Subordinated Debt Documents to the contrary:

            [__].2.1. Except as permitted under the Senior Claim Documents, the Subordinated Debtor shall not, directly or indirectly, make any payment of principal, interest or otherwise on or in respect of the Subordinated Debt.

            [__].2..2. Except for the right to accept payments as provided in Section [__].2.1 or [__].2.5(b), Junior Claimant shall not demand, sue for or accept from the Subordinated Debtor or any other Person any such payment or collateral, nor take any other action to enforce or collect upon any such payment or to enforce its rights to receive any such payment, in either case in respect of the Subordinated Debt, provided, however, that nothing herein shall limit the right or ability of Junior Claimant (i) to receive payments from the Subordinated Debtor in respect of the Subordinated Debt as provided in Section [__].2.1 so long as no default or event of default under any Secured Debt Document has occurred and is continuing, or (ii) to accelerate the maturity of the Subordinated Debt at any time after all of the Senior Claims have been accelerated; and provided further, that in the event that after an acceleration any of the Senior Claimants rescind the acceleration of the Senior Claims, and provide written notice to Junior Claimant thereof, or Junior Claimant otherwise becomes aware of such rescission, Junior Claimant shall rescind the acceleration of the Subordinated Debt.

            [__].2.3.   Neither the Subordinated Debtor nor Junior Claimant
shall take any action prejudicial to or inconsistent with the Senior Claimants' priority position over Junior Claimant created by this Article, including, without limitation, any action which will hinder, delay or otherwise prevent the Senior Claimants from taking any action they deem necessary to enforce rights with respect to the Senior Claims or the Lien of the Senior Claim Documents. The Junior Claimant shall not take any action or otherwise act to contest on account of the Subordinated Debt (i) the validity or priority of any Liens or security interests granted to, or for the benefit of, the Senior Claimants, (ii) the relevant rights and duties of the Senior Claimants with respect to Junior Claimant on account of any Subordinated Debt as established in this Article or
(iii) the Senior Claimants' exercise of remedies in accordance with the Senior Claim Documents.

            [__].2.4.   Each document or instrument evidencing Subordinated Debt
shall bear a legend providing that payment of the Subordinated Debt thereunder has been subordinated to prior payment of the Senior Claims in the manner and to the extent set forth in this Article.

            [__].2.5.   Junior Claimant shall not commence or join with any
other creditor or creditors of the Subordinated Debtor in commencing any Proceeding against the Subordinated Debtor, [CalGen, CalGen Holdings or any Guarantor -- ADD ALL THAT ARE NOT SUBORDINATED DEBTORS], but may join in any Proceeding after it has commenced. At any general meeting of creditors of Subordinated Debtor, [CalGen, CalGen Holdings or any Guarantor -- ADD ALL THAT ARE NOT SUBORDINATED DEBTORS], or in the event of any Proceeding, if all Senior Claims have not been paid in full in cash at such time, the Collateral Agent on behalf of the Senior Claimants is hereby irrevocably authorized at any such meeting or in any such Proceeding:

                  (a) To enforce claims comprising Subordinated Debt in the name of Junior Claimant, by proof of debt, proof of claim, suit or otherwise;

                  (b) To collect any assets of the Subordinated Debtor distributed, divided or applied by way of dividend or payment as a result of a Proceeding, or such securities issued, on account of Subordinated Debt as a result thereof and apply the same, or the proceeds of any realization upon the same that the Senior Claimants in their discretion elect to effect, to Senior Claims until all Senior Claims shall have been paid in full in cash (the Senior Claimants hereby agreeing to render any surplus to Junior Claimant and/or other subordinated creditors, as their interests appear, or to interplead such surplus with a court of competent jurisdiction); and

                  (c) To take generally any action in connection with any such meeting or proceeding which Junior Claimant might otherwise take in respect of the Subordinated Debt and claims relating thereto.

            After the commencement of any such Proceeding, Junior Claimant may inquire in writing of the Collateral Agent on behalf of the Senior Claimants whether the respective Senior Claimants intend to exercise the foregoing rights with respect to the Subordinated Debt. Should the Senior Claimants fail, at least 20 days before the deadline therefor, either to file a proof of claim with respect to the Subordinated Debt and to furnish a copy thereof to Junior Claimant, or to inform Junior Claimant in writing that the Senior Claimants intend to exercise their rights to assert the Subordinated Debt in the manner hereinabove provided, Junior Claimant may, but shall not be required to, proceed to file a proof of claim with respect to the Subordinated Debt and take such further steps with respect thereto, not inconsistent with this Article, as Junior Claimant may deem proper.

            [__].2.6.   Upon the occurrence and during the continuation of an
event of default under a Secured Debt Document, Junior Claimant may, but shall have no obligation to, upon not less than 10 days prior written notice to the Collateral Agent, purchase all of the outstanding Senior Obligations owing to the Senior Claimants by irrevocably tendering, in immediately available funds, full payment of the Purchase Price (as defined below) to the Senior Claimants:

                  (a) The Purchase Price shall be equal to the total amount of Senior Claims at the time of acceleration (assuming such obligations have been accelerated);

                  (b) Any such purchase by Junior Claimant shall be without warranty by, or recourse to, the Senior Claimants, except with respect to the legal and beneficial ownership by the Senior Claimants of the Obligations so purchased, free and clear of all Liens and rights of others; and

                  (c) Concurrently with any such purchase, the Senior Claimants shall forthwith sell, assign, transfer and convey to Junior Claimant all of their right, title and interest in and to the Senior Obligations, and all Liens and other security interests in favor of the Senior Claimants securing the obligations of the Subordinated Debtor in connection therewith.

         Section [__].3. Senior Claim Documents. The Junior Claimant acknowledges that it has been provided with a copy of the Senior Claim Documents and has read and is familiar with the provisions thereof.

         Section [__].4. Time of Filing. Notwithstanding the time of filing, attachment or recording of any document or other instrument, it is agreed by Junior Claimant that any Liens arising under or pursuant to the Senior Claim Documents shall be senior to any Liens arising in favor of Junior Claimant as part of or relating to the Subordinated Debt Documents, if any;

provided, however, that nothing herein shall be deemed to permit Junior Claimant to obtain any such Liens.

         Section [__].5. Wrongful Collections. Should any payment on account of, or any collateral for any part of, the Subordinated Debt be received by Junior Claimant in violation of this Article, such payment or collateral shall be delivered forthwith to the Collateral Agent by the recipient for application to Senior Claims, in the form received. The Collateral Agent is irrevocably authorized to supply any required endorsement or assignment which may have been omitted. Until so delivered, any such payment or collateral shall be held by the recipient in trust for the Senior Claimants and shall not be commingled with other funds or property of the recipient.

         Section [__].6. Ownership of Subordinated Debt; Amendment of Subordinated Debt Documents.

                        [__].6.1. The Junior Claimant represents and warrants that it is the lawful owner of the Subordinated Debt. Any security interest in the Junior Claimant's interest in the Subordinated Debt will at all times be subject to the rights of the Senior Claimants hereunder. The Junior Claimant agrees that it may not assign all or any portion of the Subordinated Debt or any of its rights or remedies under the Subordinated Debt Documents unless any assignee expressly agrees in writing for the benefit of the Collateral Agent that it takes such Subordinated Debt subject in all respects to the rights of the Senior Claimants hereunder.

                        [__].6.2. The Subordinated Debt Documents may not be amended so as to have an adverse effect upon the Senior Claims or the Subordinated Debtor's ability to pay the Senior Claims at any time.

         Section [__].7. Waivers. The Collateral Agent and the Senior Claimants are hereby authorized to demand specific performance of this Article, whether or not the Subordinated Debtor shall have complied with the provisions hereof applicable to it, at any time when Junior Claimant shall have failed to comply with any provision hereof applicable to it. Junior Claimant hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Claimants. Junior Claimant (a) further waives presentment, notice and protest in connection with all negotiable instruments evidencing Senior Claims or Subordinated Debt to which Junior Claimant may be a party, notice of the acceptance of this Article by the Senior Claimants, notice of any loan made, extension granted or other action taken in reliance hereon, and all demands and notices of every kind in connection with this Article, Senior Claims or time of payment of Senior Claims or Subordinated Debt and (b) hereby assents to any renewal, extension or postponement of the time of payment of Senior Claims or any other indulgence with respect thereto, to any increase in the amount of Senior Claims, to any substitution, exchange or release of collateral therefor and to the addition or release of any person primarily or secondarily liable thereon and assents to the provisions of any instrument, security or other writing evidencing Senior Claims.

         Section [__].8. Subrogation; No Impairment of Subordinated Debtor's Obligations. Subject to and from and after the Senior Obligations Termination Date, Junior Claimant shall be subrogated to the rights of the Senior Claimants to receive payments or distributions of cash, property or securities of the Subordinated Debtor applicable to the Senior Claims until all amounts owing on the Subordinated Debt shall be paid in full. For purposes of such subrogation, no payments or distributions to the Senior Claimants to which Junior Claimant would be entitled but for the provisions of this Article, and no payments paid over by Junior Claimant to Senior Claimants pursuant to this Article shall, as among the Subordinated Debtor, its creditors other than the Senior Claimants, and Junior Claimant, be deemed to be a payment or distribution on account of the Subordinated Debt, it being understood that the provisions of this Article are intended solely for the purpose of defining the relative rights of Junior Claimant and the Senior Claimants. Nothing contained in this Article is intended to or shall impair, as between the Subordinated Debtor and Junior Claimant, the obligation of the Subordinated Debtor, which is absolute and unconditional, to pay to Junior Claimant the principal of and the premium, if any, and the interest on the Subordinated Debt, and all other amounts payable by the Subordinated Debtor under the Subordinated Debt Documents, as and when the same shall become due and payable, or to affect the relative rights of Junior Claimant and creditors of Subordinated Debtor other than the Senior Claimants.

         Section [__].9. Reinstatement. The obligations of Junior Claimant under this Article shall continue to be effective, or be reinstated, as the case may be, if at any time any payment in respect of any Senior Claim, or any other payment to any holder of any Senior Claim in its capacity as such, is rescinded or must otherwise be restored or returned by the holder of such Senior Claims upon the occurrence of any Proceeding, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Subordinated Debtor or any substantial part of its property, or otherwise, all as though such payment had not been made.

         Section [__].10. Bankruptcy. This Article shall remain in full force and effect as between Junior Claimant and the Senior Claimants notwithstanding the occurrence of any Proceeding affecting the Subordinated Debtor.

         Section [__].11. Further Assurances. The Subordinated Debtor and Junior Claimant shall execute and deliver to the Senior Claimants such further instruments and shall take such further action as the Senior Claimants may at any time or times reasonably request in order to carry out the provisions and intent of this Article.

         Section [__].12. Successors and Assigns. The provisions of this Article shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither Junior Claimant nor the Senior Claimants shall have a duty to preserve rights against prior parties in any property of any kind received hereunder. Nothing contained herein shall impose on the Senior Claimants any duties with respect to any property of the Subordinated Debtor or Junior Claimant received hereunder.

         Section [__].13. Governing Law. This Article is intended to take effect as a sealed instrument, shall be binding upon the parties hereto and their respective executors, administrators, other legal representatives, successors and assigns, and shall inure to the benefit of the Senior Claimants, their respective successors and assigns and shall be governed by the laws of the State of New York without reference to principles of conflict of laws (other than Section 5-1401 of the New York General Obligations Law). The parties hereto intend and agree that this Article shall remain binding on such parties (other than the Subordinated Debtor) notwithstanding the termination (except upon the payment in full of Senior Claims in cash) or unenforceability of this Article as against the Subordinated Debtor.

                                    EXHIBIT B

                                                                       EXHIBIT B
                                                     TO REVOLVING LOAN AGREEMENT

                               FORM OF ASSIGNMENT
                            AND ASSUMPTION AGREEMENT

                                                     Date:__________ ___, ______

The Bank of Nova Scotia,
as Administrative Agent
One Liberty Plaza
New York, New York 10006
Attention: Hilma Gabbidon
           Loan Administration

Calpine Generating Company, LLC
50 West San Fernando Avenue, 5th Floor
San Jose, CA 95113
Attention: President

Re:  Calpine Generating Company, LLC - Assignment Agreement

Ladies and Gentlemen:

         Reference is made to the Amended and Restated Credit Agreement, dated as of March 23, 2004 (the "Revolving Loan Agreement"), entered into by and among Calpine Generating Company, LLC, a Delaware limited liability company (the "Borrower"), the Guarantors party thereto from time to time, the Lenders party thereto from time to time, and The Bank of Nova Scotia, as administrative agent (together with its successors and permitted assignees in such capacity, the "Administrative Agent"), as issuer of the Letters of Credit thereunder (together with its successors and permitted assigns in such capacity, the "LC Bank") and as lead arranger and sole bookrunner. Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

         As of [INSERT EFFECTIVE DATE OF ASSIGNMENT] (the "Effective Date"), [INSERT NAME OF ASSIGNOR] (the "Assignor") irrevocably sells, transfers, conveys and assigns, without recourse, representation or warranty (except as expressly set forth herein), to [INSERT NAME OF ASSIGNEE] (the "Assignee"), and the Assignee irrevocably purchases from the Assignor and assumes (as more particularly described in Schedule I hereto), (a) [INSERT PERCENTAGE OF REVOLVING LOAN COMMITMENTS TO BE ASSIGNED] % of the Revolving Loan Commitments under the Revolving Loan Agreement (which represents $[INSERT AMOUNT OF REVOLVING LOAN COMMITMENTS TO BE ASSIGNED]), (b) [INSERT PERCENTAGE OF PARTICIPATION INTERESTS TO BE ASSIGNED]% of the Participation Interests under the Revolving Loan Agreement (which represents $[INSERT AMOUNT OF PARTICIPATION INTERESTS TO BE ASSIGNED]), (c) [INSERT PERCENTAGE OF REVOLVING LOANS TO BE

ASSIGNED]% of the Revolving Loans under the Revolving Loan Agreement (which represents $[INSERT AMOUNT OF REVOLVING LOANS TO BE ASSIGNED]), and (d) all rights, benefits, obligations, liabilities, and indemnities related to such Revolving Loan Commitments, Participation Interests, and Revolving Loans, as applicable, under and in connection with the Revolving Loan Agreement and the other Revolving Loan Documents (the "Assigned Portion"). After giving effect to the foregoing assignment and delegation, the Assignor's and the Assignee's outstanding Revolving Loan Commitments, Participation Interests and Revolving Loans for the purposes of the Revolving Loan Agreement and each other Revolving Loan Document will be as set forth in Schedule I hereto.

      In addition, this Assignment Agreement constitutes notice to the Administrative Agent, pursuant to Section 12.6 of the Revolving Loan Agreement, of the assignment and delegation to the Assignee of the Assigned Portion of the Revolving Loans of the Assignor outstanding under the Revolving Loan Agreement as of the Effective Date, subject to its written consents.

      All accrued and unpaid interest, fees and other amounts payable with respect to the Assigned Portion for any period of time prior to the Effective Date shall be payable to the Assignor, and all accrued and unpaid interest, fees and other amounts payable with respect to the Assigned Portion for any period from and after the Effective Date shall be payable to the Assignee. The Assignor and Assignee each agree to hold in trust for the other any such amounts that it receives pursuant to any Revolving Loan Document and to which the other party is entitled.

      The Assignee confirms and agrees that in becoming a Lender and in making its Revolving Loans under the Revolving Loan Agreement, such actions have and will be made without recourse to, or representation or warranty by, the Administrative Agent, except for the representations expressly set forth below.

      The Assignor represents and warrants that it is legally authorized to enter into and deliver this Assignment Agreement, that its existing aggregate Revolving Loan Commitments, Participation Interests and Revolving Loans are as set forth on Schedule I hereto, that it is the legal and beneficial owner of the Assigned Portion and that it has not created any adverse claim on its interest in the Assigned Portion. Except as set forth in the previous sentence, the Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made pursuant to or in connection with this Assignment Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Assignment Agreement, the Revolving Loan Agreement, any other Revolving Loan Document or any other instrument or document furnished pursuant hereto or thereto, including the financial condition of any CalGen Company or the performance or observance by any Lender or any of the Agents of any of its obligations under the Revolving Loan Agreement, any other Revolving Loan Document or any other instrument or document furnished pursuant hereto or thereto.

      The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and that it is legally authorized to enter into and deliver this Assignment Agreement, (ii) it has experience and expertise in the making of or investing in commitments or loans such as the applicable

Revolving Loan Commitments or Revolving Loans, as the case may be, (iii) it will make or invest in, as the case may be, its Revolving Loan Commitments or Revolving Loans for its own account in the ordinary course of business and without a view to the distribution of such Revolving Loan Commitments or Revolving Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws and (iv) it has paid to the Administrative Agent, for its account, in connection with the assignment of the Assigned Portion, the $3,500 administrative fee described in Section 12.6(d) of the Revolving Loan Agreement, (b) confirms that it has received a copy of the Revolving Loan Agreement, together with copies of the most recent financial statements delivered pursuant to Section 3.1.18 of the Revolving Loan Agreement and copies of the documents which were required to be delivered under the Revolving Loan Agreement as a condition to the making of Revolving Loans thereunder and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (c) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Revolving Loan Agreement and the other Revolving Loan Documents are required to be performed by it as a Lender, (d) acknowledges that it has received copies of, consented to and approved the Collateral Trust Agreement, and authorizes the Agents to perform their respective obligations thereunder, and (e) attaches the forms prescribed by applicable Governmental Authorities as to the Assignee's status for purposes of determining exemption from withholding taxes with respect to all payments to be made to the Assignee under any of the Revolving Loan Documents or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty. In addition, the Assignee, independently and without reliance upon the Assignor, the Administrative Agent, any other Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, shall continue to make its own credit decisions in taking or not taking action under the Revolving Loan Agreement, the other Revolving Loan Documents and the other instruments and documents delivered in connection therewith. ASSIGNEE HEREBY ACKNOWLEDGES AND AGREES THAT ITS LIEN PRIORITIES, THE DISTRIBUTION OF PROCEEDS OF COLLATERAL, THE EXERCISE OF REMEDIES UNDER THE REVOLVING LOAN AGREEMENT, AMENDMENTS AND WAIVERS TO THE REVOLVING LOAN DOCUMENTS, AND OTHER MATTERS RELATED TO THE COLLATERAL ARE SUBJECT TO AND GOVERNED BY THE COLLATERAL TRUST AGREEMENT.

      Following the execution of this Assignment Agreement, it will be delivered to the Administrative Agent for recording by the Administrative Agent pursuant to Section 12.6 of the Revolving Loan Agreement, effective as of the Effective Date. The Assignor attaches hereto the Revolving Loan Note held by it, if any, evidencing the Assigned Portion and (i) upon request by the Assignee, will request that the Administrative Agent exchange the attached Revolving Loan Note for a new Revolving Loan Note, payable to the Assignee and (ii) if the Assignor has retained any interest, may request that the Administrative Agent exchange the attached Revolving Loan Note for a new Revolving Loan Note, payable to the Assignor, and in each case in amounts which reflect the assignment being made hereby and after giving effect to any other assignments which have become effective on the Effective Date.

      Except as otherwise provided in the Revolving Loan Agreement, effective as of the Effective Date:

      (a)   the Assignee:

            (i) shall be deemed automatically to have become a party to the Revolving Loan Agreement, have all the rights and obligations of a "Lender" under the Revolving Loan Agreement and the other Revolving Loan Documents as if it were an original signatory thereto to the extent specified in the second paragraph of this Assignment Agreement, and hereby expressly confirms its undertakings regarding its appointments and indemnity obligations provided for in Article XII of the Revolving Loan Agreement; and

            (ii) agrees to be bound by the terms and conditions set forth in the Revolving Loan Agreement and the other Revolving Loan Documents as if it were an original signatory thereto; and

            (b) the Assignor shall be released from its obligations and shall relinquish its rights under the Revolving Loan Agreement and the other Revolving Loan Documents to the extent specified in the second paragraph of this Assignment Agreement, except with regard to those provisions that expressly survive the termination of the Revolving Loan Agreement to the extent such provisions relate to the time prior to the Effective Date.

      The Assignee hereby advises each of you of the following administrative details with respect to the assigned Revolving Loan Commitments and Revolving
Loans:

            (A)   Address for Notices:

            Institution Name:
            Attention:
            Domestic Office:
            Telephone:
            Facsimile:

            (B)   Payment Instructions:

                        [Assignee to complete.]

      The Assignee has attached hereto the forms, certificates or other evidence required by Section 2.1.16(e) of the Revolving Loan Agreement no later than the date of acceptance hereof by the Administrative Agent. The Assignee has also attached hereto any powers of attorney or other public or private documents requested by the Collateral Agent which are necessary to enable the Collateral Agent to enforce any of the Security Documents on behalf of the Secured Parties.

      The Administrative Agent shall notify the Borrower of any such assignments.

      This Assignment Agreement may be executed by the Assignor and Assignee in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same agreement. The delivery of an executed signature page of this Assignment Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. The parties hereto hereby agree to execute and deliver such other documents or instruments as shall be necessary to effect the purposes of this Assignment Agreement.

      This Assignment Agreement shall be governed by the laws of the State of New York without regard to the conflicts of law provisions thereof, other than sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

                            (signature page follows)

            IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Assignment Agreement as of the date first written above.

                                                  [INSERT NAME OF ASSIGNOR]

                                                   By:__________________________
                                                      Name:
                                                      Title:

                                                  [INSERT NAME OF ASSIGNEE]

                                                   By:__________________________
                                                      Name:
                                                      Title:

Accepted and acknowledged
for recording in the Register
this______day of____________,____

THE BANK OF NOVA SCOTIA,
as the Administrative Agent and the LC Bank

By:__________________________
   Name:
   Title:

Acknowledged and Agreed:

THE BANK OF NOVA SCOTIA,
as the Administrative Agent and LC Bank

By:__________________________
        Name:
        Title:

CALPINE GENERATING COMPANY, LLC,
as the Borrower

By:__________________________
       Name:
       Title:

                                                                      SCHEDULE I
                                                         to Assignment Agreement

A.    Assigned Portion:

      Revolving Loan Commitments                                               $___________
      and Applicable Percentage with respect thereto                            ___________%

      Participation Interests                                                  $___________
      and Applicable Percentage with respect thereto                            ___________%

      Revolving Loans                                                          $___________
      and Applicable Percentage with respect thereto                            ___________%

B.    Assignor's Adjusted Total Revolving Loan Commitments, Participation
      Interests and Revolving Loans (after giving effect to the assignment contemplated hereby):

      Revolving Loan Commitments                                               $___________
      and Applicable Percentage with respect thereto                            ___________%

      Participation Interests                                                  $___________
      and Applicable Percentage with respect thereto                            ___________%

      Revolving Loans                                                          $___________
      and Applicable Percentage with respect thereto                            ___________%

      Assignee's Adjusted Total Revolving Loan Commitments, Participation
 C. Interests and Revolving Loans (after giving effect to the assignment contemplated hereby):

      Revolving Loan Commitments                                               $___________
      and Applicable Percentage with respect thereto                            ___________%

      Participation Interests                                                  $___________
      and Applicable Percentage with respect thereto                            ___________%

      Revolving Loans                                                          $___________
      and Applicable Percentage with respect thereto                            ___________%

                                   EXHIBIT C

                                                                       EXHIBIT C
                                                     TO REVOLVING LOAN AGREEMENT

                         [LETTERHEAD OF NON-U.S. LENDER]

                    FORM OF CERTIFICATE RE: NON-BANK STATUS

                                             Certificate Date:________ __, _____

The Bank of Nova Scotia,
as Administrative Agent
One Liberty Plaza
New York, New York 10006
Attention: Hilma Gabbidon
           Loan Administration

Re: Calpine Generating Company, LLC - Non-Bank Status

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Credit Agreement, dated as of March 23, 2004 (as amended, supplemented, replaced or otherwise modified from time to time, the "Revolving Loan Agreement"), among Calpine Generating Company, LLC, a Delaware limited liability company (the "Borrower"), the guarantors from time to time party thereto, the lenders from time to time party thereto, The Bank of Nova Scotia, as administrative agent (with its successors and permitted assigns in such capacity, the "Administrative Agent") and each of the other agents and arrangers listed on the signature pages thereto. Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

      [INSERT NAME OF NON-U.S. LENDER] (the "Non-U.S. Lender") is providing this certificate pursuant to Section 2.1.16(e) of the Revolving Loan Agreement. The Non-U.S. Lender hereby represents and warrants as follows:

      1. The Non-U.S. Lender is the sole record and beneficial owner of the Revolving, Loans or the obligations evidenced by the Revolving Loan Notes in respect of which it is providing this certificate.

      2. The Non-U.S. Lender is not a "bank" for purposes of Section 871(h) or 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). In this regard, the Non-U.S. Lender further represents and warrants that:

            (a) the Non-U.S. Lender is not subject to regulatory or other Legal Requirements as a bank in any jurisdiction; and

            (b) the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental

            Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other Legal Requirements.

      3. The Non-U.S. Lender is not a 10 percent shareholder of the Borrower within the meaning of Section 871(h) or 8.8.1 (c)(3)(B) of the Code.

      4. The Non-U.S. Lender is not a controlled foreign corporation receiving interest from a related person within the meaning of Section 871(h) or 881(c)(3)(C) of the Code.

                            (signature page follows)

            IN WITNESS WHEREOF, the undersigned has duly executed this certificate by its respective authorized representative as of the day and year first above written.

                                               [INSERT NAME OF NON-U.S. LENDER]

                                               By:______________________________
                                                  Name:
                                                  Title:

                                   EXHIBIT D

                                                                       EXHIBIT D
                                                     TO REVOLVING LOAN AGREEMENT

                          [LETTERHEAD OF THE BORROWER]

                                     FORM OF
                              CONTINUATION NOTICE

                                                     Date:__________ ___, ______

The Bank of Nova Scotia,
as Administrative Agent
One Liberty Plaza
New York, New York 10006
Attention: Hilma Gabbidon
           Loan Administration

Re: Calpine Generating Company, LLC - Continuation Notice

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Credit Agreement, dated as of March 23, 2004 (as amended, supplemented, replaced or otherwise modified from time to time, the "Revolving Loan Agreement"), among Calpine Generating Company, LLC, a Delaware limited liability company (the "Borrower"), the guarantors from time to time party thereto, the lenders from time to time party thereto, The Bank of Nova Scotia, as administrative agent (with its successors and permitted assigns in such capacity, the "Administrative Agent") and each of the other agents and arrangers listed on the signature pages thereto. Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

      The Borrower hereby gives you notice, irrevocably, pursuant to Section
2.1.6 of the Revolving Loan Agreement, that the Borrower hereby requests a [CONTINUATION] [CONVERSION] of Revolving Loans under the Revolving Loan Agreement and, in connection therewith, sets forth below the information relating to such [CONTINUATION] [CONVERSION] (the "Proposed [CONTINUATION] [CONVERSION]") as required by Section 2.1.6 of the Revolving Loan Agreement.

      (a) The Borrower hereby requests that Revolving Loans be [CONTINUED] [CONVERTED] as follows:

            (i) The first day of the new Interest Period in respect of the Proposed [CONTINUATION] [CONVERSION] shall be___________________,_____(which is a Business Day).

            (ii) [IF SUCH REVOLVING LOANS ARE TO BE CONTINUED WITH NO CHANGE IN ANY TYPE OF LOAN(1):] $________ of the currently outstanding principal amount of Revolving Loans currently being maintained as Revolving Loans with an Interest Period of [ONE] [TWO] [THREE] [SIX] month(s), the last day of which is the day immediately preceding the first day of the Proposed Continuation referred to in clause (i) above, should be continued as $ of Revolving Loans with an Interest Period of [ONE] [TWO] [THREE] [SIX] month(s).

            (iii) [IF SUCH REVOLVING LOANS ARE TO BE CONVERTED:] $_________________of the currently outstanding principal amount of Revolving Loans which are [BASE RATE LOANS] [LIBOR RATE LOANS(1)] with an Interest Period of [ONE] [TWO] [THREE] [SIX] month(s), the last day of which is the day immediately preceding the first day of the Proposed Conversion referred to in clause (i) above, should be converted to [BASE RATE LOANS] [LIBOR RATE LOANS] with an Interest Period of [ONE] [TWO] [THREE] [SIX] month(s).

      (b) The Borrower hereby certifies that, as of the date hereof, no Default or Event of Default has occurred and is continuing.

                            (signature page follows)

-------------
(1) LIBOR Rate Loans may only be continued in a minimum amount equal to $2,000,000 and in integral multiples of $500,000 in excess of that amount.

(1) LIBOR Rate Loans may only be converted upon the expiration of the Interest Period applicable to such LIBOR Rate Loan

      IN WITNESS WHEREOF, the Borrower has caused this Continuation Notice to be executed and delivered by a duly authorized officer of the Borrower on the date first written above.

                                                 CALPINE GENERATING COMPANY, LLC

                                                 By:____________________________
                                                      Name:
                                                      Title:

                                    EXHIBIT E

                                                                       EXHIBIT E
                                                     TO REVOLVING LOAN AGREEMENT

                         CALPINE GENERATING COMPANY, LLC
                           50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113

                           FORM OF NOTICE OF BORROWING

                                         Certificate Date:_________ ___, ____(1)

The Bank of Nova Scotia,
as Administrative Agent
One Liberty Plaza
New York, New York 10006
Attention: Hilma Gabbidon
           Loan Administration

Re: Calpine Generating Company, LLC - Notice of Borrowing

Ladies and Gentlemen:

      Reference is made to the Amended and Restated Credit Agreement, dated as of March 23, 2004 (as amended, supplemented, replaced or otherwise modified from time to time, the "Revolving Loan Agreement"), among Calpine Generating Company, LLC, a Delaware limited liability company (the "Borrower"), the guarantors from time to time party thereto, the lenders from time to time party thereto, The Bank of Nova Scotia, as administrative agent (with its successors and permitted assigns in such capacity, the "Administrative Agent") and each of the other agents and arrangers listed on the signature pages thereto. Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

      The Borrower hereby gives you notice in accordance with Section 2.1.1 of the Revolving Loan Agreement that the Borrower irrevocably requests that a Revolving Loan be made on [________________], 2004 (which date is a Business
Day), each of which shall be a [BASE RATE LOAN] [LIBOR RATE LOAN] in an aggregate principal amount of $[INSERT PRINCIPAL AMOUNT OF EACH REVOLVING LOAN] [WITH AN INITIAL INTEREST PERIOD ENDING [BORROWER TO MODIFY AS NECESSARY IF MORE THAN ONE INTEREST PERIOD, AMOUNT OR TYPE OF LOAN IS BEING SELECTED.]

----------------------

(1) The Borrower must deliver the Notice of Borrowing to the Administrative Agent (i) in the case of LIBOR Rate Loans, no less than three Business Days prior to the date of the requested Borrowing, (ii) in the case of Base Rate Loans, at least one Business Day prior to the date of the requested Borrowing, and (iii) in all cases, no more than five Business Days prior to the date of the requested making of the Revolving Loans.

            [WITH RESPECT TO ANY REVOLVING LOAN MADE AFTER THE CLOSING DATE, INSERT THE FOLLOWING:] The Borrower hereby confirms and certifies to the Administrative Agent and each Lender that the following statements are accurate, true and complete as of the date hereof, and will be accurate, true and complete as of the proposed date of the requested making of the Revolving Loans: (i) each of the conditions precedent set forth in Section 3.2 of the Revolving Loan Agreement have been satisfied or waived in accordance with the terms thereof and
(ii) after giving effect to the requested making of Revolving Loans, the sum of
(x) the aggregate principal amount of Revolving Loans plus (y) the aggregate principal amount of outstanding Reimbursement Obligations plus (z) the Stated Amount with respect to all outstanding Letters of Credit is not greater than the amount of the then-current Total Loan Commitment.

                            (signature page follows)

            IN WITNESS WHEREOF, the Borrower has caused this Notice of Borrowing to be executed and delivered by a duly authorized officer of the Borrower on the date first written above.

                                                 CALPINE GENERATING COMPANY, LLC

                                                 By:____________________________
                                                      Name:
                                                      Title:

                                   EXHIBIT F

                                                                       EXHIBIT F
                                                     TO REVOLVING LOAN AGREEMENT

                              [INSERT LENDER NAME]
                                 LENDER ADDENDUM

                         _______________ _____, _______

      Reference is made to the Amended and Restated Credit Agreement, dated as of March 23, 2004 (as amended, supplemented, replaced or otherwise modified from time to time, the "Revolving Loan Agreement"), among Calpine Generating Company, LLC, a Delaware limited liability company (the "Borrower"), the guarantors from time to time party thereto, the lenders from time to time party thereto, The Bank of Nova Scotia, as administrative agent (with its successors and permitted assigns in such capacity, the "Administrative Agent") and each of the other agents and arrangers listed on the signature pages thereto. Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

      Upon execution and delivery of this Lender Addendum by the parties hereto as provided in Section 12.6(j) of the Revolving Loan Agreement, the undersigned hereby becomes a Lender thereunder having the Revolving Loan Commitments set forth in Schedule 1 hereto, effective as of the Closing Date.

      This Lender Addendum shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

      This Lender Addendum may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page hereof by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                            (signature pages follow)

      IN WITNESS WHEREOF, the parties hereto have caused this Lender Addendum to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                                   _____________________________
                                                   Name of Lender

                                                   By:__________________________
                                                        Name:
                                                        Title:

Accepted and agreed:

THE BANK OF NOVA SCOTIA,
as Administrative Agent

By:________________________________
     Name:
     Title:

                  REVOLVING LOAN COMMITMENTS AND NOTICE ADDRESS

1.      Name of Lender:
        Notice Addresses:

                Credit Contact
                Name:
                Title:
                Address:
                Telephone:
                Facsimile:

                Operations Contact
                Name:
                Title:
                Address:
                Telephone:
                Facsimile:

                Movement of Funds Information
                Bank Name:
                City, State:
                ABA No.:
                Acct Name:
                Acct No.:
                Attn:
                Reference:

2.      Revolving Loan Commitment:

                                   EXHIBIT G

                                                                       EXHIBIT G
                                                     TO REVOLVING LOAN AGREEMENT

                           FORM OF REVOLVING LOAN NOTE
$________________                                            ____________, _____

      FOR VALUE RECEIVED, the undersigned, Calpine Generating Company, LLC, a Delaware limited liability company (the "Borrower"), hereby unconditionally promises to pay to the order of_________________________________(the "Lender")
the principal sum in immediately available funds, of________________________________or such lesser amount as may be outstanding from time to time hereunder pursuant to the Revolving Loan Agreement (as defined below). The Borrower further agrees to pay interest in like money at the Principal Office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.1.5 of the Revolving Loan Agreement.

      The holder of this Revolving Loan Note is authorized to endorse on the schedules annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date and amount of each Revolving Loan made pursuant to the Revolving Loan Agreement and the date and amount of each payment or prepayment of principal hereof, each continuation hereof and the length of each Interest Period with respect thereto. Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed. The failure to make any such endorsement or any error in any such endorsement shall not affect the obligations of the Borrower in respect of any Revolving Loan.

      This Revolving Loan Note (a) is one of the Revolving Loan Notes referred to in the Amended and Restated Credit Agreement, dated as of March 23, 2004 (as amended, supplemented, replaced or otherwise modified from time to time, the "Revolving Loan Agreement"), among the Borrower, the guarantors from time to time party thereto, the lenders from time to time party thereto, The Bank of Nova Scotia, as administrative agent (with its successors and permitted assigns in such capacity, the "Administrative Agent") and each of the other agents and arrangers listed on the signature pages thereto; (b) is subject to the provisions of the Revolving Loan Agreement and (c) is subject to voluntary and mandatory prepayment in whole or in part as provided in the Revolving Loan Agreement. This Revolving Loan Note is secured and guaranteed as provided in the Revolving Loan Documents. Reference is hereby made to the Revolving Loan Documents for a description of the properties and assets in which a security interest has been granted, the nature and extent of the security and the guarantees, the terms and conditions upon which the security interests and each guarantee were granted and the rights of the holder of this Revolving Loan Note in respect thereof.

      Upon the occurrence of any Event of Default, all principal and all accrued interest then remaining unpaid on this Revolving Loan Note shall become, or may be declared to be, immediately due and payable, all as provided in, and subject to, the Revolving Loan Agreement.

      All parties now and hereafter liable with respect to this Revolving Loan Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment; demand, protest and all other notices of any kind.

      This Revolving Loan Note is subject to the limitations on recourse set forth in Section 12.22 of the Revolving Loan Agreement.

      Repayments of principal, interest and all other amounts due with respect to or in connection with this Revolving Loan Note are subject to the terms of the Collateral Trust Agreement (as defined in the Revolving Loan Agreement).

      Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement

      This Revolving Loan Note has been delivered in New York, New York and shall be deemed to be a contract made under, governed by and construed in accordance with the laws of the State of New York without regard to the conflict of law provisions thereof (other than sections 5-1401 and 5-1402 of the General Obligations Law of the state of New York).

                                                 CALPINE GENERATING COMPANY, LLC

                                                 By:____________________________
                                                    Name:
                                                    Title:

                                                                      Schedule A
                                                          to Revolving Loan Note

                REVOLVING LOANS AND REPAYMENTS OF REVOLVING LOANS

Date   Amount of Revolving Loans   Type of Loan   Interest Period   Amount of Principal Repaid   Notation Made By
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------
----   -------------------------   ------------   ---------------   --------------------------   ----------------

                                    EXHIBIT H

                                                                       EXHIBIT H
                                                     TO REVOLVING LOAN AGREEMENT

                         CALPINE GENERATING COMPANY, LLC
                           50 WEST SAN FERNANDO STREET
                           SAN JOSE, CALIFORNIA 95113

                          FORM OF NOTICE OF LC ACTIVITY

                                       Certificate Date:__________ ___, _____(1)

The Bank of Nova Scotia,
as Administrative Agent
One Liberty Plaza
New York, New York 10006
Attention: Hilma Gabbidon
           Loan Administration

cc:  The Bank of Nova Scotia
     as the LC Bank
     _______________________
     _______________________
     Attention:_______________________

Re:  Calpine Generating Company, LLC - Notice of LC Activity

Ladies and Gentlemen:

            Reference is made to the Amended and Restated Credit Agreement, dated as of March 23, 2004 (as amended, supplemented, replaced or otherwise modified from time to time, the "Revolving Loan Agreement") among Calpine Generating Company, LLC, a Delaware limited liability company (the "Borrower"), the guarantors from time to time party thereto, the lenders from time to time party thereto, The Bank of Nova Scotia, as administrative agent (with its successors and permitted assigns in such capacity, the "Administrative Agent") and as the LC Bank, and each of the other agents and arrangers listed on the signature pages thereto. Unless otherwise defined herein, terms defined in the Revolving Loan Agreement and used herein shall have the meanings given to them in the Revolving Loan Agreement.

            [THE BORROWER HEREBY REQUESTS THAT A LETTER OF CREDIT BE ISSUED FOR THE ACCOUNT OF [THE BORROWER AND] [INSERT SUBSIDIARY OF BORROWER TO WHOM LETTER OF CREDIT IS REQUESTED TO BE ISSUED] WITH RESPECT TO [INSERT APPLICABLE FACILITY] PURSUANT TO [INSERT

-------------------

(1) The Borrower must deliver the Notice of LC Activity to the Administrative Agent no less than five Business Days prior to the date of the requested issuance, extension or increase, as applicable.

DESCRIPTION OF PROJECT DOCUMENT PURSUANT TO WHICH THE REQUESTED LETTER OF CREDIT IS BEING ISSUED] FOR THE BENEFIT OF [INSERT COUNTERPARTY TO PROJECT DOCUMENT PURSUANT TO WHICH THE REQUESTED LETTER OF CREDIT IS BEING ISSUED] ("LC BENEFICIARY") AS PROVIDED HEREIN. THE STATED AMOUNT OF THE REQUESTED LETTER OF CREDIT IS $[________________].]

            [THE BORROWER HEREBY REQUESTS THAT THE [EXPIRATION DATE] [STATED AMOUNT] OF LETTER OF CREDIT NO. [____________], WHICH WAS ISSUED TO [_______] WITH RESPECT TO [INSERT APPLICABLE FACILITY] PURSUANT TO [INSERT DESCRIPTION OF PROJECT DOCUMENT PURSUANT TO WHICH THE SUBJECT LETTER OF CREDIT WAS ISSUED] FOR THE BENEFIT OF [INSERT COUNTERPARTY TO PROJECT DOCUMENT PURSUANT TO WHICH THE SUBJECT LETTER OF CREDIT WAS ISSUED] ("LC BENEFICIARY") AND DATED AS OF [_____________] BE [EXTENDED TO [INSERT DATE OF REQUESTED EXTENSION, WHICH SHALL BE NO LATER THAN THE MATURITY DATE]] [INCREASED FROM $[_____________________] TO $[____________]] AS PROVIDED HEREIN.]

            THE PROPOSED DATE OF THE REQUESTED [ISSUANCE] [EXTENSION OF THE EXPIRATION DATE] [INCREASE IN THE STATED AMOUNT] OF THE LETTER OF CREDIT IS [INSERT DATE WHICH IS ON OR BEFORE THE MATURITY DATE].

            [INSERT THE FOLLOWING EXCEPT WHERE THE EXPIRATION DATE IS SPECIFIED IN THE ABOVE PARAGRAPH:] THE EXPIRATION DATE OF THE REQUESTED LETTER OF CREDIT IS [INSERT DATE WHICH IS ON OR BEFORE THE MATURITY DATE]. [BORROWER TO ADD ANY OTHER DESCRIPTION NECESSARY TO COMPLETE, ISSUE AND DELIVER THE LETTER OF CREDIT.]

            LC BANK IS INSTRUCTED TO DELIVER THE [LETTER OF CREDIT] [NOTICE OF EXTENSION OF THE EXPIRATION DATE OF THE LETTER OF CREDIT] [NOTICE OF INCREASE IN THE STATED AMOUNT OF THE LETTER OF CREDIT] TO [INSERT BENEFICIARY OF LETTER OF CREDIT, AS LC BENEFICIARY] [BORROWER], AT [INSERT APPLICABLE ADDRESS].

            The Borrower hereby confirms and certifies to the Administrative Agent, the LC Bank and each Lender that the following statements are accurate, true and complete as of the date hereof, and will be accurate, true and complete as of the proposed date of the requested [ISSUANCE] [EXTENSION OF THE EXPIRATION DATE] [INCREASE IN THE STATED AMOUNT] of the Letter of Credit:

            A. The Letter of Credit requested or modified hereby shall only be used in the manner and for the purposes specified and permitted by the Credit Agreement.

            B. [THE REQUESTED STATED AMOUNT [AS INCREASED] DOES NOT, TOGETHER WITH THE AGGREGATE LC STATED AMOUNT AND ALL OUTSTANDING REIMBURSEMENT OBLIGATIONS, EXCEED THE AMOUNT EQUAL TO THE EXCESS, IF ANY, OF (I) THE AMOUNT OF THE TOTAL LOAN COMMITMENT MINUS (II) THE AGGREGATE PRINCIPAL AMOUNT OF ALL OUTSTANDING REVOLVING LOANS PLUS THE AGGREGATE LC STATED AMOUNT PLUS ALL OUTSTANDING REIMBURSEMENT OBLIGATIONS.]

            C. [THE REQUESTED ISSUANCE OF THE LETTER OF CREDIT IS REQUIRED UNDER, AND WILL SATISFY THE CREDIT SUPPORT AND PAYMENT AND PERFORMANCE SECURITY

                  REQUIREMENTS WITH RESPECT TO LC BENEFICIARY CONTAINED IN, [INSERT DESCRIPTION OF APPLICABLE PROJECT DOCUMENT].]

            D. Each of the conditions precedent set forth in Section 3.3 of the Revolving Loan Agreement has been satisfied or waived in accordance with the terms thereof.

                            (signature page follows)

            IN WITNESS WHEREOF, the Borrower has caused this Notice of LC Activity to be executed and delivered by a duly authorized officer of the Borrower on the date first written above.

                                                 CALPINE GENERATING COMPANY, LLC

                                                 By:____________________________
                                                        Name:
                                                        Title:

                                   EXHIBIT I

                                                                       EXHIBIT I
                                        TO AMENDED AND RESTATED CREDIT AGREEMENT

                                                                FORM OF OPINIONS

    SEE TABS 61 THROUGH 91 APPEARING IN SECTION VII OF THE CLOSING DOCUMENTS
                          AND DESCRIBED HEREIN BELOW;

                               VII. LEGAL OPINIONS

Opinion of SR, dated March 23, 2004 relating to the transaction

Opinion of SR, dated March 23, 2004, relating to Affiliate Documents

Opinion of SR, dated March  23, 2004, relating to Environmental Laws

Opinion of CB, dated March 23, 2004, relating to Notes

Opinion of CB, dated March 23, 2004, relating to Term Loans

Opinion of CB, dated March 23, 2004, relating to Revolving Loans

Opinion of CB, dated March 23, 2004, relating to certain tax matters

Opinion of Davis Wright Tremaine LLP, special regulatory counsel to Calpine, dated March 23, 2004 (Federal, California and Washington Regulatory Opinion)

Opinion of Ron Fischer, Deputy General Counsel of Calpine, dated March 23, 2004

Opinion of LW, Counsel to MS, dated March 23, 2004

LW, Counsel to MS, Negative Assurance Letter, dated March 23, 2004

Opinion of Maynard, Cooper & Gale, P.C., local Alabama Counsel, dated March 23, 2004, relating to certain Regulatory matters of CalGen, CalGen Finance, and Decatur ProjectCo

Opinion of Maynard, Cooper & Gale, P.C., local Alabama Counsel, dated March 23, 2004, relating to certain Regulatory matters of CalGen, CalGen Finance, and Morgan ProjectCo

Opinion of Maynard, Cooper & Gale, P.C., local Alabama Counsel, dated March 23, 2004, relating to certain Zoning and Land Use Matters of CalGen, CalGen Finance, Decatur ProjectCo and Morgan ProjectCo

Opinion of Harris, Caddell & Shanks, P.C., local Alabama Counsel, dated March 23, 2004, relating to certain Zoning and Land Use Matters of CalGen, CalGen Finance, Decatur ProjectCo and Morgan ProjectCo

Opinion of Ellison, Schneider & Harris L.L.P., local California Counsel, dated March 23, 2004, relating to certain Permitting Matters of CalGen, CalGen Finance, and Delta ProjectCo

Opinion of Ellison, Schneider & Harris L.L.P., local California Counsel, dated March 23, 2004, relating to certain Permitting Matters of CalGen, CalGen Finance, and Los Medanos ProjectCo

Opinion of Thelen Reid & Priest LLP, local California Counsel, dated March 23, 2004, relating to certain Permitting Matters of CalCen, CalGen Finance, and Pastoria ProjectCo

Opinion of Winston & Strawn LLP, local Illinois Counsel, dated March 23, 2004, relating to certain Project Documents, Transaction, and Real Estate Matters of CalGen, CalGen Finance and Zion ProjectCo

Opinion of Winston & Strawn LLP, local Illinois Counsel, dated March 23, 2004, relating to certain Permitting and Regulatory Matters of CalGen, CalGen Finance and Zion ProjectCo

Opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jannan, L.L.P., local Louisiana Counsel, dated March 23, 2004, relating to certain Project Documents, Transaction, and Real Estate Matters of

CalGen, CalGen Finance, and Carville ProjectCo

Opinion of Kean, Miller, Hawthorne, D'Armond, McCowan & Jannan, L.L.P., local Louisiana Counsel, dated March 23, 2004, relating to Permitting and Regulatory Matters of CalGen, GalGen Finance, and Carville ProjectCo

Opinion of Fellers, Snider, Blankenship, Bailey & Tippens, P.C., local Oklahoma Counsel, dated March 23, 2004, relating to certain Project Documents, Transaction, and Real Estate Matters of CalGen, CalGen Finance, and Oneta ProjectCo

Opinion of Fellers, Snider, Blankenship, Bailey & Tippens, P.C., local Oklahoma Counsel, dated March 23, 2004, relating to Permitting and Regulatory Matters of CalGen, CalGen Finance, and Oneta ProjectCo

Opinion of McNair Law Firm, P.A., local South Carolina Counsel, dated
March 23, 2004, relating to Project Documents/Transaction/Real Estate Matters

Opinion of Kilpatrick Stockton LLP, local South Carolina Counsel, dated March 23, 2004, relating to Regulatory Matters of CalGen, CalGen Finance, and Columbia ProjectCo

Opinion of McNair Law Firm, P.A., local South Carolina Counsel, dated March 23, 2004, relating to Regulatory Matters of CalGen and Columbia ProjectCo

Opinions of Bracewell & Patterson L.L.P., local Texas Counsel, dated
March 23, 2004, relating to Permitting and Regulatory Matters of CalGen, CalGen Finance, Baytown ProjectCo, and the Baytown Energy Center

Opinions of Bracewell & Patterson L.L.P., local Texas Counsel, dated March 23, 2004, relating to Permitting and Regulatory Matters of CalGen, CalGen Finance, Channel ProjectCo, and the Channel Energy Center

Opinions of Bracewell & Patterson L.L.P., local Texas Counsel, dated
March 23, 2004, relating to Permitting and Regulatory Matters of CalGen, CalGen Finance, Corpus Christi ProjectCo, and the Corpus Christi Energy Center

Opinions of Bracewell & Patterson L.L.P., local Texas Counsel, dated March 23, 2004, relating to Permitting and Regulatory Matters of CalGen, CalGen Finance, Freestone ProjectCo, and the Freestone Energy Center

                                   SCHEDULE A

                                                                      SCHEDULE A
                                                     TO REVOLVING LOAN AGREEMENT

                          THIRD PARTY PROJECT DOCUMENTS

Baytown

      1. Energy Services Agreement, dated as of January 12, 2000, between Bayer Corporation and Baytown Energy Center, L.P. (as assignee of Calpine Construction Finance Company, L.P.), as amended by Amendment of Project Documents dated as of August 13, 2002.

      2. Services Agreement, dated as of January 12, 2000, between Bayer Corporation and Baytown Energy Center, L.P. (as assignee of Calpine Construction Finance Company, L.P.), as amended by Amendment of Project Documents, dated as of August 13, 2002.

      3. Ground Lease and Easement Agreement, dated as of January 12, 2000, between Bayer Corporation and Baytown Energy Center, L.P. (as assignee of Calpine Construction Finance Company, L.P.), as amended by Amendment of Project Documents, dated as of August 13, 2002.

Carville

      1. Energy Services Agreement, dated as of December 28, 1999, between Cos-Mar Incorporated and Carville Energy LLC, as amended by Amendment No. 1 to Energy Services Agreement, dated as of April 30, 2000, and Amendment No. 2 to Energy Services Agreement, dated as of June 26, 2001.

      2. Agreement for Purchased Power from Qualified Cogeneration Facility, dated as of August 31, 2002, between Entergy Gulf States, Inc. and Carville Energy LLC.

Channel

      1. Energy Services Agreement, dated as of January 25, 2000, between Lyondell-Citgo Refining LP and Channel Energy Center, L.P. (as assignee of Calpine Construction Finance Company, L.P.).

      2. Facility Services Agreement, dated as of January 25, 2000, between Lyondell-Citgo Refining LP and Channel Energy Center, L.P. (as assignee of Calpine Construction Finance Company, L.P.).

      3. Operating Lease Agreement, dated as of January 25, 2000, between Lyondell-Citgo Refining LP and Channel Energy Center, L.P. (as assignee of Calpine Construction Finance Company, L.P.), as amended by Amendment No. 1 to Operating Lease Agreement dated as of March 30, 2001.

                                  Schedule A-l

      4. Amended and Restated Ground Lease and Easement Agreement, dated as of October 30, 2001, between Lyondell-Citgo Refining LP and Channel Energy Center, L.P.

Columbia

      1. Energy Services Agreement, dated as of August 15, 2000, between Eastman Chemical Company and Columbia Energy LLC, as amended by First Amendment to Energy Services Agreement, dated as of August 1, 2001, and Second Amendment to Energy Services Agreement, dated as of October 1, 2002.

      2. Amended and Restated Ground Lease Agreement, dated as of August 1, 2001, between Eastman Chemical Company and Columbia Energy LLC, as amended by First Amendment to Amended and Restated Ground Lease Agreement, dated as of October 22, 2002.

Corpus Christi

      1. Energy Services Agreement, dated as of March 23, 1999, between Corpus Christi Cogeneration LP (as assignee of Nueces Bay Energy
            LLC) and Citgo Refining and Chemicals, L.P., as amended by Amendment No. 1 to Energy Services Agreement, dated as of March 22, 2001, and Second Amendment of Energy Services Agreement, dated as of August 24, 2001.

      2. Restated Energy Services Agreement - Steam, dated as of July 26, 2002, between Corpus Christi Cogeneration LP and Elementis Chromium L.P.

      3. Energy Services Agreement, dated as of July 24, 2003, between Corpus Christi Cogeneration LP and Flint Hills Resources, LP.

      4. Project Site Lease Agreement, dated as of June 21, 1999, between Corpus Christi Cogeneration LP (as assignee of Nueces Bay Energy
            LLC) and Citgo Refining and Chemicals, L.P., as amended by First Amendment of Project Site Lease Agreement, dated as of August 24, 2001.

Decatur

      1. Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated as of January 31, 2001, between Solutia Inc. and Decatur Energy Center, LLC, as amended by First Amendment to Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated as of June 28, 2001, Second Amendment to Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated as of August 13, 2001, Third Amendment to Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated as of October 31, 2001, Fourth Amendment to Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated as of January 28, 2002, and Fifth Amendment to Second Amended and Restated Lease, Steam Sales and Shared Services Agreement, dated as of October 7, 2002.

      2. Power Purchase Agreement, dated as of June 21, 2002, between Decatur Energy Center, LLC and Tennessee Valley Authority.

                                   Schedule A-2

Delta

      1. Merchant Plant Lease, dated as of April 13, 2000, between The Dow Chemical Company and Delta Energy Center, LLC (as assignee of Calpine Construction Finance Company, L.P.), as amended by First Amendment to Merchant Plant Lease, dated as of July 31, 2001, Second Amendment to Merchant Plant Lease, dated as of December 14, 2001, Third Amendment to Merchant Plant Lease, dated as of February 20, 2003, and Fourth Amendment to Merchant Plant Lease, dated as of February 20, 2003.

      2. Must-Run Service Agreement, dated as of February 10, 2003, between Delta Energy Center LLC and California Independent System Operator Corporation and Offer Letter from Delta Energy Center LLC to California Independent System Operator Corporation for Provision of RMR Services in 2004.

Freestone

None.

Los Medanos

      1. Energy Purchase and Sale Agreement, dated as of December 21, 1998, between USS-POSCO Industries and Los Medanos Energy Center LLC (as successor in interest to Pittsburg District Energy Facility, LLC), as amended by Modification Agreement (First Amendment to Energy Purchase and Sale Agreement), dated as of June 30, 1999, and Second Amendment to Energy Purchase and Sale Agreement, dated as of April 30, 2001.

      2. Ground Lease Agreement, dated as of October 4, 1999, between USS-POSCO Industries and Los Medanos Energy Center LLC (as successor in interest to Pittsburg District Energy Facility, LLC), as amended by First Amendment to Ground Lease Agreement, dated as of August 25, 2000, Second Amendment to Ground Lease Agreement, dated as of October 30, 2000, Third Amendment to Ground Lease Agreement, dated as of July 6, 2001, and Fourth Amendment to Ground Lease Agreement dated as of May 31, 2002.

      3. Energy Supply Arrangements with Dow comprising: Binding Letter of Intent, dated as of December 10, 2002, among The Dow Chemical Company, Los Medanos Energy Center, LLC, Calpine Pittsburg, LLC, and Delta Energy Center, LLC; Steam Supply Agreement, dated as of December 10, 2002, between Calpine Pittsburg, LLC and Los Medanos Energy Center, LLC; and Agreement Regarding Power and Steam Supply, dated as of December 10, 2002, among Calpine Pittsburg, LLC, Los Medanos Energy Center, LLC, and Delta Energy Center, LLC.

      4. Amended and Restated Must-Run Service Agreement, dated June 17, 2003, between Los Medanos Energy Center, LLC and California Independent System Operator Corporation.

Morgan

                                  Schedule A-3

      1. Project Agreement, dated as of June 1, 2000, between BP Amoco Chemical Company and Morgan Energy Center, LLC (as assignee of Calpine Construction Finance Company, L.P.), as amended by First Amendment to Project Agreement, dated as of August 20, 2001.

      2. Energy Sales Agreement, dated as of June 1, 2000, between BP Amoco Chemical Company and Morgan Energy Center, LLC (as assignee of Calpine Construction Finance Company, L.P.), as amended by First Amendment to Energy Sales Agreement, dated as of August 20, 2001, and Second Amendment to Energy Sales Agreement, dated as of July 31, 2003.

      3. Site Interface Agreement, dated as of September 29, 2000, between BP Amoco Chemical Company and Morgan Energy Center, LLC (as assignee of Calpine Construction Finance Company, L.P.).

      4. Land Lease, dated as of September 29, 2000, between BP Amoco Chemical Company and Morgan Energy Center, LLC (as assignee of Calpine Construction Finance Company, L.P.), as amended by First Amendment of Land Lease and Memorandum of Lease and Grant of Easements, dated as of August 20, 2001, and Second Amendment of Land Lease and Memorandum of Lease and Grant of Easements, dated as of December 13, 2001.

      5. Power Purchase Agreement, dated as of June 19, 2003, between Morgan Energy Center, LLC and Tennessee Valley Authority.

Oneta

None.

Pastoria

      1. Ground Lease, dated as of July 19, 2001, between Tejon Ranchcorp and Pastoria Energy Facility L.L.C., as amended by Landlord Non-disturbance and Consent Agreement, dated as of September 28, 2001.

Zion

      1. Amended and Restated Fuel Conversion Services Agreement, dated as of April 28, 2003, between Zion Energy LLC and Wisconsin Electric Power Company.

                                  Schedule A-4

                                  SCHEDULE 4.1

                                                                    SCHEDULE 4.1
                                                     TO REVOLVING LOAN AGREEMENT

                                CAPITAL STRUCTURE

                                 [SEE ATTACHED]

                                 Schedule 4.1-1

                                                                    SCHEDULE 4.1
                                                     TO REVOLVING LOAN AGREEMENT

                               CAPITAL STRUCTURE

                         [CAPITAL STRUCTURE FLOW CHART]

                                  SCHEDULE 4.11

                                                                   SCHEDULE 4.11
                                                     TO REVOLVING LOAN AGREEMENT

                                   LITIGATION

      We are party from time to time to various litigation matters arising in the normal course of business. On July 22, 2003, PG&E filed with CPUC a complaint and request for immediate issuance of an order to show cause against Calpine, CPN Pipeline Company, CES, Calpine Natural Gas Company and LGS. The complaint requests that CPUC issue an order requiring the defendants to (i) show cause why they should not be ordered to cease and desist from using any direct interconnections between the facilities of CPN Pipeline Company and those of LGS, unless such parties first seek and obtain regulatory approval from CPUC, and (ii) pay to PG&E any underpayments of PG&E's tariffed transportation rates and to make restitution for any profits earned from any business activity related to LGS' direct interconnections to any entity other than PG&E. The complaint also seeks an order permanently enjoining LGS and any entity other than PG&E from entering into or utilizing direct interconnections with LGS, and directing defendants to pay to PG&E any underpayments of PG&E's tariffed transportation rates and to make restitution for any profits earned from any business activity related to LGS' direct interconnections to any entity other than PG&E. The complaint also alleges that various natural gas consumers, including Calpine-affiliated generation facilities within California, are engaged with defendants in the acts complained of, and that the defendants unlawfully bypass PG&E's system and operate as an unregulated local distribution company within PG&E's service territory. On August 27, 2003, Calpine filed its answer and a motion to dismiss, which was denied on October 16, 2003.

      On January 15, 2004, PG&E, the Calpine entities and LGS entered into the Settlement which would resolve all issues raised by the complaint. Although the Settlement became effective as of January 15, 2004, certain of its terms will only become effective upon approval of the Settlement by CPUC, and in the event that CPUC does not approve the Settlement certain of its provisions will become null and void. Upon approval of the Settlement by CPUC, PG&E would be paid $2.7 million and the parties would release all claims relating to prior periods. PG&E also would agree not to pursue any new claim of unauthorized public utility activity against the Calpine entities named in the complaint, except insofar as such new claim raises matters not raised in the complaint, or with respect to a change in the facts and circumstances relating to alleged unauthorized public utility activity from those facts and circumstances existing as of January 15, 2004. As provided by the Settlement, the direct interconnections between CPN Pipeline and LGS have been shut down pending possible future regulatory action.

      In accordance with the procedural schedule adopted by the presiding administrative law judge, a settlement meeting was conducted pursuant to CPUC settlement procedures on January 26, 2004. The settling parties filed a motion for approval of the Settlement on February 6. Comments on the Settlement were due March 8, and no party filed comments opposing any provision of the settlement agreement. Reply comments are due March 23.

                                 Schedule 4.11-1

      The complaint does not name us or our facilities as defendants. However, if the Settlement is not approved, there can be no assurances that this litigation will not adversely affect CPN Pipeline Company's ability to perform its obligations under the Cotenancy, Operating and Maintenance Agreement among CPN Pipeline Company, Gilroy Energy Center, LLC, the Delta facility and the Los Medanos facility.

      On June 11, 2003, the Estate of Darrell Jones and the Estate of Cynthia Jones filed a complaint against Calpine in the U.S. District Court, Western District of Washington. Calpine purchased Goldendale Energy, Inc., a Washington corporation, from Darrell Jones. The agreement provided, among other things, that upon substantial completion of the Goldendale facility, Calpine would pay Mr. Jones (i) $6.0 million and (ii) $18.0 million less $0.2 million per day for each day that elapsed between July 1, 2002 and the date of substantial completion. Substantial completion of the Goldendale facility has not occurred and the daily reduction in the payment amount has reduced the $18.0 million payment to zero. The complaint alleges that by not achieving substantial completion by July 1, 2002, Calpine breached its contract with Mr. Jones, violated a duty of good faith and fair dealing, and caused an inequitable forfeiture. The complaint seeks damages in an unspecified amount in excess of $75,000. On July 28, 2003, Calpine filed a motion to dismiss the complaint for failure to state a claim upon which relief can be granted. The court granted Calpine's motion to dismiss the complaint on March 10, 2004. The plaintiffs may appeal, and could also seek reconsideration of the decision.

      The ultimate outcome of these matters cannot presently be determined, nor can the liability that could potentially result from a negative outcome in each case presently be reasonably estimated.

                                 Schedule 4.11-2

                                SCHEDULE 4.18(B)

                                                                SCHEDULE 4.18(B)
                                                     TO REVOLVING LOAN AGREEMENT

                              QUALIFYING FACILITIES

1.    Baytown Energy Center, LP

2.    Carville Energy LLC

3.    Channel Energy Center, LP

4.    Corpus Christi Cogeneration LP

5.    Columbia Energy LLC

6.    Decatur Energy Center, LLC

7.    Los Medanos Energy Center LLC

8.    Morgan Energy Center, LLC

                               Schedule 4.18(b)-1

                                SCHEDULE 4.18(C)

                                                                SCHEDULE 4.18(C)
                                                     TO REVOLVING LOAN AGREEMENT

                           EXEMPT WHOLESALE GENERATORS

1.    Delta Energy Center, LLC

2.    Goldendale Energy Center, LLC

3.    Pastoria Energy Center L.L.C.

4.    Freestone Power Generation LP

5.    Calpine Oneta Power, L.P.

6.    Zion Energy LLC

                               Schedule 4.18(c)-1